As filed with the Securities and Exchange Commission on May 10, 2016

Registration No. 333-205759

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT

(PRE-EFFECTIVE AMENDMENT NO. 5)

UNDER

THE SECURITIES ACT OF 1933

MyDx, Inc.

(Exact name of registrant as specified in its charter)

Nevada	3829	99-0384160
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6335 Ferris Square, Suite B, San Diego, California 92121

(800) 814-4550

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Daniel R. Yazbeck

Chief Executive Officer

6335 Ferris Square, Suite B, San Diego, California 92121

(800) 814-4550

Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of the registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
		Maximum	Maximum	Amount of
	Amount to be	Offering Price	Aggregate	Registration
Title of Each Class of Securities to be Registered	Registered (1)	Per Share (2)	Offering Price	Fee (3)
Common stock, $0.001 par value per share	10,837,414	$0.40	$4,334,966	$436.53
Common stock underlying Warrants	7,571,395	$0.40	$3,028,558	$304.98
Total	18,408,809	$0.40	$7,363,524	$741.51

(1)	All shares registered pursuant to this registration statement are to be offered by the selling stockholders. Pursuant to Rule 416, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.
(2)	Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) using the average of the bid and asked price as reported on the OTCQB on May 9, 2016.
(3)	Previously paid with the initial filing of this registration statement.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED May 10, 2016

18,408,809 Shares of Common Stock

This prospectus relates to the offer and sale, from time to time, by the selling stockholders named in this prospectus of up to 18,408,809 shares of our common stock, including 10,837,414 shares of our common stock and 7,571,395 shares of our common stock issuable upon the exercise of warrants to purchase shares of our common stock.

The selling stockholders may resell or dispose of the shares of our common stock at fixed prices, at prevailing market prices at the time of sale or at prices negotiated with purchasers, to or through underwriters, broker-dealers, agents, or through any other means described in this prospectus under the section entitled “Plan of Distribution” beginning on page 47 of this prospectus.

The selling stockholders will bear all commissions and discounts, if any, attributable to the sale or disposition of the shares. We will bear all costs, expenses and fees in connection with the registration of the shares.

We will not receive any of the proceeds from the sale of the shares of our common stock by the selling stockholders. However, we will receive proceeds from the exercise of the warrants if the warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

Our common stock is listed on the OTCQB under the symbol “MYDX”. The closing price per share of our common stock, as reported by the OTCQB on May 9, 2016 was $0.40.

The Registrant is not a “blank check company” as defined under Rule 419 of Regulation C under the Securities Act of 1933, as amended, and the Company has no plans or intentions to engage in a business combination following this offering.

We are an “emerging growth company” under applicable U.S. federal securities laws and may elect to comply with reduced public company reporting requirements.

Investing in our common stock involves a high degree of risk. You should read carefully the “Risk Factors” beginning on page 4 of this prospectus before investing in the shares of our common stock that are the subject of this offering.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is: May 10, 2016.

This prospectus is part of a registration statement on Form S-1 that we filed with the Securities and Exchange Commission, or the SEC, using the “shelf” registration process. Under this prospectus, the selling stockholders may from time to time, in one or more offerings, sell the common stock described in this prospectus. You should rely only on the information that we have provided in this prospectus. We have not authorized anyone to provide you with different information and you must not rely on any unauthorized information or representation. We are not making an offer to sell these securities in any jurisdiction where an offer or sale is not permitted. This document may only be used where it is legal to sell these securities. You should assume that the information appearing in this prospectus is accurate only as of the date on the front of this prospectus, regardless of the time of delivery of this prospectus, or any sale of our common stock. Our business, financial condition and results of operations may have changed since the date on the front of this prospectus. We urge you to read carefully this prospectus before deciding whether to invest in any of the common stock being offered.

PROSPECTUS SUMMARY

The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in our securities. Before making an investment decision, you should read the entire prospectus carefully, including the “Risk Factors” section, the financial statements and the notes to the financial statements that appear elsewhere in this prospectus. As used in this prospectus, the terms “we”, “us”, “our”, and the “Company” means MyDx, Inc. a Nevada corporation and its subsidiaries.

Our Business

We are an early-stage science and technology company and plan to develop nanotechnology to measure chemicals of interest in many solid, liquid, or gas samples.

The Company’s first product, MyDx, is an analyzer in the palm of one’s hands. Using one device with interchangeable sensors, MyDx is intended to allow consumers to test for pesticides in food, fruits, herbs, plants and vegetables; chemicals in water; and, toxins in the air. Acting as an electronic nose, MyDx is engineered to detect molecules in vapor. The analyzer itself has a user friendly interface designed to communicate with any iOS or Android smartphone. Once the app is downloaded and the device is synced, a sample can be placed in the sample chamber, which can be stimulated to release the chemicals of interest into the vapor phase for detection. Over the course of the next 24 months, the MyDx team plans to develop different sensors, the first of which is programmed to test for the presence of specific analytes and chemical constituents in fruits, herbs, plants and vegetables. Using the associated app, MyDx is intended to allow consumers to determine the concentrations of specific analytes and chemical constituents in their samples with a reasonable degree of accuracy.

The Company’s first product which is being sold commercially contains the CannaDx sensor. The Company’s CannaDx Sensor measures the levels of key chemicals of interest in Cannabis, including Cannabinoids and Terpenes and the “Total Canna Profile” (TCP) of the plant. This is intended to allow individual consumers to test the broader chemical profile of their cannabis samples and correlate it to how it makes them feel so they can more consistently find a strain that works for them. The Cannabis samples “sniffed” by the sensor are sent via Bluetooth to the MyDx App, giving users a chemical profile of a sample and asking them, “How did this make you feel?” or “What did it help you relieve?”. The Company shipped beta units in February 2015 and shipped the first revenue generating units in July 2015. The Company’s foundational proprietary technology derives from research developed at the California Institute of Technology, Pasadena, California, for the Jet Propulsion Laboratory, used by NASA as well as an additional project funded by the Bill & Melinda Gates Foundation for other exploratory research and medical applications. The Company has a portfolio of intellectual property rights covering principles and enabling instrumentation of chemical sensing technology across solid, liquid, and gas samples, including certain patented and patent pending technologies from Next Dimension Technologies, Inc. pursuant to a joint development agreement discussed below.

The Company incurred research and development expenses of approximately $1.5 million in 2014 related to the development of the MyDx Analyzer and the sensors.

The Company had limited revenues during the year ended December 31, 2015. The Company currently has limited working capital, and has not completed its efforts to establish a source of revenues sufficient to cover operating costs. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by early-stage companies. These risks include, but are not limited to, the uncertainty of availability of financing and the uncertainty of achieving future profitability. Management anticipates that the Company will be dependent, for the near future, on investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise funds through the capital markets. There can be no assurance that such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

We reported negative cash flow from operations for the years ended December 31, 2015 and 2014. It is anticipated that we will continue to report negative operating cash flow in future periods, likely until one or more of our products generates sufficient revenue to cover our operating expenses. If any of the warrants are exercised, all net proceeds of the warrant exercise will be used for working capital to fund negative operating cash flow.

Our cash will not be sufficient to fund our operations for the next 12 months. Additionally, if we are unable to generate sufficient revenues to pay our expenses, we will need to raise additional funds to continue our operations. We have historically financed our operations through private equity and debt financings. The delays in our ability to ship products and generate revenues may have adversely affected our capital raising opportunities. We do not have any commitments for financing at this time, and financing may not be available to us on favorable terms, if at all. If we are unable to obtain debt or equity financing in amounts sufficient to fund our operations, if necessary, we will be forced to suspend or curtail our operations. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

To the extent we raise additional capital by issuing equity securities or obtaining borrowings convertible into equity, ownership dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. The incurrence of indebtedness or debt financing would result in increased fixed obligations and could also result in covenants that would restrict our operations. Our ability to obtain additional capital may depend on prevailing economic conditions and financial, business and other factors beyond our control. Economic crisis and disruptions in the U.S. and global financial markets may adversely impact the availability and cost of credit, as well as our ability to raise money in the capital markets. Instability in these market conditions may limit our ability to access the capital necessary to fund and grow our business. The Company cannot provide any assurances that it will be able to raise the additional capital needed to fund its operations, or if the Company is able to raise such additional capital, that any such financing will be on terms which are beneficial to the existing shareholders.

Shares Included in this Prospectus

The shares that the selling stockholders named in this prospectus may offer and sell, from time to time, include 10,837,414 shares of common stock issued or issuable to shareholders of CDx and 6,739,100 shares of common stock underlying warrants for the right to purchase shares of our common stock issued to or issuable to shareholders of CDx whom we collectively refer to as the “CDX selling stockholders” in this prospectus and whom we refer to collectively as “CDx” in this prospectus; and 832,295 shares of common stock underlying warrants for the right to purchase shares of our common stock issued to or issuable to a placement agent.

The 18,408,809 shares that are being registered for offer and sale by the CDx selling stockholders include the following:

●	599,833 shares issued to the CDx common stockholders exchanged for our common stock effected by the Merger on April 30, 2015 (the “CDx Merger”);
●	1,620,000 issued to the CDx Series A preferred stockholders, including shares issued to an officer and major shareholder, exchanged for our common stock effected by the CDx Merge;
●	6,284,554 shares issued to the CDx Series B preferred stockholders exchanged for our common stock effected by the CDx Merger;
●	1,858,407 shares issued to nine employees, ten consultants and five vendors for services and/or goods provided as assumed in accordance with the CDx Merger;
●	474,620 shares of common stock issued to an officer and major shareholder;
●	6,739,100 shares of common stock underlying warrants for the right to purchase shares of our common stock issued to or issuable to Series B shareholders of CDx which were issued in connection with the CDx Merger; and
●	832,295 shares of common stock underlying warrants issued to a placement agent to purchase shares of our common stock represent warrants originally issued to purchase shares of CDx common stock based on our assumption of the warrants effected by the CDx Merger;

See “The accompanying notes to the CDx March 31, 2015 and December 31, 2014 Financial Statements—Recent Financings—Debt and Stockholders’ Equity” for more information regarding the conversion of the preferred stock into shares of our common stock.

Employees and Vendors Selling Stockholders

We executed stock grants to employees and vendors who had earned compensation or provided goods and services that had yet to be paid. The stock grants were entered into to eliminate all accrued and unpaid compensation or accounts payable to those employees and/or vendors.

The Offering

Shares of our common stock offered for re-sale by the selling stockholders pursuant to this prospectus	18,408,809 shares (1)

Percent of our outstanding common stock represented by the shares being offered for re-sale by the selling stockholders as of April 16, 2016	83.3% (2)

Common stock to be outstanding after the offering	29,653,323 shares (3)

Proceeds to the Company	All of the net proceeds from the sale of our common stock covered by this prospectus will be received by the selling stockholders who offer and sell shares of our common stock. We will not receive any proceeds from the sale of our common stock offered by the selling stockholders.

The total dollar value of the shares of our common stock being registered for resale	$7,363,524 (4)

OTC QB Symbol	MYDX

(1)	Consists of shares issued or issuable to the MyDx selling stockholders and employees and vendors selling stockholders and one of our officers named as selling stockholders in this prospectus. See “—Shares Included in this Prospectus,” above.
(2)	Unless the context indicates otherwise, all share and per-share information in this prospectus is based on 22,081,928 shares of our common stock outstanding as of April 16, 2016. Unless the context indicates otherwise, all share and per-share information in this prospectus assumes no exercise of options, warrants or other rights to acquire our common stock outstanding as of December 31, 2015.
(3)	Shares of common stock to be outstanding after the offering assumes the issuance of an additional 7,571,395 shares resulting from the exercise of warrants.
(4)	Determined by multiplying the number of shares of common stock being registered by the closing price per share of our common stock, as reported by the OTCQB on May 9, 2016, which was $0.40.

RISK FACTORS

Investing in our common stock involves risk. Before making an investment in our common stock, you should carefully consider the risks described below, together with the other information included in this prospectus, and the risks we have highlighted in other sections of this prospectus. The risks described below are those which we believe are the material risks we face. Any of the risks described below could significantly and adversely affect our business, prospects, financial condition and results of operations. As a result, the trading price of our common stock could decline and you may lose part or all of your investment. Additional risks and uncertainties not presently known to us or not currently believed by us to be immaterial may also impact us. The risks discussed below include forward-looking statements, and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to our Business

We have a limited operating history and a history of operating losses, and we may not be able to achieve or sustain profitability. In addition, we may be unable to continue as a going concern.

MyDx was incorporated in December 2012 and has only a limited operating history. We had not generated any revenues until July 2015. We are not profitable and have incurred losses since our inception. We continue to incur research and development and general and administrative expenses related to our operations.

We have experienced significant losses to date and may require additional capital to fund our operations. The current financial climate may make it more difficult to secure financing, if we need it. If our business model is not successful, or if we are unable to generate sufficient revenue to offset our expenditures, we may not become profitable, and the value of your investment may decline.

We incurred a net loss of approximately $6,367,000 for the year ended December 31, 2015 and a cumulative net loss of approximately $9,898,000 from September 16, 2013 (date of inception) to December 31, 2015.

We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we continue to commercialize our products. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If our products do not achieve market acceptance, we may never become profitable. The initial cost of completing development of our products and penetrating our anticipated markets will be substantial, and there is no assurance that we will be successful in doing so. Although we shipped our first revenue units in the third quarter of 2015, if we are not successful in growing revenues and controlling costs, we will not achieve profitable operations or positive cash flow, and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Absent a significant increase in revenue or additional equity or debt financing, we may not be able to sustain our ability to continue as a going concern.

Furthermore, we are experiencing the costs and uncertainties of a young operating company, including unforeseen costs and difficulties. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful.

Negative Operating Cash Flow

We reported negative cash flow from operations for the years ended December 31, 2015 and 2014. It is anticipated that we will continue to report negative operating cash flow in future periods, likely until one or more of our products are placed into production and released to our customers. If any of the warrants are exercised, all net proceeds of the warrant exercise will be used for working capital to fund negative operating cash flow.

We believe our cash balance, together with anticipated cash flows from operations, is insufficient to fund our operations for at least the next 12 months. We project that additional funding in the amount of $2,000,000 will be required to fund our operations for the next 12 months. Additionally, if we are unable to generate sufficient revenues to pay our expenses, we will need to raise additional funds to continue our operations. We have historically financed our operations through private equity and debt financings. The delays in our ability to ship products and generate revenues may have adversely affected our capital raising opportunities. We do not have any commitments for financing at this time, and financing may not be available to us on favorable terms, if at all. If we are unable to obtain debt or equity financing in amounts sufficient to fund our operations, if necessary, we will be forced to suspend or curtail our operations.

Changes in accounting guidance could have an adverse effect on our results of operations, as reported in our financial statements.

Our consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America, or GAAP, which is periodically revised and/or expanded. Accordingly, from time to time we are required to adopt new or revised accounting guidance and related interpretations issued by recognized authoritative bodies, including the Financial Accounting Standards Board and the SEC. Market conditions have prompted these organizations to issue new guidance that further interprets or seeks to revise accounting pronouncements related to various transactions as well as to issue new guidance expanding disclosures. The impact of accounting pronouncements that have been issued but not yet implemented is disclosed in our annual report on Form 10-K and our quarterly reports on Form 10-Q. An assessment of proposed standards is not provided, as such proposals are subject to change through the exposure process and, therefore, their effects on our financial statements cannot be meaningfully assessed. It is possible that future accounting guidance we are required to adopt could change the current accounting treatment that we apply to our consolidated financial statements and that such changes could have an adverse effect on our results of operations, as reported in our consolidated financial statements.

We are an early-stage company, and as such, we have no meaningful operating or financial history, we have a limited amount of products in the marketplace.

CDx commenced operations in January 2014. Therefore, there is limited historical financial information upon which to base an evaluation of our performance and future prospects. Due to our lack of operating history, our prospects must be considered in light of the uncertainties, risks, expenses, and difficulties frequently encountered by companies in the early-stage of operations, including, without limitation, the following:

●	absence of an operating history;
●	a limited amount of products in the marketplace;
●	insufficient capital;
●	expected continual losses for the foreseeable future;
●	no history on which to evaluate our ability to anticipate and adapt to a developing market;
●	uncertainty as to market acceptance of our initial and future products;
●	limited marketing experience and lack of sales organization; and
●	competitive and highly regulated environment.

Because we are subject to these risks, potential investors may have a difficult time evaluating our business and their investment in our Company. We may be unable to successfully overcome these risks, any of which could irreparably harm our business.

The likelihood of our success must be considered in light of the problems, expenses, difficulties, complications, and delays frequently encountered in connection with a new enterprise, the commercial launch of a new product which still requires testing, and the operation in a competitive industry. We expect to sustain losses in the future as we implement our business plan. There can be no assurance that we will ever operate profitably.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all.

Our cash balance as of December 31, 2015 was approximately $144,000. We do not have adequate funds to fully develop our business, and we need other capital investment to fully implement our business plans. Our current estimate of additional funds required is $2,000,000. We do not have any contracts or commitments for additional funding, and there can be no assurance that financing will be available in amounts or on terms acceptable to us, if at all. The inability to obtain additional capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain additional financing, we will likely be required to curtail our development plans. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

We are dependent on our current management team. If we fail to attract and retain key management personnel, we may be unable to successfully develop or commercialize our products.

In the early stages of development, our business will be significantly dependent on our management team. Our success will be particularly dependent upon our executive officers. The loss of any of their services could have a material adverse effect on us. We have not obtained key-man insurance on the lives of any members of our management team. Moreover, in order to successfully implement and manage our business plan, we will be dependent upon, among other things, successfully recruiting qualified sales and marketing and management personnel. Competition for qualified individuals is intense. There can be no assurance that we will be able to find, attract and retain existing employees or that we will be able to find, attract and retain qualified personnel to join the Company on acceptable terms.

We may not be able to attract or retain qualified management and research personnel in the future due to the intense competition for qualified personnel in our industry. If we are not able to attract and retain the necessary personnel to accomplish our business objectives, we may experience constraints that will impede significantly the achievement of our research and development objectives, our ability to raise additional capital and our ability to implement our business strategy. In particular, if we lose any members of our senior management team, we may not be able to find suitable replacements in a timely fashion or at all, and our business may be harmed as a result.

We have experienced recent management and director changes.

On July 10, 2015, at the request of the Company’s Board of Directors and as part of management reorganization, Daniel Yazbeck resigned his position as Chief Executive Officer of the Company and the Company’s subsidiary, CDx, Inc. As part of the reorganization, Thomas Gruber was appointed as the Chief Executive Officer of the Company and CDx, Inc. On August 4, 2015, the Company terminated its President, Chief Technology Officer and Chief Marketing Officer. On August 6, 2015, Thomas Gruber resigned as the Chief Executive Officer, Chief Operating Officer and a director of the Company and CDx. Mr. Gruber continued as the Chief Financial Officer and Secretary of the Company and CDx. On August 6, 2015, Daniel Yazbeck was appointed as the Interim Chief Executive Officer of the Company and CDx. On September 1, 2015, Mr. Gruber resigned as Chief Financial Officer and Secretary of the Company and CDx. On September 9, 2015, Daniel Yazbeck resigned as the Interim Chief Executive Officer of the Company and CDx and Albert Hugo-Martinez was appointed as the Chief Executive Officer and Interim Chief Financial Officer of the Company and CDx. On September 23, 2015, Mr. Hugo-Martinez resigned as the Chief Executive Officer and Interim Chief Financial Officer of the Company and CDx. On September 24, 2015 Michael Harris resigned from the Board of Directors of the Company, and on September 29, 2015 Edward Roffman resigned from the Board of Directors of the Company. On September 29, 2015, Daniel Yazbeck was appointed as the Chief Executive Officer and Chief Financial Officer of the Company and CDx. Mr. Yazbeck has remained as the Chairman of the Board of the Company since his appointment effective April 30, 2015. Between July 10, 2015 and September 29, 2015, Mr. Yazbeck was the Chief Innovation Officer of the Company. On September 24, 2015 Michael Harris resigned from the Board of Directors of the Company, and on September 29, 2015 Edward Roffman resigned from the Board of Directors of the Company. On September 29, 2015, Daniel Yazbeck was appointed as the Chief Executive Officer and Chief Financial Officer of the Company and CDx. On February 23, 2016, Federico Pier and George Jackoboice resigned from the Board of Directors of the Company and CDx. On February 26, 2016, Steven Katz resigned from the Board of Directors of the Company and CDx.

These changes have been disruptive to the management and operations of the Company and could have a material adverse effect on our business, operating results, and financial condition.

Initially we will be dependent on one product.

Our Aero, Aqua and Organa Sensors will not be commercialized in the near future. Therefore, the Canna Sensor will account for a substantial portion of our revenues for the foreseeable future. As a result, our initial operating results are dependent upon market acceptance of our Canna product. Factors adversely affecting the pricing of, demand for, or market acceptance of the sensors, such as regulatory complications, competition, or technological change, could have a material adverse effect on our business, operating results, and financial condition.

One of our initial products the Canna Sensor, relates to cannabis, which is a controlled substance under Federal law.

Despite the development of a legal medical or recreational cannabis industry under certain state laws, cannabis use and possession remains illegal under Federal law, and such state laws are in conflict with the Federal Controlled Substances Act. Since our initial product, the Canna Sensor, relates to the use of cannabis, it may generate public controversy and be the subject of federal regulation or other action. Political and social pressures and negative publicity could limit or restrict the introduction and marketing of our initial or future product candidates. Adverse publicity from cannabis misuse, adverse side effects from cannabis or other cannabinoid products may harm the commercial success or market penetration achievable by our Canna Sensor. The nature of our Canna Sensor product attracts a high level of public and media interest, and in the event of any resultant negative publicity, our reputation may be harmed.

Laws and regulations affecting the cannabis industry are constantly changing, which could detrimentally affect our business, and we cannot predict the impact that future legislation or changes in enforcement practices may have on our company.

There is a substantial amount of change occurring in the United States regarding both the medical and recreational use of cannabis, and a number of individual states have enacted state laws to enable distribution, possession, and use of cannabis for medical, and in some cases, recreational purposes. The Obama Administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute individuals lawfully abiding by state-designated laws allowing for use and distribution of medical and recreational cannabis. However, there is no guarantee that the Obama Administration will not change its stated policy regarding enforcement of federal laws in states where cannabis has been legalized. Further, the change in administration after the 2016 presidential election cycle could introduce a less favorable policy with respect to enforcement of federal laws concerning cannabis.

Future active enforcement of the current federal regulatory position on cannabis on a regional or national basis may directly and adversely affect the willingness of customers to invest in or buy our Canna Sensor, which is used in connection with cannabis. In addition, federal or state legislation could be enacted in the future that could prohibit customers of our Canna Sensor from distributing, possessing, or using cannabis. If such legislation were enacted, customers may discontinue use of our Canna Sensor, our potential source of customers would be reduced, and our revenues may decline. Violation of any federal or state law, or allegations of such violations, could disrupt our business and result in a material adverse effect on our revenues, profitability, and financial condition.

As the possession and use of cannabis is illegal under the Federal Controlled Substances Act, we may be deemed to be aiding and abetting illegal activities through the services that we provide to users, and as such may be subject to enforcement actions which could materially and adversely affect our business

The possession, use, cultivation, or transfer of cannabis remains illegal under the Federal Controlled Substances Act. Our Canna Sensor may be sold to customers that are engaged in the business of possession, use, cultivation, or transfer of cannabis. As a result, law enforcement authorities regulating the illegal use of cannabis may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The Federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Due to the use of our first product, the Canna Sensor, in the cannabis industry, we may have a difficult time obtaining the various insurances that are desired to operate our business, which may expose us to additional risk and financial liabilities.

Insurance that is generally readily available, such as workers compensation, general liability, and directors and officers insurance, may be more difficult for us to find, and more expensive, because our Canna Sensor provides a service to companies and customers in the cannabis industry. There are no guarantees that we will be able to secure such insurances in the future, or that the cost will be affordable to us. If we are forced to go without such insurances, we may be prevented from entering into certain business sectors, our growth may be inhibited, and we may be exposed to additional risks and financial liabilities.

We expect to derive revenue from sales of our MyDx units and other products we may develop. If we fail to generate revenue from these sources, our results of operations and the value of our business will be materially and adversely affected.

We expect our revenue to be generated from our MyDx units and other products we may develop. Future sales of these products, if any, will be subject to, among other things, possible receipt of governmental approvals and commercial and market uncertainties that may be outside of our control. If we fail to generate our intended revenues from these products, our results of operations and the value of our business and securities would be materially affected.

We may not be able to compete effectively against products introduced into our market space.

The industry surrounding handheld consumer analyzers is rapidly evolving, and the market landscape is currently uncertain. However, we expect that as consumers begin to learn and adapt to having handheld analyzer capability, products that will compete with our offerings will rapidly proliferate. These competitive products could have similar applications, perhaps using superior technology, and may provide additional benefits that our sensors do not. We expect that the market could be occupied by larger competitors with greater financial and other resources, which could hinder our market share. We may be forced to modify or alter our business and regulatory strategy, as well as our sales and marketing plans, in response to, among other things, changes in the market, competition, and technological limitations. Such modifications may pose additional delays in achieving our goals.

We rely on third parties to manufacture and supply all of our initial products.

Our initial products are manufactured by third parties. If these manufacturing partners are unable to produce our products or component parts in the amounts or on the timeline that we require, the development and initial commercialization of our products may be delayed, depriving us of potential product revenue and resulting in other losses. Our ability to replace any then-existing manufacturer may be difficult because the number of potential manufacturers is limited. It may be difficult or impossible for us to identify and engage a replacement manufacturer on acceptable terms in a timely manner, or at all. If we need to engage a replacement manufacturer but are unable to do so, our business and results of operations could be severely impacted.

We depend on third-party suppliers for materials and components for our products.

We depend on a limited number of third-party suppliers for the materials and components required to manufacture our products. A delay or interruption by our suppliers may harm our business, results of operations, and financial condition, and could also adversely affect our future profit margins. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and we may experience delays in meeting demand in the event we must change or add new suppliers. Our dependence on our suppliers exposes us to numerous risks, including but not limited to the following: our suppliers may cease or reduce production or deliveries, raise prices, or renegotiate terms; we may be unable to locate a suitable replacement supplier on acceptable terms or on a timely basis, or at all; and delays caused by supply issues may harm our reputation, frustrate our customers, and cause them to turn to our competitors for future needs.

We may be subject to product liability claims, and may not have sufficient product liability insurance to cover any such claims, which may expose us to substantial liabilities.

We may be exposed to product liability claims from consumers of our products. It is possible that any product liability insurance coverage we obtain will be insufficient to protect us from future claims. Further, we may not be able to obtain or maintain insurance on acceptable terms or such insurance may be insufficient to cover any potential product liability claim or recall. Failure to obtain or maintain sufficient insurance coverage could have a material adverse effect on our business, prospects, and results of operations if claims are made that exceed our coverage.

We have incurred costs and expect to incur additional costs related to the Merger.

We have incurred, and expect to continue to incur, various non-recurring costs associated with the Merger, including, but not limited to, legal, accounting, and financial advisory fees. The substantial majority of our non-recurring expenses have been composed of these costs and expenses related to the execution of the acquisition

From time to time we may need to license patents, intellectual property, and proprietary technologies from third parties, which may be difficult or expensive to obtain.

We may need to obtain licenses to patents and other proprietary rights held by third parties to successfully develop, manufacture and market our products. As an example, it may be necessary to use a third party’s proprietary technology to reformulate a product in order to create a new type of sensor in response to market demand, or to improve the abilities of our current sensors. If we are unable to timely obtain these licenses on reasonable terms, our ability to commercially exploit our products may be inhibited or prevented.

If we are unable to adequately protect our technology or enforce our intellectual property rights, our business could suffer.

Our success with the products we will develop will depend, in part, on our ability to obtain and maintain patent protection for these products. The coverage claimed in a patent application can be significantly reduced before the patent is issued, and the patent’s scope can be modified after issuance. Furthermore, if patent applications that we file or license are not approved or, if approved, are not upheld in a court of law, our ability to competitively exploit our products would be substantially harmed. Additionally, such patents may or may not provide competitive advantages for their respective products or they may be challenged or circumvented by our competitors, in which case our ability to commercially exploit any related products may be diminished.

We also will rely on trade secret and contractual protections for our unpatented, confidential, and proprietary technology. Trade secrets are difficult to protect. While we will enter into proprietary information agreements with certain of our employees, consultants, and others, these agreements may not successfully protect our trade secrets or other confidential and proprietary information. It is possible that these agreements will be breached, or that they will not be enforceable in every instance, and that we will not have adequate remedies in the case of any such breach. It is also possible that our trade secrets will become known or independently developed by our competitors. If we are unable to adequately protect our technology, trade secrets, or proprietary know-how, or enforce our patents, our business, financial condition, and prospects could suffer.

Intellectual property litigation is increasingly common and increasingly expensive, and may result in restrictions on our business and substantial costs, even if we prevail.

Patent and other intellectual property litigation is becoming more common, and such litigation may be necessary to defend against or assert claims of infringement, to protect trade secrets, to determine the scope and validity of proprietary rights of third parties, or to enforce our patent rights, including those we may license from others. Currently, no third party is asserting that we are infringing upon their patent or other intellectual property rights, nor are we aware or believe that we are infringing or will infringe upon any third party’s patent or other intellectual property rights. We may, however, currently be infringing or infringe in the future upon a third party’s patent or other intellectual property rights. In that event, litigation asserting such claims might be initiated in which we may not prevail, or may not be able to obtain the necessary licenses on reasonable terms, if at all. All such litigation, whether meritorious or not, as well as litigation initiated by us against third parties, is time-consuming and very expensive to defend or prosecute and to resolve. In addition, if we infringe the intellectual property rights of others, we could lose our right to develop, manufacture, or sell our products or could be required to pay monetary damages or royalties to license proprietary rights from third parties. An adverse determination in a judicial or administrative proceeding or a failure to obtain necessary licenses could prevent us from manufacturing or selling our products, which could harm our business, financial condition, and prospects.

If our competitors prepare and file patent applications in the United States that claim technology we also claim, we may have to participate in interference or derivation proceedings required by the United States Patent and Trademark Office to determine priority of invention, which could result in substantial costs, even if we ultimately prevail. Results of these proceedings are highly unpredictable and may result in us having to try to obtain licenses in order to continue to develop or market our product candidate.

If our competitors file administrative challenges of our patent applications after grant, we may have to participate in post-grant challenge proceedings, such as oppositions, inter-partes review, post grant review or a derivation proceeding, that challenge our entitlement to an invention or the patentability of one or more claims in our patent applications or issued patents. Such proceedings could result in substantial costs, even if we ultimately prevail. Results of these proceedings are highly unpredictable and may result in us losing proprietary intellectual property rights as claimed in the challenged patents.

We may encounter unanticipated obstacles to execution of our business plan which may cause us to change or abandon our current business plan.

Our business plan may change significantly based on our encountering unanticipated obstacles. Many of our potential business endeavors are capital intensive, and may be subject to statutory or regulatory requirements and other factors that we cannot control, and which could be detrimental to our business plan. We believe that our chosen undertakings and strategies make our plans achievable in light of current economic and legal conditions and with the skills, background, and knowledge of our management team and advisors. We reserve the right to make significant modifications to our stated strategies depending on future events.

We depend on contract manufacturers to manufacture substantially all of our products, and any delay or interruption in manufacturing by these contract manufacturers would result in delayed or reduced shipments to our customers and may harm our business.

We have various manufacturers for the components of our products, including Next Dimension Technologies, Inc. We do not have long-term purchase agreements with our contract manufacturers and we depend on a concentrated group of contract manufacturers for a substantial portion of manufacturing our products. There can be no assurance that our contract manufacturers will be able or willing to reliably manufacture our products, in volumes, on a cost-effective basis or in a timely manner. If we cannot compete effectively for the business of these contract manufacturers, or if any of the contract manufacturers experience financial or other difficulties in their businesses, our revenue and our business could be adversely affected. In particular, if one of our contract manufacturers decides to cease doing business with us or becomes subject to bankruptcy proceedings, we may not be able to obtain any of our products made by the contract manufacturer, which could be detrimental to our business.

Risks Related to Our Common Stock

There is currently a limited public trading market for our common stock and one may never develop.

There currently is a limited public trading market for our securities, and it is not assured that any such public market will develop in the foreseeable future. While this is true of any small cap company, the fact that one of our initial products is a device that will be associated with the use of cannabis, the legal status of which has not been completely resolved at the state level in many states or on the federal level, may make the path to a listing on an exchange or actively traded in the over-the-counter market more problematic. Moreover, there can be no assurance that even if our common stock is approved for listing on an exchange or is quoted in the over-the-counter market in the future, that an active trading market will develop or be sustained. Therefore, we cannot predict the prices at which our common stock will trade in the future, if at all. As a result, our investors may have limited or no ability to liquidate their investments.

Trading in our common stock is conducted on the OTCQB Markets, as we currently do not meet the initial listing criteria for any registered securities exchange. The OTCQB Markets are less recognized markets than the registered securities exchanges and is often characterized by low trading volume and significant price fluctuations. These and other factors may further impair our stockholders’ ability to sell their shares when they want to and/or could depress our stock price. As a result, stockholders could find it difficult to dispose of, or obtain accurate quotations of the price of our securities because smaller quantities of shares could be bought and sold, transactions could be delayed and security analyst and news coverage of our Company may be limited. If a public market for our common stock does develop, these factors could result in lower prices and larger spreads in the bid and ask prices for our shares of common stock.

The market price of our common stock may be highly volatile and such volatility could cause you to lose some or all of your investment.

The market price of our common stock may fluctuate significantly in response to numerous factors, some of which are beyond our control, such as:

●	the announcement of new products or product enhancements by us or our competitors;
●	developments concerning intellectual property rights;
●	changes in legal, regulatory, and enforcement frameworks impacting our products;
●	variations in our and our competitors’ results of operations;
●	fluctuations in earnings estimates or recommendations by securities analysts, if our common stock is covered by analysts;
●	the results of product liability or intellectual property lawsuits;
●	future issuances of common stock or other securities;
●	the addition or departure of key personnel;
●	announcements by us or our competitors of acquisitions, investments or strategic alliances; and
●	general market conditions and other factors, including factors unrelated to our operating performance.

Further, the stock market has recently experienced extreme price and volume fluctuations. The volatility of our common stock could be further exacerbated due to low trading volume. Continued market fluctuations could result in extreme volatility in the price of our common stock, which could cause a decline in the value of our common stock and the loss of some or all of our investors’ investment.

Some or all of the “restricted” shares of our common stock held by our stockholders, may be offered from time to time in the open market pursuant to an effective registration statement under the Securities Act, or without registration pursuant to Rule 144 promulgated thereunder, and these sales may have a depressive effect on the market price of our common stock.

A significant numbers of shares of our common stock held by our officers, directors and employees may become tradable in the near future based on meeting the restrictions pursuant to Rule 144. Such future transactions may have an adverse effect on the market price of our common stock.

Because our common stock is a “penny stock,” it may be more difficult for investors to sell shares of our common stock, and the market price of our common stock may be adversely affected.

Our common stock is a “penny stock” because, among other things, the stock price is below $5.00 per share, it is not listed on a national securities exchange, and the Company has not met certain net tangible asset or average revenue requirements. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. This risk-disclosure document provides information about penny stocks and the nature and level of risks involved in investing in the penny-stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser and obtain the purchaser’s written agreement to the purchase. Broker-dealers must also provide customers that hold penny stock in their accounts with such broker-dealer a monthly statement containing price and market information relating to the penny stock. If a penny stock is sold to an investor in violation of the penny stock rules, the investor may be able to cancel its purchase and get their money back.

The penny stock rules may make it difficult for stockholders to sell their shares of our common stock. Because of the rules and restrictions applicable to a penny stock, there is less trading in penny stocks and the market price of our common stock may be adversely affected. Also, many brokers choose not to participate in penny stock transactions. Accordingly, stockholders may not always be able to resell their shares of our common stock publicly at times and prices that they feel are appropriate.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our common shares.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a client, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that client. Prior to recommending speculative low priced securities to their non-institutional clients, broker-dealers must make reasonable efforts to obtain information about the client’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some clients. FINRA requirements make it more difficult for broker-dealers to recommend that their clients buy our common shares, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

We may be the subject of securities class action litigation due to future stock price volatility.

In the past, when the market price of a stock has been volatile, holders of that stock have often instituted securities class action litigation against the company that issued the stock. If any of our stockholders brought a lawsuit against us, we could incur substantial costs defending the lawsuit. The lawsuit could also divert the time and attention of our management.

We have never paid dividends on our common stock, and we do not anticipate paying any dividends in the foreseeable future.

We have paid no cash dividends on our common stock to date. We currently intend to retain our future earnings, if any, to fund the development and growth of our business. In addition, the terms of any future debt or credit facility, if any, may preclude us from paying dividends. As a result, capital appreciation, if any, of our common stock will be our stockholders’ sole source of gain for the foreseeable future.

Our common stock is quoted on the OTCQB, which may be detrimental to investors.

Our common stock is currently quoted on the OTCQB. Stocks quoted on the OTCQB generally have limited trading volume and exhibit a wide spread between the bid/ask quotation. Accordingly, you may not be able to sell your shares quickly or at the market price if trading in our stock is not active.

Because we became public by means of a reverse merger, we may not be able to attract the attention of brokerage firms.

Additional risks may exist because we became public through a “reverse merger.” Securities analysts of brokerage firms may not provide coverage of our Company since there is little incentive for brokerage firms to recommend the purchase of our common stock. No assurance can be given that brokerage firms will want to conduct secondary offerings on our behalf in the future.

Compliance with the reporting requirements of federal securities laws can be expensive.

We are a public reporting company in the United States, and accordingly, subject to the information and reporting requirements of the Exchange Act and other federal securities laws, and the compliance obligations of the Sarbanes-Oxley Act of 2002. The costs of preparing and filing annual and quarterly reports and other information with the SEC and furnishing audited reports to stockholders are substantial. If we do not provide current information about our Company to market makers, they will not be able to trade our stock. Failure to comply with the applicable securities laws could result in private or governmental legal action against us or our officers and directors, which could have a detrimental impact on our business and financials, the value of our stock, and the ability of stockholders to resell their stock.

There are limitations in connection with the availability of quotes and order information on the OTC Markets.

Trades and quotations on the OTC Markets involve a manual process and the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmation may be delayed significantly. Consequently, one may not be able to sell shares of our Common Stock at the optimum trading prices.

There are delays in order communication on the OTC Markets.

Electronic processing of orders is not available for securities traded on the OTC Marketplace and high order volume and communication risks may prevent or delay the execution of one’s OTC Marketplace trading orders. This lack of automated order processing may affect the timeliness of order execution reporting and the availability of firm quotes for shares of our Common Stock. Heavy market volume may lead to a delay in the processing of OTC Marketplace security orders for shares of our Common Stock, due to the manual nature of the market. Consequently, one may not able to sell shares of our Common Stock at the optimum trading prices.

There is a risk of market fraud on the OTC Marketplace.

OTC Marketplace securities are frequent targets of fraud or market manipulation. Not only because of their generally low price, but also because the OTC Marketplace reporting requirements for these securities are less stringent than for listed or NASDAQ traded securities, and no exchange requirements are imposed. Dealers may dominate the market and set prices that are not based on competitive forces. Individuals or groups may create fraudulent markets and control the sudden, sharp increase of price and trading volume and the equally sudden collapse of the market price for shares of our Common Stock.

There is a limitation in connection with the editing and canceling of orders on the OTC Markets.

Orders for OTC Marketplace securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Markets. Due to the manual order processing involved in handling OTC Markets trades, order processing and reporting may be delayed, and one may not be able to cancel or edit one’s order. Consequently, one may not be able to sell its shares of our Common Stock at the optimum trading prices.

Increased dealer compensation could adversely affect our stock price.

The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of shares of our Common Stock on the OTC Markets if the stock must be sold immediately. Further, purchasers of shares of our Common Stock may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Markets may not have a bid price for shares of our Common Stock on the OTC Markets. Due to the foregoing, demand for shares of our Common Stock on the OTC Markets may be decreased or eliminated.

Our board of directors has the right to issue additional shares of common stock or preferred stock, without stockholder consent, which could have the effect of creating substantial dilution or impeding or discouraging a takeover transaction.

Pursuant to our certificate of incorporation, our board of directors may issue additional shares of common or preferred stock. Any additional issuance of common stock or the issuance of preferred stock could have the effect of impeding or discouraging the acquisition of control of us by means of a merger, tender offer, proxy contest or otherwise, including a transaction in which our stockholders would receive a premium over the market price for their shares, thereby protecting the continuity of our management. Specifically, if in the due exercise of its fiduciary obligations, our board of directors was to determine that a takeover proposal was not in the best interest of the Company or our stockholders, shares could be issued by our board of directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover by:

●	diluting the voting or other rights of the proposed acquirer or insurgent stockholder group;
●	putting a substantial voting block in institutional or other hands that might undertake to support the incumbent board of directors; or
●	effecting an acquisition that might complicate or preclude the takeover

Our investors’ ownership in the Company may be diluted in the future.

In the future, we may issue additional authorized but previously unissued equity securities, resulting in the dilution of ownership interests of our present stockholders. We expect to need to issue a substantial number of shares of common stock or other securities convertible into or exercisable for common stock in connection with hiring or retaining employees, future acquisitions, raising additional capital in the future to fund our operations, and other business purposes. We expect to authorize an additional three million shares of common stock for issuance under the 2014 Equity Incentive Plan in connection with the Merger, and plan to issue equity awards to management and employees under the 2014 Equity Incentive Plan. Additional shares of common stock issued by us in the future will dilute an investor’s investment in the Company.

Our sole executive officer, director and insider stockholder beneficially owns or controls a substantial portion of our outstanding common stock, which may limit your ability and the ability of our other stockholders, whether acting alone or together, to propose or direct the management or overall direction of our Company.

A substantial portion of our outstanding shares of common stock is beneficially owned and controlled by our sole director and executive officer. Accordingly, our sole director and officer would have the power to control the election of our directors and the approval of actions for which the approval of our stockholders is required, including amendments to our articles of incorporation, mergers or other business combinations. If you acquire shares of our common stock, you may have no effective voice in the management of our Company. Such concentrated control of our Company may adversely affect the price of our common stock. Such concentrated control may also make it difficult for our stockholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into different transactions which require stockholder approval. These provisions could also limit the price that investors might be willing to pay in the future for shares of our common stock. Additionally, this concentration of ownership could discourage or prevent a potential takeover of our Company that might otherwise result in an investor receiving a premium over the market price for his or her shares.

Additionally, our sole director may take action that could be a conflict of interest and not in the best interest of all stockholders. Such actions could adversely affect the price of our stock and discourage new stockholders from purchasing shares of our stock.

We have no Independent Board Members and only one person sitting on the Board.

Currently, the Company has only one Board member who is not independent. Our sole director and insider stockholder beneficially owns or controls a substantial portion of our outstanding common stock. Therefore, the Company does not receive the benefit of independent oversight over actions being taken. Without independent oversight, actions may be taken that may not be in the best interest of all stockholders which could adversely affect the price of our stock and discourage new stockholders from purchasing our stock.

These changes have been disruptive to the management and operations of the Company and could have a material adverse effect on our business, operating results, and financial condition.

If we fail to maintain an effective system of internal controls, we may not be able to accurately report our financial results or detect fraud. Consequently, investors could lose confidence in our financial reporting and this may decrease the trading price of our stock.

We must maintain effective internal controls to provide reliable financial reports and to detect and prevent fraud. If we cannot provide reliable financial reports or prevent fraud, we may not be able to manage our business as effectively as would be possible with an effective control system in place. We have not performed an in-depth analysis to determine if historical undiscovered failures of internal controls exist, and may in the future discover areas of our internal control that need improvement.

We have been assessing our internal controls to identify areas that need improvement. We are in the process of implementing changes to internal controls, but have not yet completed implementing these changes. Failure to implement these changes to our internal controls or any others that it identifies as necessary to maintain an effective system of internal controls could harm our operating results and cause investors to lose confidence in our reported financial information. Any such loss of confidence would have a negative effect on the trading price of our common stock.

For the year ended December 31, 2015, we and our independent registered public accounting firm identified material weaknesses in our internal control over financial reporting due to: i) the Company not maintaining a sufficient complement of personnel with an appropriate level of accounting knowledge and experience in the application of accounting for warrants to purchase common and preferred stock issued in connection with convertible notes payable and convertible preferred stock and accounting for non-employee stock options, ii) insufficient segregation of duties within the accounting function with respect to the review and approval of the underlying accounting records, iii) the inability to close the Company’s books and timely issue financial statements, and iv) inadequate management oversight resulting from the departure of all independent non-employee Board of Directors members in February 2016. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company's annual or interim financial statements will not be prevented or detected on a timely basis. If the Company does not address the material weaknesses, we may not be able to manage our business as effectively as would be possible with an effective control system in place.

Our future operating results may vary substantially from period to period and may be difficult to predict.

On an annual and a quarterly basis, there are a number of factors that may affect our operating results, many of which are outside our control. These include, but are not limited to:

●	changes in market demand;
●	customer cancellations;
●	competitive market conditions;
●	new product introductions by us or our competitors;
●	market acceptance of new or existing products;
●	cost and availability of components;
●	timing and level of expenditures associated with new product development activities;

●	mix of our customer base and sales channels;
●	mix of products sold;
●	continued compliance with industry standards and regulatory requirements; and general economic conditions.

These factors are difficult to forecast and may contribute to substantial fluctuations in our quarterly revenues and substantial variation from our projections. Any failure to meet investor expectations regarding our operating results may cause our stock price to decline.

We may experience delays in introducing products or services to the market and our products or services may contain defects which could seriously harm our results of operations.

We may experience delays in introducing new or enhanced products or services to the market. Such delays, whether caused by factors such as unforeseen technology issues or otherwise, could negatively impact our sales revenue in the relevant period. In addition, we may terminate new product, service or enhancement development efforts prior to any introduction of a new product, service or enhancement. Any delays for new offerings currently under development or any product defect issues or product recalls could adversely affect the market acceptance of our products or services, our ability to compete effectively in the market, and our reputation, and therefore, could lead to decreased sales and could seriously harm our results of operations.

Our success also depends on third parties in our distribution channels.

Our plan is to sell our products both directly to customers and through distribution channels. We may not be successful in developing additional distribution In addition, distributors and resellers may not dedicate sufficient resources or give sufficient priority to selling our products. Our failure to develop new distribution channels, the loss of a distribution relationship or a decline in the efforts of a reseller or distributor could adversely affect our business.

Risks Related To Our Financial Condition

The impact of the current economic climate and tight financing markets may impact consumer demand for our products and services.

Our customers often have limited discretionary funds, which they may choose to spend on items other than our products and services. If our customers experience economic hardship, it could negatively affect the overall demand for our products and services, could cause delay and lengthen sales cycles and could cause our revenue to decline.

Although we maintain allowances for returns and doubtful accounts for estimated losses resulting from product returns and the inability of our customers to make required payments, and such losses have historically been within our expectations and the provisions established, we cannot guarantee that we will continue to experience the same return and bad debt rates that we have in the past, especially given the current economic conditions. Additionally, challenging economic conditions could have a negative impact on the results of our operations.

We have experienced significant losses to date and may require additional capital to fund our operations. The current financial climate may make it more difficult to secure financing, if we need it. If our business model is not successful, or if we are unable to generate sufficient revenue to offset our expenditures, we may not become profitable, and the value of your investment may decline.

We incurred a net loss of approximately $6,367,000 for the year ended December 31, 2015, and a cumulative net loss of approximately $9,898,000 from September 16, 2013 (date of inception) to December 31, 2015.

We expect to continue to incur losses for the foreseeable future, and these losses will likely increase as we continue to commercialize our products. The amount of future losses and when, if ever, we will achieve profitability are uncertain. If our products do not achieve market acceptance, we may never become profitable. The initial cost of completing development of our products and penetrating our anticipated markets will be substantial, and there is no assurance that we will be successful in doing so. Although we shipped our first revenue units in the third quarter of 2015, if we are not successful in growing revenues and controlling costs, we will not achieve profitable operations or positive cash flow, and even if we achieve profitability in the future, we may not be able to sustain profitability in subsequent periods. Absent a significant increase in revenue or additional equity or debt financing, we may not be able to sustain our ability to continue as a going concern.

Furthermore, we are experiencing the costs and uncertainties of a young operating company, including unforeseen costs and difficulties. We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful.

Our ability to use our net operating loss carryforwards may be limited.

As of December 31, 2015, we had federal and state net operating loss carryforwards of approximately $8.3 million and $8.3 million respectively, some of which, if not utilized, will begin expiring in 2033. Our ability to utilize the net operating loss carryforwards is dependent upon generating taxable income. We have recorded a corresponding valuation allowance to offset the deferred tax assets as it is more likely than not that the deferred tax assets will not be realized. Section 382 of the U.S. Internal Revenue Code of 1986, as amended, generally imposes an annual limitation on the amount of net operating loss carry forwards that may be used to offset taxable income when a corporation has undergone significant changes in stock ownership. For tax purposes, we cannot foresee if any future financing activities or sales of shares of our common stock will result in any limitations on our ability to use our net operating loss carryforwards. In addition, it is possible that this offering, either on a standalone basis or when combined with future transactions (including, but not limited to, significant increases during the applicable testing period in the percentage of our stock owned directly or constructively by (i) any stockholder who owns 5% or more of our stock or (ii) some or all of the group of stockholders who individually own less than 5% of our stock), will cause us to undergo one or more ownership changes. In that event, our ability to use our net operating loss carry forwards could be adversely affected. To the extent our use of net operating loss carry forwards is significantly limited under the rules of Section 382 (as a result of this offering or otherwise), our income could be subject to U.S. corporate income tax earlier than it would if we were able to use net operating loss carry forwards, which could result in lower profits.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of financial resources. These forward-looking statements include, without limitation, statements regarding: proposed new programs; expectations that regulatory developments or other matters will not have a material adverse effect on our financial position, results of operations and our liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. Words such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” and similar expressions, as well as statements in the future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time those statements are made and management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause such differences include, but are not limited to:

●	our ability to deploy our solutions and develop new products;
●	our ability to grow revenue, and in amounts greater than our operating and capital expenditures;
●	our ability to evaluate our current and future prospects;
●	access by us and our customers to financing;
●	our ability to keep pace with changes in technology;
●	our ability to protect our intellectual property;
●	competition and competitive factors;
●	the amount of capital expenditures required to grow our business;
●	our ability to comply with government regulation affecting our business;
●	the impact of worldwide economic conditions; and
●	the other factors discussed under the heading “Risk Factors.”

Forward-looking statements speak only as of the date the statements are made. You should not put undue reliance on any forward-looking statements. We assume no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, except to the extent required by applicable securities laws. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

USE OF PROCEEDS

This prospectus covers 18,408,809 shares of our common stock, which may be sold from time to time by the selling stockholders. We will not receive any part of the proceeds from the sale of the 10,837,414 shares of common stock by the selling stockholders, or from the sale of the shares of common stock by the selling stockholders underlying the 7,571,295 warrants. We will receive proceeds from the cash exercise of the 7,571,395 warrants by the selling stockholders. The Company intends to use these proceeds for general corporate purposes.

DETERMINATION OF OFFERING PRICE

The selling stockholders may offer and sell the shares of common stock covered by this prospectus at prevailing market prices or privately negotiated prices.

PRICE RANGE OF OUR COMMON STOCK AND DIVIDEND INFORMATION

Our common stock trades publicly on the OTCQB under the symbol “MYDX”. The closing price of our common stock on the OTCQB Board on April 27, 2016, was $0.41 per share.

Our common stock commenced trading on April 16, 2015 under the symbol of MYDX. The following table sets forth the high and low bid prices per share of our common stock by the OTCQB for the periods indicated as reported on the OTCQB.

	Low	High
For the period commencing October 1, 2015 and ended December 31, 2015	$0.38	$1.31
For the period commencing July 1, 2015 and ended September 30, 2015	$1.08	$1.97
For the period commencing April 16, 2015 and ended June 30, 2015	$1.06	$2.99

The trading volume of our securities fluctuates and may be limited during certain periods. As a result of these volume fluctuations, the liquidity of an investment in our securities may be adversely affected.

Holders of Record

As of April 16, 2016, 22,081,928 shares of our common stock were issued and outstanding, and held by approximately 153 stockholders of record.

Dividends

We have never declared or paid any cash dividends on our common stock. For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon our financial condition, operating results, capital requirements, any contractual restrictions, future prospects, applicable Delaware law, which provides that dividends are only payable out of surplus or current net profits, and such other factors as our board of directors may deem appropriate.

DESCRIPTION OF PROPERTIES

The Company owns no properties and leases several properties. On April 1, 2015, the Company signed a 31 month lease for approximately 6,200 square feet of office and laboratory space at 6335 Ferris Square, Suite B, San Diego, California. The facility includes approximately 1,500 square feet of laboratory space. The commencement date of the lease was May 1, 2015. This lease expires on November 30, 2017. The Company believes its leased office and warehouse facilities are adequate for its current needs.

LEGAL PROCEEDINGS

In the ordinary course of business, we are subject to claims and litigation, including claims that we infringe third party patents, trademarks and other intellectual property rights. Although we believe it is unlikely that any current claims or actions will have a material adverse impact on our operating results or our financial position, given the uncertainty of litigation, we cannot be certain of this. Moreover, the defense of claims or actions against us, even if not meritorious, could result in the expenditure of significant financial and managerial resources.

Our involvement in any patent dispute, other intellectual property dispute or action to protect trade secrets and know-how could result in a material adverse effect on our business. Adverse determinations in current litigation or any other litigation in which we may become involved and regulatory non-compliance, including with respect to export regulations, could subject us to significant liabilities to third parties or government agencies, require us to grant licenses to or seek licenses from third parties and prevent us from manufacturing and selling our products. Any of these situations could have a material adverse effect on our business.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND PLAN OF OPERATIONS

The following discussion and analysis should be read in conjunction with, and is qualified in its entirety by, MyDx’s audited annual financial statements and the related notes thereto and MyDx Inc.’s unaudited interim financial statements and the related notes thereto, on file with the Securities and Exchange Commission (“SEC”). This discussion contains certain forward-looking statements that involve risks and uncertainties, as described under the heading “Forward-Looking Statements” in this Prospectus. Actual results could differ materially from those projected in the forward-looking statements. For additional information regarding these risks and uncertainties, please see the disclosure under the heading “Risk Factors” elsewhere in this Prospectus.

The Management Discussion and Analysis of Financial Condition and Results of Operations below is based upon only the financial performance of MyDx. MyDx’s audited financial statements for the years ended December 31, 2015 and 2014.

We believe that our assumptions are based upon reasonable data derived from and known about our business and operations and the business and operations of the Company. No assurances are made that actual results of operations or the results of our future activities will not differ materially from its assumptions. Factors that could cause differences include, but are not limited to, expected market demand for the Company's products and services and competition.

The Merger between MyDx, Inc. and CDx, Inc. (“CDx”), consummated on April 30, 2015, was treated as a reverse acquisition for financial accounting and reporting purposes. As such, CDx is treated as the acquirer for accounting and financial reporting purposes while MyDx, Inc. was treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the SEC will be those of CDx, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of CDx. Accordingly, for clarity and continuity, we are presenting the historical financial statements for CDx, Inc. for the periods presented.

For the Year Ended December 31, 2015

Overview

The Company’s first product, MyDx, is a hand-held analyzer. Using one device with interchangeable sensors, MyDx is intended to allow consumers to test for selected pesticides in food, fruits, herbs, plants and vegetables; chemicals in water; and, toxins in the air. As of the date of this filing, the Company is offering one sensor to be used for analyzing cannabis. Acting as an electronic nose, MyDx is engineered to detect molecules in vapor. The analyzer itself has an interface designed to communicate with any iOS or Android smartphone. Once the app is downloaded and the device is synced, a sample can be placed in the sample chamber, which can be stimulated to release the chemicals of interest into the vapor phase for detection. Over the course of the next 24 months, the MyDx team plans to develop additional sensors, the first of which is intended to test for the presence of specific analytes and chemical constituents in fruits, herbs, plants and vegetables. Using the associated app, MyDx is intended to allow consumers to determine the concentrations of specific analytes and chemical constituents in their samples with a reasonable degree of accuracy.

Plan of Operations

As shown in the accompanying consolidated financial statements, the Company incurred net losses of $6,367,297 and $3,528,388, respectively, for the years ended December 31, 2015 and 2014, respectively, and had an accumulated deficit of $9,897,564 as of December 31, 2015.

We are aggressively pursuing plans to expand our distribution network and to continue our efforts to sell our products through our on-line store. Our overall objective is to increase our revenues to generate adequate operating income sufficient to cover our operating expenses going forward.

Liquidity and Capital Resources

Our principal sources of cash have been proceeds from private placements of common and preferred stock, incurrence of debt and the sale of equity securities held as investments.

As of December 31, 2015, the Company had a working capital deficit of $306,845 with cash of $143,680. Our cash decreased by approximately $602,000 during the year ended December 31, 2015.

Negative Operating Cash Flow

We reported negative cash flow from operations for the years December 31, 2015 and 2014. It is anticipated that we will continue to report negative operating cash flow in future periods, likely until one or more of our products generate sufficient revenues to cover our operating expenses. If any of the warrants are exercised, all net proceeds of the warrant exercise will be used for working capital to fund negative operating cash flow.

Our cash balance of approximately $144,000 will not be sufficient to fund our operations for the next 12 months. Additionally, if we are unable to generate sufficient revenues to pay our expenses, we will need to raise additional funds to continue our operations. We have historically financed our operations through private equity and debt financings. We do not have any commitments for financing at this time, and financing may not be available to us on favorable terms, if at all. If we are unable to obtain debt or equity financing in amounts sufficient to fund our operations, if necessary, we will be forced to suspend or curtail our operations. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

Results of Operations

Comparison of Years Ended December 31, 2015 and 2014

Net Revenues

For the year ended December 31, 2015, the Company had net revenue of $383,396. Prior to this current period, the Company was in the research and development stage.

Cost of Revenues and Gross Profit

Gross profit as a percentage of net revenues for the year ended December 31, 2015 was 42.4%.

Our gross profit percentage reflects shipments of our original Indiegogo campaign which caused our gross profit percentage to be lower. Going forward, we expect our normal gross profit margin to exceed 50%.

Operating Expenses

For the year ended December 31, 2015, the Company incurred operating expenses in the amount of $6,080,534 compared to $3,299,699 for the year ended December 31, 2014. These operating expenses were composed of research and development costs, sales and marketing and general and administrative expenses.

Research and development expenses primarily consist of engineering and product development, incurred in the design, development, testing and enhancement of our products. For the year ended December 31, 2015, the Company expended approximately $1,695,000 for various research and development projects for database, hardware, sensor development and software as compared to approximately $1,539,000 for the year ended December 31, 2014. The increase of approximately $156,000 resulted primarily from increases of approximately $286,000 in salaries, wages and benefits; $63,000 in tooling costs; $36,000 in independent contractors; $31,000 in website maintenance; $17,000 in samples acquired for test data results; $15,000 in depreciation expense; $11,000 in stock based compensation expense; $11,000 in purchases of non-capital equipment and software; $8,000 in freight charges; $2,000 in travel and entertainment expenses; and, $1,000 in repairs and maintenance expenses. All of these increases were partially offset by decrease of approximately $129,000 in hardware product development materials; $56,000 for hardware licenses and permits; and $38,000 in sensor development fees.

Sales and marketing expenses consist primarily of salaries, wages and benefits, consulting fees for third-party services and general marketing expenses. For the year ended December 31, 2015, the Company expended approximately $1,026,000 as compared to approximately $750,000 for the year ended December 31, 2014. The increase of $276,000 resulted primarily from increases of approximately $268,000 in stock-based compensation; $211,000 in salaries, wages and benefits; $41,000 in sales samples; $28,000 in supplies and miscellaneous expenses; $18,000 in advertising costs; $18,000 in tradeshows; $8,000 in website maintenance costs; $8,000 in travel and entertainment; $6,000 in telephone and communications expense; $5,000 rent and facilities costs; $1,000 in purchases of non-capital equipment; and, $1,000 in dues and subscriptions. These increases were partially offset by decreases of approximately $328,000 in independent contractors; and, $15,000 in amortization.

General and administrative expenses consist primarily of salaries, wages and benefits, consulting fees, legal fees, accounting fees, and, general administrative expenses. For the year ended December 31, 2015, the Company expended approximately $3,360,000 as compared to $1,010,000 for the year ended December 31, 2014. The increase of approximately $2,350,000 resulted primarily from increases of approximately $742,000 in independent contractors; $371,000 in stock-based compensation; $412,000 in salaries, wages and benefits; $142,000 in insurance premiums; $114,000 in rent and facilities costs; $99,000 in accounting fees; $80,000 in finance fees; $76,000 in legal fees; $74,000 in public company expenses; $73,000 in merger related costs; $38,000 in travel and entertainment expenses; $22,000 in depreciation expense; $21,000 in telephone and communications expenses; $16,000 in directors fees; $16,000 in payroll processing fees; $15,000 in ERP system costs; $10,000 in dues and subscriptions; $7,000 in repairs and maintenance costs; $6,000 in professional expenses; $3,000 in miscellaneous taxes; $3,000 in licenses and permits fees; $3,000 in tradeshow expenses; $2,000 on loss of disposal of assets; $2,000 in postage expense; $2,000 in credit card processing fees; $2,000 in bank charges; $1,000 in supplies and miscellaneous expenses; $1,000 in miscellaneous advertising expenses; and, $1,000 in website maintenance. These increases were partially offset by decreases of approximately $3,000 in purchases of non-capital equipment and software; and, $1,000 in charitable contributions.

Interest Expense

Interest expense totaled approximately $448,000 and $228,000 for the year ended December 31, 2015 and 2014, respectively. The increase of approximately $220,000 resulted primarily from $127,000 in interest expense related to warrants to purchase our common stock; $91,000 in interest expense related to amortization of debt issuance costs; and, $1,000 in interest expense related to the convertible notes payable outstanding during the year ended December 31, 2015.

Operating Activities

For the year ended December 31, 2015, cash used in operations was approximately $4,466,000 which was primarily the result of a net loss of approximately $6,367,000, increases of approximately $452,000 in inventory purchases, $11,000 in accounts receivable, $109,000 in prepaid expenses and other assets and a decrease of $120,000 in customer deposits. These were partially offset by an increase of $170,000 in accounts payable and accrued liabilities and non-cash adjustments to net loss of $1,413,000 for common stock issued in exchange for services; $517,000 in stock-based compensation expense; $65,000 in depreciation and amortization expense; and, $420,000 in interest expense related to amortization of debt issuance costs. For the year ended December 31, 2014, cash used in operations was approximately $1,824,000 which was primarily the result of a net loss of approximately $3,528,000 and an increase of $54,000 in prepaid expenses and other assets, all of which were partially offset by increases $987,000 in accounts payable and accrued liabilities, $130,000 in customer deposits and non-cash adjustments to net loss of $191,000 in a convertible note issued in exchange for services; $187,000 in compensation expense related to the issuance of common stock and stock-based compensation, $176,000 in interest expense related to amortization of debt issuance costs; $50,000 in common stock issued in exchange for services and $20,000 in depreciation and amortization

Investing Activities

For the year ended December 31, 2015 and 2014 cash used in investing activities totaled approximately $197,000 and $121,000, respectively, which resulted from purchases of equipment.

Financing Activities

For the year ended December 31, 2015, financing activities provided cash of approximately $4,061,000 which resulted from approximately $3,633,000 net proceeds received from the issuance of preferred stock; $250,000 in proceeds from notes payable; $175,000 in proceeds from note payables to a related party; and, approximately $3,000 from net proceeds received from the issuance of common stock from the exercise of stock options compared to cash provided from financing activities of approximately $2,690,000 for the year ended December 31, 2014 which resulted from $1,077,000 net proceeds received form the issuance of preferred stock and approximately $1,613,000 net proceeds from the issuance of convertible notes payable.

Sources of Liquidity and Capital

For the year ended December 31, 2015, our wholly owned subsidiary, CDx received net proceeds from the sale of preferred stock in the amount of approximately $3,633,000 and $175,000 net proceeds from a note payable to a related party. The capital raised has been used primarily for continuation of the Company’s research and development and marketing efforts and to support its operations. As of December 31, 2015, the Company had remaining cash of approximately $144,000 with a net working capital deficit of approximately $307,000. As a result of the Company’s significant operating expenditures and the lack of significant product sales revenue, we expect to incur losses from operations for the near future and will be required to seek additional capital to sustain our operations.

We reported negative cash flow from operations for the years ended December 31, 2015 and 2014. It is anticipated that we will continue to report negative operating cash flow in future periods, likely until one or more of our products generate sufficient revenue to cover our operating expenses. If any of the warrants are exercised, all net proceeds of the warrant exercise will be used for working capital to fund negative operating cash flow.

Our cash balance of $143,680 will not be sufficient to fund our operations for at least the next 12 months. Additionally, if we are unable to generate sufficient revenues to pay our expenses, we will need to raise additional funds to continue our operations. We have historically financed our operations through private equity and debt financings. We do not have any commitments for financing at this time, and financing may not be available to us on favorable terms, if at all. If we are unable to obtain debt or equity financing in amounts sufficient to fund our operations, if necessary, we will be forced to suspend or curtail our operations. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

To the extent we raise additional capital by issuing equity securities or obtaining borrowings convertible into equity, ownership dilution to existing stockholders will result and future investors may be granted rights superior to those of existing stockholders. The incurrence of indebtedness or debt financing would result in increased fixed obligations and could also result in covenants that would restrict our operations. Our ability to obtain additional capital may depend on prevailing economic conditions and financial, business and other factors beyond our control. Economic crisis and disruptions in the U.S. and global financial markets may adversely impact the availability and cost of credit, as well as our ability to raise money in the capital markets. Instability in these market conditions may limit our ability to access the capital necessary to fund and grow our business. The Company cannot provide any assurances that it will be able to raise the additional capital needed to fund its operations, or if the Company is able to raise such additional capital, that any such financing will be on terms which are beneficial to the existing shareholders.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements as defined in Item 303(a)(4) of Regulation S-K.

BUSINESS

The Company’s wholly-owned subsidiary, CDx, Inc., was incorporated under the laws of the State of Delaware on September 16, 2013. We are an early-stage science and technology company. We have developed and have commercialized technology and devices which are intended to accurately measure chemicals of interest in solid, liquid, or gas samples. Our mission is to enable people to live a healthier life by revealing the purity of certain compounds they eat, drink and inhale in real time through a device they can hold in the palm of their hand. We believe that the broad application and ease of use of our technology puts us in an ideal position to provide consumers with a practical and affordable way to trust and verify what they are putting into their bodies without leaving the comfort of their homes.

Our initial product utilizes the CannaDx sensor to allow consumers to analyze cannabis. Our product roadmap includes the future development and commercialization of sensors to allow consumers to analyze food (OrganaDx); water (“AquaDx”) and air (“AeroDx”). As of the date of this Prospectus we have not developed or commercialized the OrganaDx, AquaDx or AeroDx sensors. We would require substantial additional capital to be able to develop or commercialize OrganaDx, AquaDx or AeroDx.

Our foundational proprietary technology derives from research developed at the California Institute of Technology, Pasadena, California, for the Jet Propulsion Laboratory, used by NASA as well as an additional project funded by the Bill & Melinda Gates Foundation for other exploratory research and medical applications. We have a portfolio of intellectual property rights covering principles and enabling instrumentation of chemical sensing technology across solid, liquid, and gas samples, including certain patented and patent pending technologies from a third party pursuant to a joint development agreement. See “Intellectual Property.”

Product Overview: MyDx

Our core technology is centered on a portable chemical sensing and analyzing method, represented by our first product, MyDx. MyDx is a portable chemical sensor, combined with a hand-held analyzer and associated mobile app, which together, acts as an electronic nose by detecting and analyzing molecules present in a given sample. MyDx aims to take chemical analysis out of the lab and to put it into the palm of the user’s hand.

Each MyDx sensor has sensitivity in parts per billion, which the Company believes is unique for a handheld chemical analyzer at our anticipated consumer price-point for MyDx. The MyDx device has a user-friendly interface and is designed to easily communicate via Bluetooth with our mobile app, which can be downloaded on any iOS, Android, or Windows smartphone. Given the sensitivity of the MyDx device, once the app is downloaded and the device is synced, a small sample can be placed in the sample chamber, which is then stimulated, releasing the chemicals of interest into a vapor for identification by the MyDx Analyzer. The process of analysis takes about three minutes, after which the user will be able to view the parts per billion chemical composition of the sample on his or her mobile smart phone via our mobile app. In addition, the app will track and save the results of each analysis for future reference and comparison, and will aggregate reports on and analyses of various chemical compounds to help educate the consumer about the results. MyDx sensors can be switched by the user based on the type of the sample being tested, and the user will simply launch the associated app from their smartphone. The Company believes that, based on its portability, MyDx is the first portable chemical sensing and analyzing technology available for use by a broad range of consumers.

Product Features/MyDx Service

The MyDx Analyzer comes with a variety of product features that is intended to provide consumers with a user-friendly experience. The Company has developed a sleek and durable unit that, paired with our four sensors, has capabilities to analyze a variety of chemical compounds in the palm of the user’s hand. The MyDx Service connects the MyDx Analyzer to the MyDx App using BLE (Bluetooth Low Energy) connection. The MyDx App communicates with the secure MyDx Cloud via the Internet.

The MyDx Analyzer comes with Bluetooth connectivity in order to engage the MyDx App, which provides the user with additional information to help them understand the chemicals found by the MyDx Analyzer. The MyDx Cloud compares what was sensed by the MyDx Analyzer with scientific data about that sample on the back-end, revealing Tetrahydrocannabinol (“THC”) and Cannabidiol (“CBD”) levels found in the sample.

The MyDx App

The MyDx App is available for the iPhone, iPad, and IOS, Android and Windows platforms. Once the MyDx App is installed on the consumer’s mobile device, the consumer can turn on the MyDx Analyzer using the small button on the side next to the power cable slot. Using the MyDx App, the consumer can initiate the testing process. The MyDx App then attempts to find and sync with the MyDx Analyzer via a wireless Bluetooth connection. The consumer can then load their sample into the Sample Chamber. They will take an empty disposable Sample Insert and place their sample into the Sample Insert. This is done by gently grinding the sample between their fingers and letting the contents fall into the chamber. They fill the sample up to just below the rim of the insert. Once the sample is loaded and the chamber is closed, they follow the onscreen instructions and click “Next”. The MyDx Analyzer is placed on a flat surface, and the consumer presses the “Start” button. Within approximately three minutes later the results are available.

Target Audiences

The Company believes the Canna Sensor may have broad appeal to individuals who use medicinal cannabis for their health. In many cases, the chemical compounds consumers need to know about are not correctly identified at the point-of-sale, and the consumers may not be aware of whether a particular strain will treat the symptoms they are experiencing. Using the Canna Sensor, consumers will be able to identify certain chemical compounds in different strains of cannabis that are associated with the desired response to its use. This makes MyDx an important tool for both cannabis patients and recreational users who want to understand the product they are consuming, how it affects their body and treats any symptoms they may have.

In addition to the consumer audience for our MyDx Canna Sensor, we expect businesses in the cannabis industry, including cultivators, processors, dispensaries, and retail distributors to use MyDx as an additional test for their own products or the products that they are buying for resale to consumers. However MyDx is not a replacement for commercial lab testing using standard gas chromatography and other lab equipment.

Distribution and Marketing Strategy

The Company distributes its products through various channels, including distributors, e-commerce via the Company’s website, direct to retail, and sales through affiliate partners. As part of our marketing strategy, the Company also works with bloggers, websites and social media channels with large audiences, to ensure that the potential market knows and understands the promise of the MyDx Analyzer. The Company plans to use industry conferences, media outreach, and social media channels such as Facebook, LinkedIn, Twitter, Instagram, Google+ and more to push its message to the right audiences.

Market Overview

In 1996, Oregon and California passed legislation legalizing the possession and use of cannabis for medical purposes. As of 2014, both Colorado and Washington have passed laws allowing for recreational cultivation and use of cannabis among adults aged 21 and over, and over 20 states and the District of Columbia have passed regulations permitting cannabis use in one form or another. There are currently approximately 2.4 million medicinal cannabis users in the United States (See: www.ProCon.org). According to a recent study by Arcview Market Research, the United States national legal cannabis market was valued at $1.53 billion in 2013, including all states that had active sale of cannabis to consumers legally allowed to possess cannabis. According to this report, this market is expected to grow to $10.2 billion in five years.

Given the relative youth of the industry, and the lack of federal legalization of either medical or recreational cannabis use, few practical cannabis quality control solutions exist today. Medicinal cannabis patients therefore often have a very difficult time understanding what psychotropic effects they should expect before consuming a particular strain of cannabis, even when the strain is labeled with the percentage concentration of THC or CBD, two common cannabinoids present in the cannabis plant that impact its potency and impact on the user. Both medical cannabis patients and recreational consumers deserve a practical and affordable solution to gain control over what to expect from a given strain before choosing to put it into their body. MyDx, used in conjunction with the app, is designed to enable those individuals to gain control over what they are consuming and to achieve some consistency in how they are feeling or how effectively certain symptoms are being treated. This is accomplished by having the user enter “feeling data” (e.g. anxious, tired, pain relief) into the app and comparing that feeling data to the specific chemical composition of the cannabis ingested. In such manner, a database can be developed enabling MyDx users to be more deliberate as to the strain and chemical features THC, TCB-2, etc.) of the cannabis they choose to procure in the future. MyDx users may also elect to develop and maintain their own personal database within the app.

Competition

Currently, the Company believes there are no portable, consumer-focused, reasonably-priced sensors on the market that can measure chemicals at parts per billion levels, as MyDx’s interchangeable sensors can. The Company is aware that there are companies developing devices that can measure at the parts per hundred or parts per thousand level although, to the Company’s knowledge, none of these products have yet been delivered. The Company is also aware of two hand-held analyzer devices in development which are being marketed to consumers. One is Scio, which plans to use spectrometer technology to externally scan food, medicine and plants. The other one is FOOD sniffer, which is being marketed as the world’s first electronic nose that helps consumers determine the quality of meat, poultry and fish before they eat it, thereby reducing the risk of food poisoning by testing food to confirm that it is safe to consume. In addition, larger gas chromatography units that range from $25,000 to well over $100,000, are available, but we believe these larger units ultimately will not compete for the consumer base to which that the Company plans to market MyDx.

In contrast, the Company intends to bring to market a consumer-focused, parts per billion device for under $700. The Company believes that the combination of a relatively low price point, parts per billion sensitivity, and patentable intellectual property provide barriers to competition. However, companies with far greater resources than the Company could develop competing technologies and products that could impact the market for the Company’s products.

The Company does not plan to commercialize its Aqua and Aero Sensors in 2015 and has not performed a competitive analysis with respect to those planned uses of MyDx.

Research and Development

The Company incurred research and development expenses of approximately $1,695,000 and $1,539,000 during the years ended December 31, 2015 and 2014 related to the development of the MyDx Analyzer and the sensors.

Agreements with Next Dimension Technologies, Inc.

On November 1, 2013, the Company’s wholly-owned subsidiary, CDx, Inc. (“CDx”) entered into a two year Joint Development Agreement with Next Dimension Technologies, Inc. (“NDT”) for the development of the sensor and sensor assembly which is integrated into the Company’s hand-held analyzer. NDT develops detection solutions for chemical sensing applications using novel sensor and sensor array technologies. NDT’s sensor-array technology allows a single, leveraged platform to address a wide variety of vapor detection markers and applications. NDT holds rights to a broad portfolio of patents covering many aspects of its unique sensor array technology. The Company believes NDT’s intellectual property gives it significant advantages over traditional sensor technologies and provides significant competitive advantages.

On April 24, 2015, CDx entered into a five year Supply Agreement with NDT pursuant to which NDT will manufacture, supply and sell to CDx the sensor and sensor assembly which is integrated into the Company’s hand-held analyzer.

On May 19, 2015, CDx entered into an Exclusive Patent Sublicense Agreement (the “License Agreement”) with NDT pursuant to which NDT grants to CDx a worldwide right to the patents licensed by NDT from the California Institute of Technology. The License Agreement grants both exclusive and non-exclusive patent rights. The license granted in the License Agreement permits CDx to make, have made, use, sell and offer for sale sublicensed products in the field of use. The License Agreement continues until the expiration, revocation, invalidation or enforceability of the rights licensed. The License Agreement provides for the payment of a license fee and royalty payments by CDx to NDT. The License Agreement also contains minimum royalty payments and milestone payments by CDx to NDT. NDT has a right to terminate the License Agreement in the event of an uncured breach by CDx; the insolvency or bankruptcy of CDx; or if CDx does not meet certain productivity milestones. The License Agreement also contains representations, warranties and indemnity obligations for each of CDx and NDT.

Sensor Development

The full development of a sensor application takes approximately 18 months and costs approximately $325,000. Within this time frame, the first 37.5 weeks is spent developing the sensor and the second 35.5 weeks is spent integrating the sensor and testing it in the field. In parallel, the production system for sensors to be manufactured at scale can be produced and optimized in 22.5 weeks. NDT is responsible for the development of the CannaDX sensor with the involvement and oversight of Company personnel. The OrganaDx, AquaDx and AeroDx sensor development may involve other third parties. The development timeline for our current target sensors is as follows:

CannaDx: The fully developed product has been released and is being sold to the general market.

OrganaDx: The first 37.5 weeks of development has been completed and the Company is currently in the second phase. The estimated cost to complete development is not known and depends on the complexity and scope of final application but is expected to be within the costs outlined above.

AquaDx and AeroDx: The Company has not commenced development as of the date of this prospectus. The Company has preliminary estimated costs to develop to be greater than $500,000.

Intellectual Property

On July 2, 2014, the Company filed assignments of all right, title and interest for four United States provisional patent applications that were recorded with the United States Patent and Trademark Office on July 3, 2014. The United States provisional patent applications assigned to the Company were acquired for consideration of a cash payment in the amount of $3,000; 50,000 shares of common stock of CDx; and options to purchase up to 100,000 shares of CDx common stock at an exercise price of $0.08 per share. The Company filed an international patent application with an international filing date of July 14, 2014 that cites priority to the four United States provisional patent applications. The international patent application is currently pending. The term of individual patents depends upon the legal term of the patents in the countries in which they are obtained. In most countries in which we file, the patent term is 20 years from the earliest date of filing a Patent Cooperation Treaty (PCT) application or a non-provisional patent application, subject to any disclaimers or extensions. The term of a patent in the United States can be adjusted and extended due to the failure of the United States Patent and Trademark Office following certain statutory and regulation deadlines for issuing a patent.

We believe that our portfolio of intellectual property rights provides us with a strong and defensible market position from which to commercialize our portable electronic nose and analyzing technology and to build our business by expanding our core technology across a variety of applications. We strive to protect the proprietary technologies that we believe are important to our business, including seeking and maintaining patent protection intended to cover the device products, their methods of use, related technology and other inventions that are important to our business. We also rely on trade secrets and monitoring of our proprietary information to protect aspects of our business that are not amenable to, or that we do not consider appropriate for, patent protection.

Our principal executive offices are located at 6335 Ferris Square, Suite B, San Diego, California 92121. Our telephone number is (800) 814-4550. We maintain a website at www.cdxlife.com. Information found on our website is not part of this prospectus.

Organization

MyDx, Inc. (the “Company”, “we”, “us” or “our”) (formally known as Brista Corp. ) was incorporated under the laws of the State of Nevada on December 20, 2012 (date of inception) with a business plan to produce crumb rubber tile from recycled truck and automotive tires.

Effective October 30, 2014 Mr. Andrejs Levaskovics resigned as our sole director and officer, and Mr. Joseph Abrams was appointed as President, Treasurer, Secretary and sole director of the Company. Following this change of management, the Company indicated that it intends to abandon its previous business plan to produce crumb rubber tile from recycled truck and automotive tires and intends to commence operations as a developer of mobile device applications.

On April 9, 2015, the Company entered into an Agreement and Plan of Merger (the “ Merger Agreement ”) with CDx Merger Inc., a Nevada corporation and wholly owned subsidiary of the Company (“ Merger Sub ”), and CDx, Inc. (“CDx”), a Delaware corporation. Pursuant to the Merger Agreement, Merger Sub merged with and into CDx with CDx surviving the merger as the Company’s wholly owned subsidiary (the “ Merger ”).

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of CDx’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive one (1) share of Company common stock, par value $0.001 per share (the “Common Stock”). Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, the Company assumed all of CDx’s options and warrants issued and outstanding immediately prior to the Merger, 6,191,000 and 7,571,395 shares of Common Stock, respectively. Prior to and as a condition to the closing of the Merger, each then-current Company stockholder agreed to sell certain shares of common stock held by such holder to the Company and the then-current Company stockholders retained an aggregate of 1,990,637 shares of common stock. Therefore, following the Merger, CDx’s former stockholders now hold 19,855,295 shares of Company common stock which is approximately 91% of the Company Common Stock outstanding.

Pursuant to the Merger Agreement, each party has made certain customary representations and warranties to the other parties thereto. The Merger was conditioned upon approval by CDx’s stockholders and certain other customary closing conditions.

On April 24, 2015, in anticipation of closing the Merger, the Company changed its name to MyDx, Inc. On April 30, 2015, the Merger was consummated. Upon consummation of the Merger, the Company expanded its board of directors (the “Board”) from one to seven directors, each of whom will be directors designated by CDx.

The Merger is being treated as a reverse acquisition of the Company, a public shell company, for financial accounting and reporting purposes. As such, CDx is treated as the acquirer for accounting and financial reporting purposes while the Company is treated as the acquired entity for accounting and financial reporting purposes. Further, as a result, the historical financial statements that will be reflected in the Company’s future financial statements filed with the United States Securities and Exchange Commission (“SEC”) will be those of CDx, and the Company’s assets, liabilities and results of operations will be consolidated with the assets, liabilities and results of operations of CDx.

Government Regulation

Our products require CE Marking (European Conformity), Federal Communications Commission and other government safety approvals. We are working with various partners to secure all approvals. Inasmuch as we are a sensor technology company, except with respect to government regulations related to the cannabis industry described in more detail below, we do not foresee any other probable government regulations on our business outside of normal business practices.

With respect to our Canna Sensor, there is a substantial amount of change occurring in the United States regarding both the medical and recreational use of cannabis, and a number of individual states have enacted state laws to enable distribution, possession, and use of cannabis for medical, and in some cases, recreational purposes. Despite the development of a legal medical or recreational cannabis industry under certain state laws, cannabis use and possession remains illegal under federal law, and such state laws are in conflict with the Federal Controlled Substances Act. The Obama Administration has effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute individuals lawfully abiding by state-designated laws allowing for use and distribution of medical and recreational cannabis. However, there is no guarantee that the Obama Administration will not change its stated policy regarding enforcement of federal laws in states where cannabis has been legalized. Further, the change in administration after the 2016 presidential election cycle could introduce a less favorable policy with respect to enforcement of federal laws concerning cannabis. Also, the possession, use, cultivation, or transfer of cannabis remains illegal under the Federal Controlled Substances Act. Our Canna Sensor may be sold to customers that are engaged in the business of possession, use, cultivation, or transfer of cannabis. As a result, law enforcement authorities regulating the illegal use of cannabis may seek to bring an action or actions against us, including, but not limited, to a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits an offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C. §2(a).

Employees

We presently have 4 full-time employees, and make extensive use of third-party contractors, consultants, and advisors to perform many of our present activities. We have not entered into any collective bargaining agreements with any of our employees, and we believe our relationships with our employees and any third-party contractors, consultants, and advisors are strong.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND

RELATED STOCKHOLDER MATTERS

Security ownership of certain beneficial owners and management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of April 1, 2016 for:

●	each of our directors and nominees for director;
●	each of our named executive officers;
●	all of our current directors and executive officers as a group; and
●	each person, entity or group, who beneficially owned more than 5% of each of our classes of securities.

We have based our calculations of the percentage of beneficial ownership on 22,551,110 shares of our common stock. We have deemed shares of our common stock subject to stock options that are currently exercisable within 60 days of April 1, 2016 to be outstanding and to be beneficially owned by the person holding the stock option or restricted stock unit for the purpose of computing the percentage ownership of that person. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated, the mailing address of each beneficial owner is c/o MyDx, Inc., 6335 Ferris Square, Suite B, San Diego, California 92121. The information provided in the table is based on our records, information filed with the SEC, and information provided to us, except where otherwise noted.

Name	Position	Number of Shares Beneficially Owned	Percentage of Common Stock Beneficially Owned
Daniel Yazbeck (1)	Chairman of the Board, Chief Executive Office, Principal Accounting Officer	10,031,678	44.48%

All Executives as a Group (1 person)		10,031,678	44.48%

(1)	Consists of 9,562,500 shares held by Mr. Yazbeck and YCIG, Inc. and 469,178 shares issuable upon the exercise of equity awards exercisable within 60 days of April 1, 2016.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The table below sets certain information concerning our executive officers and directors, including their names, ages, anticipated positions with us. Our executive officers are chosen by our Board and hold their respective offices until their resignation or earlier removal by the Board.

In accordance with our certificate of incorporation, incumbent directors are elected to serve until our next annual meeting and until each director’s successor is duly elected and qualified.

Name	Age	Position
Daniel Yazbeck	37	Chief Executive Officer, Chief Financial Officer, and Director (Chairman of the Board)

Director

The following information pertains to the sole member of our Board as of the date of this Prospectus, his principal occupations and other public company directorships for at least the last five years and information regarding his specific experiences, qualifications, attributes and skills:

Daniel Yazbeck –Chief Executive Officer, Chief Financial Officer, Director (Chairman of the Board)

Mr. Yazbeck became the Chief Executive Officer and a director of CDx in September 2013, and became the Chief Executive Officer and Chairman of the Board of the Company effective April 30, 2015. On July 9, 2015, Mr. Yazbeck resigned as the Chief Executive Officer of the Company, and during the period between July 10, 2015 and September 29, 2015, Mr. Yazbeck was the Chief Innovation Officer of the Company. Effective September 29, 2015, Mr. Yazbeck was re-appointed as the Chief Executive Officer of the Company and appointed as the Chief Financial Officer of the Company.

Mr. Yazbeck has substantial experience in new market and business development, strategic partnering and negotiations from his tenure in top 50 Fortune 500 companies. Mr. Yazbeck also has an extensive scientific and technical engineering background, having invented, patented, secured resources for, managed, developed, and commercialized several successful pharmaceutical and healthcare related market products from conception to implementation.

Mr. Yazbeck joined Pfizer, Inc. in January 2002 as a scientist in their pharmaceuticals group where he specialized in chemical research and development technologies, including analytics. While at Pfizer, Mr. Yazbeck participated in creating a global center of technology for Pfizer in the field of biocatalysis, developing multiple patents issued in his name and authored a variety of research papers. After leaving Pfizer, Mr. Yazbeck joined Panasonic Corporation of North America in March 2005, spearheading their new market, business and strategic product development activities in the consumer electronics healthcare field. Mr. Yazbeck worked on many advanced Panasonic projects in the biotechnology and healthcare space, again creating multiple patents in his name.

Mr. Yazbeck founded the Yazbeck Consulting & Investment Group (YCIG, Inc.) in October of 2008. YCIG, Inc. seeded the capital, R&D, market development, legal and human resource investments required to create CDx in September 2013.

Mr. Yazbeck graduated with honors from McGill University in Canada in 2001, holds a Master’s Degree in Medicinal Chemistry, with a minor in Marketing Management, and served as a research/teaching assistant for 4 years prior to graduating and joining Pfizer.

Mr. Yazbeck is the founder of CDx has substantial experience in new market and business development, strategic partnering and negotiations from his tenure in top 50 Fortune 500 companies.

Executive Officer

The following information pertains to our sole executive officer:

Mr. Yazbeck has substantial experience in new market and business development, strategic partnering and negotiations from his tenure in top 50 Fortune 500 companies. Mr. Yazbeck also has an extensive scientific and technical engineering background, having invented, patented, secured resources for, managed, developed, and commercialized several successful pharmaceutical and healthcare related market products from conception to implementation.

Mr. Yazbeck joined Pfizer, Inc. in January 2002 as a scientist in their pharmaceuticals group where he specialized in chemical research and development technologies, including analytics. While at Pfizer, Mr. Yazbeck participated in creating a global center of technology for Pfizer in the field of biocatalysis, developing multiple patents issued in his name and authored a variety of research papers. After leaving Pfizer, Mr. Yazbeck joined Panasonic Corporation of North America in March 2005, spearheading their new market, business and strategic product development activities in the consumer electronics healthcare field. Mr. Yazbeck worked on many advanced Panasonic projects in the biotechnology and healthcare space, again creating multiple patents in his name.

Mr. Yazbeck founded the Yazbeck Consulting & Investment Group (YCIG, Inc.) in October of 2008. YCIG, Inc. seeded the capital, R&D, market development, legal and human resource investments required to create CDx in September 2013.

Mr. Yazbeck graduated with honors from McGill University in Canada in 2001, holds a Master’s Degree in Medicinal Chemistry, with a minor in Marketing Management, and served as a research/teaching assistant for 4 years prior to graduating and joining Pfizer.

Non-Executive Officer

David Bortolin – Chief Revenue Officer

Dave Bortolin joined the Company in April, 2014 as Chief Revenue Officer. Mr. Bortolin has over 22 years of enterprise software, SaaS direct sales, channel partner and marketing experience with companies ranging from start-ups to established organizations.

Mr. Bortolin served as Vice President of Worldwide Sales, Marketing, and Strategic Partnerships for AppCentral from March 2010 to August 2013. From May 2008 to January 2010, Mr. Bortolin served as Vice President Sales, Marketing and Strategic Partners for Exalead. From December 2005 to April 2008, Mr. Bortolin served as Vice President Sales and Marketing at Remedy Interactive. From January 2004 to January 2006, Mr. Bortolin served as Vice President Sales and Marketing for the Milestone Group, and prior to that, he served in various management capacities at Ziff Davis Publishing.

Mr. Bortolin received a Bachelor’s degree in Business Administration from Saint Mary’s College.

Involvement in Legal Proceedings

To the Company’s knowledge, our sole officer and director has not, during the last ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;
●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;
●	been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;
●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section3(a)(26) of the Exchange Act), any registered entity (as defined in Section1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

To the Company’s knowledge, there are no material proceedings to which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or any associate of any such director, officer, affiliate of the Company, or security holder is a party adverse to the Company or any of its subsidiaries or has a material interest adverse to the Company or any of its subsidiaries.

Family Relationships

There are no family relationships among the members of our Board or our executive officers.

Composition of the Board

In accordance with our certificate of incorporation, our Board is elected annually as a single class.

Communications with our Board of Directors

Our stockholders may send correspondence to our board of directors c/o the Corporate Secretary at MyDx, Inc., 6335 Ferris Square, Suite B, San Diego, California 92121. Our corporate secretary will forward stockholder communications to our board of directors prior to the board’s next regularly scheduled meeting following the receipt of the communication.

Code of Business Conduct and Ethics

Effective as of April 30, 2015, the Company adopted a Code of Business Conduct and Ethics that applies to, among other persons, our president or chief executive officer as well as the individuals performing the functions of our chief financial officer, corporate secretary and controller. As adopted, our Code of Business Conduct and Ethics sets forth written standards that are designed to deter wrongdoing and to promote:

●	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;
●	full, fair, accurate, timely, and understandable disclosure in reports and documents that we file with, or submit to regulatory agencies, including the Securities and Exchange Commission;
●	the prompt internal reporting of violations of the Code of Business Conduct and Ethics to an appropriate person or persons identified in the Code of Business Conduct and Ethics; and
●	accountability for adherence to the Code of Business Conduct and Ethics.

Our Code of Business Conduct and Ethics requires, among other things, that all of our personnel be afforded full access to our president or chief executive officer with respect to any matter which may arise relating to the Code of Business Conduct and Ethics. Further, all of our personnel are to be afforded full access to our board of directors if any such matter involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer.

In addition, our Code of Business Conduct and Ethics emphasizes that all employees, and particularly managers and/or supervisors, have a responsibility for maintaining financial integrity within our company, consistent with generally accepted accounting principles, and federal, provincial and state securities laws. Any employee who becomes aware of any incidents involving financial or accounting manipulation or other irregularities, whether by witnessing the incident or being told of it, must report it to his or her immediate supervisor or to our president or chief executive officer. If the incident involves an alleged breach of the Code of Business Conduct and Ethics by our president or chief executive officer, the incident must be reported to any member of our board of directors or use of a confidential and anonymous hotline phone number. Any failure to report such inappropriate or irregular conduct of others is to be treated as a severe disciplinary matter. It is against our company policy to retaliate against any individual who reports in good faith the violation or potential violation of our Code of Business Conduct and Ethics by another. Our Code of Business Conduct and Ethics is available, free of charge, to any stockholder upon written request to our Corporate Secretary at MyDx, Inc., 6335 Ferris Square, San Diego, California 92121. A copy of our Code of Business Conduct and Ethics is also attached as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015.

CORPORATE GOVERNANCE

Board Committees

Our board of directors has established an Audit Committee, a Nominating and Governance Committee, an Ethics Committee and a Compensation Committee. The Audit Committee reviews the results and scope of the audit and other services provided by the independent auditors and review and evaluate the system of internal controls. The Compensation Committee manages any stock option plan we may establish and review and recommend compensation arrangements for the officers. The Nominating and Governance committee assists our board of directors in fulfilling its oversight responsibilities and identify, select and evaluate our board of directors and committees. The Ethics Committee is responsible for overseeing compliance with the Company’s Code of Ethics.

As of the date of this report our sole director serves on each of the Board committees.

Leadership Structure

The chairman of our board of directors and chief executive officer positions are currently held by the same person, Daniel Yazbeck. Our bylaws provide our board of directors with the flexibility to determine whether the two roles should be combined or separated based upon the Company’s needs. Our board of directors believes that having the same individual in the role of the chairman and the chief executive officer is the appropriate structure for the company at this time. Our board of directors believes the current leadership structure serves as an aid in the board of directors’ oversight of management and it provides the Company with an efficient governance structure.

Risk Management

The board of directors discharges its responsibilities, and assesses the information provided by the Company’s management and the independent auditor, in accordance with its business judgment. Management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, and management is responsible for conducting business in an ethical and risk mitigating manner where decisions are undertaken with a culture of ownership. Our board of directors oversees management in their duty to manage the risk of our company and each of our subsidiaries. Our board of directors regularly reviews information provided by management as management works to manage risks in the business. Our board of directors has also established board committees to assist the full board of directors’ oversight by focusing on risks related to the particular area of concentration of the relevant committee. For example, the compensation committee oversees risks related to our executive compensation plans and arrangements, the audit committee oversees the financial reporting and control risks and the nominating and governance committee oversees risks associated with the independence of our board of directors and potential conflicts of interest. If a risk is of sufficient magnitude, a committee reports on the discussions of the applicable relevant risk to the full board of directors during the committee reports portion of the board of directors meetings. The full board of directors incorporates the insight provided by these reports into its overall risk management analysis.

Meetings

No director who served as a director during the past year of CDx attended fewer than 75% of the aggregate of the total number of meetings of the CDx board of directors.

SELLING STOCKHOLDERS

This prospectus relates to the offering and sale, from time to time, of up to 18,408,809 shares of our common stock, held by the stockholders named in the table below, which amount includes 7,571,395 common shares issuable upon the exercise of warrants held by the selling stockholders. The selling stockholders may exercise their warrants at any time in their sole discretion. All of the selling stockholders named below acquired their shares of our common stock and warrants directly from us pursuant to the terms of the Merger.

Except as indicated below, none of the selling stockholders has held a position as an officer or director of the company, nor has any selling stockholder had any material relationship of any kind with us or any of our affiliates. Except as otherwise indicated in the footnotes to the table, the selling stockholders possess sole voting and investment power with respect to the shares shown, and no selling stockholder is a broker-dealer or an affiliate of a broker-dealer. All information with respect to share ownership has been furnished by the selling stockholders. The shares being offered are being registered to permit public secondary trading of the shares and each selling stockholder may offer all or part of the shares owned for resale from time to time.

The following table sets forth certain information known to us as of the date of this prospectus and as adjusted to reflect the sale of the shares offered hereby, with respect to the beneficial ownership of our common stock by the selling stockholders who participated in the private placement mentioned above. The share amounts under the columns “Shares Beneficially Owned Before the Offering” and “Maximum Number of Shares Offered” consist of the shares of our common stock sold by us in the private placement described above, including shares issuable to the selling shareholder upon the exercise of outstanding warrants. The share amounts under the columns “Shares Beneficially Owned after the Offering” assume all of the offered shares are sold pursuant to this prospectus.

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Included in Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering
Daniel Yazbeck TTEE Adriana Tomazelli Trust dtd 2/3/15 (2)(155)	1,000,000	50,000	950,000	8.61%
Alexava Holdings Inc. (3)	150,000	150,000	-	-
Allen Gabriel (4)	45,454	45,454	-	-
Andrej Schon (5)	45,454	45,454	-	-
Andy Hyde (6)	545,454	545,454	-	-
Anup Dadhania (7)	52,671	52,671	-	-
AQS (8)	22,727	22,727	-	-
Daniel Yazbeck TTEE Ary Investment Trust dtd 2/3/15 (9)(155)	1,000,000	50,000	950,000	8.61%
Barbara Lile-Duzsik (10)	45,454	45,454	-	-
Barry Seibel (11)	60,000	60,000	-	-
Binij J Shah (12)	205,620	205,620	-	-
Blue Earth Fund LP (13)	526,706	526,706	-	-
Brasel Family Partners Ltd (14)	275,000	275,000	-	-
Brenna Tanzosh (15)	45,460	45,460	-	-
Brian Harris (16)	54,544	54,544	-	-
Bumpsy Enterprises Inc (17)	50,000	50,000	-	-
C Joseph Vanhaverbeke TTEE C Joseph Vanhaverbeke Trust 1 dtd 2/15/95 (18)	136,362	136,362	-	-
C. Stephen Chapman (19)	45,454	45,454	-	-
Chad Krull (20)	260,378	260,378	-	-
Charles D. Krull (21)	181,818	181,818	-	-
Charles H. Dyson Trust #2 dtd 4/15/76 (22)	100,000	100,000	-	-
Charles H. Dyson Trust #2 dtd 8/2/68 (23)	100,000	100,000	-	-
Charles Krull (24)	52,810	52,810	-	-
Christopher Morrow (25)	50,000	50,000	-	-
Christopher R Hermann (26)	196,528	196,528	-	-
Clayton A. Struve (27)	115,568	115,568	-	-
Conor Edmiston (28)	146,278	131,000	15,278	0.14%
Damon Thomas (29)	45,454	45,454	-	-
Daniel E. Egeland (30)	52,670	52,670	-	-
Daniel Sauder (31)	52,670	52,670	-	-
Daniel Yazbeck (32)(155)	426,667	500	426,167	3.86%
David Bortolin (33)	221,027	24,500	196,527	1.78%
David Gregarek (34)	355,919	355,919	-	-
David I Wolsk (35)	4,000	4,000	-	-
Deborah J. Wilson & William M. Hoadley JTWROS (36)	80,000	80,000	-	-
Debra Hanson (37)	27,272	27,272	-	-
Denise Simpson & Tracy Simpson JTWROS (38)	27,272	27,272	-	-
Donald Ossey (39)	52,670	52,670	-	-
Doug Francis (40)	209,845	209,845	-	-
Dr. Kent Hartley Revocable Trust (41)	100,000	100,000	-	-
Daniel Yazbeck TTEE Dr O Shaddad Trust dtd 2/3/15 (42)(155)	946,667	47,333	899,334	8.16%
ECT LP (43)	1,363,636	1,363,636	-	-
Elden Roy Gosney (44)	45,454	45,454	-	-
Emerson Thomas Springer Jr. (45)	45,454	45,454	-	-
George E Conniff TTEE Esther M Harpe Trust (46)	60,000	60,000	-	-
Fourdice Ventures LLC (47)	36,000	36,000	-	-
Francis Russo (48)	50,000	50,000	-	-
Fusion Design Inc. (49)	39,550	39,550	-	-
G Value Fund LLC (50)	45,454	45,454	-	-
Gary W Levine (51)	45,454	45,454	-	-
George Jackoboice (52)	177,083	125,000	52,083	0.47%
GKG Investments LLC (53)	587,292	587,292	-	-
Gordon Holmes (54)	27,272	27,272	-	-
Gregorio E Salivio (55)	1,000	1,000	-	-
Gregory H Blaine (56)	20,000	20,000	-	-
Harsh Sutaria (57)	46,000	46,000	-	-

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Included in Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering
Howard Katkov (58)	105,341	105,341	-	-
Hugh L Fagan (59)	200,000	200,000	-	-
James Jordan (60)	8,400	8,400	-	-
Jeffrey Landstrom (61)	40,000	40,000	-	-
Jerome W Dewald (62)	300,000	300,000	-	-
Gagliardo and Associates Inc. (63)	100,000	100,000	-	-
J J Peirce (64)	52,810	52,810	-	-
John Stuart & Jo Ellen Stuart JTWROS (65)	115,876	115,876	-	-
John Elliott (66)	50,000	50,000	-	-
John Saefke (67)	18,180	18,180	-	-
Jon Stagnitti & Melanie Stagnitti JTWROS (68)	46,000	46,000	-	-
Joseph Gagliardo (69)	52,960	52,960	-	-
Justin Hartfield (70)	209,845	209,845	-	-
Kadi Family Trust (71)	52,670	52,670	-	-
Keith Gelles (72)	100,000	100,000	-	-
Kevin Vance Pitts (73)	52,810	52,810	-	-
Kircher Family Foundation Inc (74)	90,908	90,908	-	-
Stephen C Kircher TTEE Kircher Irrevocable Trust FBO (75)	90,908	90,908	-	-
Kody Krien (76)	100,000	100,000	-	-
Lawrence E Cerf TTEE Lawrence E Cerf Revocable Trust (77)	52,531	52,531	-	-
Webb & Bordson, APC (78)	50,000	50,000	-	-
Leonard H. Hoffman (79)	45,454	45,454	-	-
Lester Petracca (80)	90,234	90,234	-	-
Louis J Schaufele (81)	45,454	45,454	-	-
Daniel Yazbeck TTEE Marcel Investment Trust dtd 2/3/15 (82)(155)	733,333	36,667	696,666	6.32%
Margaret M. Dyson Trust #2 dtd 3/26/68 (83)	100,000	100,000	-	-
Mark Razdolsky (84)	45,454	45,454	-	-
Martin Siegel (85)	45,454	45,454	-	-
Matthew Gregarek (86)	327,103	327,103	-	-
Mehrdad Mark Mofid (87)	52,670	52,670	-	-
Michael J Dugas (88)	45,454	45,454	-	-
Michael Kennedy (89)	18,180	18,180	-	-
Michael Klein (90)	45,454	45,454	-	-
Michael Trent Hartley (91)	100,000	100,000	-	-
MIJO Enterprises, Inc. (92)	100,000	100,000	-	-
Micthell Tracy (93)	45,454	45,454	-	-
MJIC Inc (94)	45,454	45,454	-	-
Monte D Anglin & Janet S Anglin JTWROS (95)	20,000	20,000	-	-
Natalie Gregarek (96)	52,960	52,960	-	-
Nathanial Spoelman (97)	33,333	33,333	-	-
Nicholas Hadler (98)	108,639	101,000	7,639	0.07%
Nina Eliason (99)	7,770	1,000	6,770	0.06%
Nirav S Parikh & Kavita G Parikh JTWROS (100)	60,000	60,000	-	-
Daniel Yazbeck TTEE One World Trust dtd 2/3/15 (101)(155)	927,500	46,375	881,125	7.99%
Parag Doshi (102)	20,000	20,000	-	-
Patricia Welch (103)	52,531	52,531	-	-
Paul Dragul (104)	105,620	105,620	-	-
Paul Hamerton-Kelly (105)	18,200	18,200	-	-
Paul Ropner (106)	40,000	40,000	-	-
Paulson Company Investment Company LLC (107)	832,295	832,295	-	-
Paul Wyrsch (108)	166,182	166,182	-	-
Prashant Patel (109)	45,600	45,600	-	-
Rajnikant N Patel (110)	151,373	151,373	-	-

Name of Selling Shareholder	Number of Shares of Common Stock Beneficially Owned Prior to Offering	Number of Shares of Common Stock Included in Prospectus	Number of Shares of Common Stock Beneficially Owned After Offering (1)	Percentage of Shares Beneficially Owned After Offering
Ralph Olson (111)	100,000	100,000	-	-
Rebecca Gregarek (112)	52,960	52,960	-	-
Remsen Holdings LLC (113)	100,000	100,000	-	-
Rex R Smith & Lisa A Smith JTWROS (114)	10,000	10,000	-	-
Richard Cowan (115)	400,000	400,000	-	-
Richard Rouse (116)	233,333	50,000	183,333	1.66%
Robert C. Lewis (117)	88,477	4,450	84,027	0.76%
Robert Vigil (118)	53,195	2,500	50,695	0.46%
Robert L. Burch (119)	454,544	454,544	-	-
Robert R. Dyson (120)	100,000	100,000	-	-
Robin White (121)	5,000	5,000	-	-
Ropner Investments, LLC (122)	100,000	100,000	-	-
Ryan Hildenbrand (123)	18,180	18,180	-	-
Ryan W. Shay (124)	45,454	45,454	-	-
Samuel Sanzeri (125)	617,601	14,100	603,501	5.47%
Scott R Schroeder & Mary K Schroeder JTWROS (126)	105,620	105,620	-	-
Shaun Arora TTEE Shaun Dhingra Arora Living Trust dtd 11/25/98 (127)	210,683	210,683	-	-
Silverado Insurance PCC (128)	105,341	105,341	-	-
Steve Strasser (129)	80,000	80,000	-	-
Steven J Davis (130)	120,680	120,680	-	-
Sunit V Dadhania (131)	54,546	54,546	-	-
Susan Hilliard (132)	909,090	909,090	-	-
Seonyoung Kim (133)	17,778	2,500	15,278	0.14%
Alvin Perry & Rauna Perry Trust (134)	60,000	60,000	-	-
The Rosebud Group LLC (135)	200,000	200,000	-	-
Theodore C. Yoon (136)	50,000	50,000	-	-
Thomas A. Szabo (137)	250,000	250,000	-	-
Thomas Prasil (138)	499,575	499,575	-	-
Thomas Gruber (139)	387,781	10,004	377,777	3.43%
Trevor A Allen (140)	45,454	45,454	-	-
Veronica Murano & Thomas Volckening JTWROS (141)	161,796	161,796	-	-
Village Partners LLC (142)	52,810	52,810	-	-
Vinod Dadhania (143)	45,500	45,500	-	-
John L Wallace TTEE Wallace Family Trust (144)	90,908	90,908	-	-
Webb & Bordson, APC (145)	112,500	112,500	-	-
William Bolt (146)	45,454	45,454	-	-
William Esson (147)	30,000	30,000	-	-
William Paul Sterling (148)	18,180	18,180	-	-
WPE Kids Partners, LP (149)	400,000	400,000	-	-
WS Investment Company LLC (150)	50,000	50,000	-	-
Daniel Yazbeck TTEE Yazbeck Living Trust (151)(155)	3,875,000	193,750	3,681,250	33.38%
YCIG Inc (152)(155)	420,000	420,000	-
YP Holdings LLC (153)	540,908	540,908	-
Daniel Yazbeck TTEE Zoe Enterprises Trust dtd 2/3/15 (154)(155)	1,000,000	50,000	950,000	8.61%

(1)	Represents the amount of shares that will be held by the selling stockholders after completion of this offering based on the assumptions that (a) all shares registered for sale by the registration statement of which this prospectus is part will be sold, including shares issuable upon exercise of warrants and options; and (b) that no other shares of our Common Stock beneficially owned by the selling stockholders are acquired or are sold prior to completion of this offering by the selling stockholders.
(2)	The selling stockholder indicated to us that Daniel Yazbeck, Trustee of Adriana Tomazelli Trust has voting and investment power over the shares it is offering for resale. The 1,000,000 share beneficially owned consist of 1,000,000 shares of Common Stock of which 50,000 shares are being offer for resale.

(3)	The selling stockholder indicated to us that Lori Ferrara, President of Alexava Holdings, Inc., has voting and investment power over the shares it is offering for resale. The 150,000 shares beneficially owned consist of 150,000 shares of Common Stock.
(4)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(5)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(6)	The 545,454 shares beneficially owned consist of 272,727 shares of Common Stock and 272,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(7)	The 52,671 shares beneficially owned consist of 23,494 shares of Common Stock and 29,177 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(8)	The selling stockholder indicated to us that John Park, CEO of All Quality Services, Inc., has voting and investment power over the shares it is offering for resale. The 22,727 shares beneficially owned consist of 22,727 shares of Common Stock.
(9)	The selling stockholder indicated to us that Daniel Yazbeck, Trustee of ARY Investment Trust has voting and investment power over the shares it is offering for resale. The 1,000,000 shares beneficially owned consist of 1,000,000 shares of Common stock of which 50,000 shares are being offer for resale.
(10)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(11)	The 60,000 shares beneficially owned consist of 30,000 shares of Common Stock and 30,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(12)	The 205,620 shares beneficially owned consist of 97,128 shares of Common Stock and 108,492 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(13)	The selling stockholder indicated to us that Brett Conrad, Managing Member and General Partner of Blue Earth Fund, LP has voting and investment power over the shares it is offering for resale. The 526,706 shares beneficially owned consist of 234,944 shares of Common Stock and 291,762 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(14)	The selling stockholder indicated to us that Tim Brasel, General Partner of Brasel Family Partners Ltd has voting and investment power over the shares it is offering for resale. The 275,000 shares beneficially owned consist of 275,000 shares of Common Stock.
(15)	The 45,460 shares beneficially owned consist of 22,730 shares of Common Stock and 22,730 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(16)	The 54,544 shares beneficially owned consist of 22,272 shares of Common Stock and 22,272 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(17)	The selling stockholder indicated to us that Eric T. Wiseman, President of Bumpsy Enterprises, Inc., has voting and investment power over the shares it is offering for resale. The 66,284 shares beneficially owned consist of 50,000 shares of Common Stock and 16,284 shares of Common Stock issuable upon exercise of options to purchase Common Stock.
(18)	The 136,362 shares beneficially owned consist of 68,181 shares of Common Stock and 68,181 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(19)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(20)	The 260,738 shares beneficially owned consist of 121,098 shares of Common Stock and 139,280 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(21)	The 181,818 shares beneficially owned consist of 90,909 shares of Common Stock and 90,909 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(22)	The selling stockholder indicated to us that Robert R. Dyson, Trustee of Charles H. Dyson Trust #2 dtd 4/15/76 has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(23)	The selling stockholder indicated to us that Robert R. Dyson, Trustee of Charles H. Dyson Trust #2 dtd 8/2/68 has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(24)	The 52,810 shares beneficially owned consist of 23,564 shares of Common Stock and 29,246 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(25)	The 50,000 shares beneficially owned consist of 50,000 shares of Common Stock.
(26)	The 196,528 shares beneficially owned consist of 92,582 shares of Common Stock and 103,946 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(27)	The 115,568 shares beneficially owned consist of 51,534shares of Common Stock and 64,034 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(28)	The 146,278 shares beneficially owned consist of 131,000 shares of Common Stock and 15,278 shares of Common Stock issuable upon exercise of stock options to purchase Common Stock.
(29)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(30)	The 52,670 shares beneficially owned consist of 23,494 shares of Common Stock and 29,176 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(31)	The 52,670 shares beneficially owned consist of 23,494 shares of Common Stock and 29,176 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(32)	The 426,667 shares beneficially owned consist of 10,000 shares of Common Stock and 416,667 shares of Common Stock issuable upon exercise of options to purchase Common Stock.

(33)	The 221,027 shares beneficially owned consist of 24,500 shares of Common Stock and 196,527 shares of Common Stock issuable upon exercise of options to purchase Common Stock.
(34)	The 355,919 shares beneficially owned consist of 297,278 shares of Common Stock and 58,641 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(35)	The 4,000 shares beneficially owned consist of 4,000 shares of Common Stock.
(36)	The selling stockholder indicated to us that Deborah J. Wilson & William M. Hoadley of Deborah J. Wilson & William M. Hoadley JTWROS has voting and investment power over the shares it is offering for resale. The 80,000 shares beneficially owned consist of 40,000 shares of Common Stock and 40,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(37)	The 22,272 shares beneficially owned consist of 13,636 shares of Common Stock and 13,636 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(38)	The 22,272 shares beneficially owned consist of 13,636 shares of Common Stock and 13,636 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(39)	The 52,670 shares beneficially owned consist of 23,494 shares of Common Stock and 29,176 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(40)	The 209,845 shares beneficially owned consist of 93,559 shares of Common Stock and 116,286 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(41)	The selling stockholder indicated to us that Kent Hartley, Trustee of Dr. Kent Hartley Revocable Trust has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(42)	The selling stockholder indicated to us that Daniel Yazbeck, Trustee of Dr. O. Shaddad Trust has voting and investment power over the shares it is offering for resale. The 946,667 shares beneficially owned consist of 946,667 shares of Common Stock of which 47,333 are being offered for resale.
(43)	The selling stockholder indicated to us that Jack Sweigart of ECT, LP has voting and investment power over the shares it is offering for resale. The 1,363,636 shares beneficially owned consist of 681,818 shares of Common Stock and 681,818 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(44)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(45)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(46)	The selling stockholder indicated to us that George E. Conniff, Trustee of Esther M. Harpe Trust has voting and investment power over the shares it is offering for resale. The 60,000 shares beneficially owned consist of 30,000 shares of Common Stock and 30,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(47)	The selling stockholder indicated to us that Charles Noh & Jean-Jaques Dandrieux, of Fourdice Ventures LLC has voting and investment power over the shares it is offering for resale. The 36,000 shares beneficially owned consist of 18,000 shares of Common Stock and 18,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(48)	The 50,000 shares beneficially owned consist of 25,000 shares of Common Stock and 25,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(49)	The selling stockholder indicated to us that Mark Brinkerhoff and Douglas R. Grundstrom, Treasurer of Fusion Design, Inc., has voting and investment power over the shares it is offering for resale. The 39,550 shares beneficially owned consist of 39,550 shares of Common Stock.
(50)	The selling stockholder indicated to us that Michael Glickstein, Secretary and Treasurer of G Value Fund, LLC has voting and investment power over the shares it is offering for resale. The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(51)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(52)	The 177,083 shares beneficially owned consist of 125,000 shares of Common Stock and 52,083 shares of Common Stock issuable upon exercise of options to purchase Common Stock. George Jackoboice is a former director of the Company.
(53)	The selling stockholder indicated to us that Matthew Gregarek, Managing Partner of GKG Investments, LLC has voting and investment power over the shares it is offering for resale. The 587,292 shares beneficially owned consist of 447,282 shares of Common Stock and 140,010 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(54)	The 27,272 shares beneficially owned consist of 13,636 shares of Common Stock and 13,636 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(55)	The 1,000 shares beneficially owned consist of 1,000 shares of Common Stock.
(56)	The 20,000 shares beneficially owned consist of 10,000 shares of Common Stock and 10,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(57)	The 46,000 shares beneficially owned consist of 23,000 shares of Common Stock and 23,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(58)	The 105,341 shares beneficially owned consist of 46,989 shares of Common Stock and 58,352 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(59)	The 200,000 shares beneficially owned consist of 100,000 shares of Common Stock and 100,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(60)	The 8,400 shares beneficially owned consist of 8,400 shares of Common Stock.
(61)	The 40,000 shares beneficially owned consist of 40,000 shares of Common Stock.

(62)	The 300,000 shares beneficially owned consist of 150,000 shares of Common Stock and 150,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(63)	The selling stockholder indicated to us that Joe Gagliardo, President of Joe Gagliardo and Associates has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(64)	The 52,810 shares beneficially owned consist of 23,564 shares of Common Stock and 29,246 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(65)	The 115,876 shares beneficially owned consist of 51,688 shares of Common Stock and 64,188 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(66)	The 50,000 shares beneficially owned consist of 25,000 shares of Common Stock and 25,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(67)	The 18,180 shares beneficially owned consist of 9,090 shares of Common Stock and 9,090 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(68)	The 46,000 shares beneficially owned consist of 23,000 shares of Common Stock and 23,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(69)	The 52,960 shares beneficially owned consist of 23,639 shares of Common Stock and 29,321 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(70)	The 209,845 shares beneficially owned consist of 93,559 shares of Common Stock and 116,286 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(71)	The selling stockholder indicated to us that William J. Kadi and Sandra M. Kadi, Trustee of Kadi Family Trust has voting and investment power over the shares it is offering for resale. The 52,670 shares beneficially owned consist of 23,494 shares of Common Stock and 29,176 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(72)	The 100,000 shares beneficially owned consist of 50,000 shares of Common Stock and 50,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(73)	The 52,810 shares beneficially owned consist of 23,564 shares of Common Stock and 29,246 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(74)	The selling stockholder indicated to us that Stephen and Lari Kircher of Kircher Family Foundation, Inc. has voting and investment power over the shares it is offering for resale. The 90,908 shares beneficially owned consist of 45,454 shares of Common Stock and 45,454 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(75)	The selling stockholder indicated to us that Stephen and Lari Kircher of Kircher Family Irrevocable Trust FBO Douglas S. Kircher U/A dtd 12/29/2004 has voting and investment power over the shares it is offering for resale. The 90,908 shares beneficially owned consist of 45,454 shares of Common Stock and 45,454 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(76)	The 100,000 shares beneficially owned consist of 50,000 shares of Common Stock and 50,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(77)	The selling stockholder indicated to us that Susan M. Cerf, President and CEO of Lawrence E. Cerf Revocable Trust has voting and investment power over the shares it is offering for resale. The 52,531 shares beneficially owned consist of 23,425 shares of Common Stock and 29,106 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(78)	The selling stockholder indicated to us that Lenden F. Webb has voting and investment power over the shares it is offering for resale. The 50,000 shares beneficially owned consist of 50,000 shares of Common Stock.
(79)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(80)	The 90,234 shares beneficially owned consist of 40,230 shares of Common Stock and 50,004 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(81)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(82)	The selling stockholder indicated to us that Daniel Yazbeck, Trustee of Marcel Investment Trust has voting and investment power over the shares it is offering for resale. The shares beneficially owned consist of 733,333 shares of Common Stock of which 36,667 are being offered for resale.
(83)	The selling stockholder indicated to us that Robert R. Dyson, Trustee of Margaret M. Dyson Trust #2 dtd 3/26/68 has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(84)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(85)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(86)	The 327,103 shares beneficially owned consist of 256,733 shares of Common Stock and 70,370 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(87)	The 52,670 shares beneficially owned consist of 23,494 shares of Common Stock and 29,176 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(88)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(89)	The 18,180 shares beneficially owned consist of 9,090 shares of Common Stock and 9,090 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.

(90)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(91)	The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(92)	The selling stockholder indicated to us that Michael J. Harris, President of MIJO Enterprises, Inc., has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(93)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(94)	The selling stockholder indicated to us that Frank Marino, CEO of MJIC, Inc. has voting and investment power over the shares it is offering for resale. The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(95)	The selling stockholder indicated to us that Monte D. Anglin & Janet S. Anglin of Monte D. & Janet S. Anglin JTWROS has voting and investment power over the shares it is offering for resale. The 20,000 shares beneficially owned consist of 10,000 shares of Common Stock and 10,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(96)	The 52,960 shares beneficially owned consist of 23,639 shares of Common Stock and 29,321 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(97)	The 33,333 shares beneficially owned consist of 33,333 shares of Common Stock.
(98)	The 108,639 shares beneficially owned consist of 101,000 shares of Common Stock and 7,639 shares of Common Stock issuable upon exercise of options to purchase Common Stock.
(99)	The 7,770 shares beneficially owned consist of 1,000 shares of Common Stock and 6,770 shares of Common Stock issuable upon exercise of options to purchase Common Stock.
(100)	The 60,000 shares beneficially owned consist of 30,000 shares of Common Stock and 30,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(101)	The selling stockholder indicated to us that Daniel Yazbeck, Trustee of One World Trust has voting and investment power over the shares it is offering for resale. The shares beneficially owned consist of 927,500 shares of Common Stock of which 46,375 are being offered for resale.
(102)	The 20,000 shares beneficially owned consist of 10,000 shares of Common Stock and 10,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(103)	The 52,531 shares beneficially owned consist of 23,425 shares of Common Stock and 29,106 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(104)	The 105,620 shares beneficially owned consist of 47,128 shares of Common Stock and 58,492 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(105)	The 18,200 shares beneficially owned consist of 9,100 shares of Common Stock and 9,100 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(106)	The 40,000 shares beneficially owned consist of 20,000 shares of Common Stock and 20,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(107)	The 832,295 shares beneficially owned consist of 832,295 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock. The selling stockholder indicated to us that the following individuals and entities has voting and investment power over the shares it is offering for resale: River Integrity Investments LLC (of which Guy Hansen Young has voting and investment power) and DTA Investments LLC (of which Dale George Ragan, Tanya Ann Ragan, Adolfo Mathias Carmona and Donna Hardacre Carmona have voting and investment power).
(108)	The 116,182 shares beneficially owned consist of 51,841 shares of Common Stock and 64,341 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(109)	The 45,600 shares beneficially owned consist of 22,800 shares of Common Stock and 22,800 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(110)	The 151,573 shares beneficially owned consist of 70,005 shares of Common Stock and 81,368 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(111)	The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(112)	The 52,960 shares beneficially owned consist of 23,639 shares of Common Stock and 29,321 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(113)	The selling stockholder indicated to us that Edward Feldman, Managing Member of Remsen Holdings LLC has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 50,000 shares of Common Stock and 50,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(114)	The 10,000 shares beneficially owned consist of 5,000 shares of Common Stock and 5,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(115)	The 400,000 shares beneficially owned consist of 200,000 shares of Common Stock and 200,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.

(116)	The 233,333 shares beneficially owned consist of 50,000 shares of Common Stock and 183,333 shares of Common Stock issuable upon exercise of options to purchase Common Stock.
(117)	The 88,477 shares beneficially owned consist of 4,450 shares of Common Stock and 84,087 shares of Common Stock issuable upon exercise of options to purchase Common Stock.
(118)	The 53,195 shares beneficially owned consist of 2,500 shares of Common Stock and 50,695 shares of Common Stock issuable upon exercise of options to purchase Common Stock.

(119)	The 454,544 shares beneficially owned consist of 227,272 shares of Common Stock and 227,272 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(120)	The selling stockholder indicated to us that Jonathan Mark Ropner Managing Partner of Ropner Investments, LLC has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 50,000 shares of Common Stock and 50,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(121)	The 5,000 shares beneficially owned consist of 5,000 shares of Common Stock.
(122)	The selling stockholder indicated to us that Paul Benedict Ropner has voting and investment power over the shares it is offering for resale. The 100,000 shares beneficially owned consist of 100,000 shares of Common Stock.
(123)	The 18,180 shares beneficially owned consist of 9,090 shares of Common Stock and 9,090 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(124)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(125)	The 617,601 shares beneficially owned consist of 14,100 shares of Common Stock and 603,501 shares of Common Stock issuable upon exercise of options to purchase Common Stock. Mr. Sanzeri was the President of the Company until August 4, 2015.
(126)	The 105,620 shares beneficially owned consist of 47,128 shares of Common Stock and 58,492 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(127)	The selling stockholder indicated to us that Shaun Arora, Trustee of Shaun Dhingra Arora Living Trust dated 11/25/1998 has voting and investment power over the shares it is offering for resale. The 210,683 shares beneficially owned consist of 93,978 shares of Common Stock and 116,705 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(128)	The selling stockholder indicated to us that Michael Lewis, Trustee of Silverado Insurance, PCC SIL02 has voting and investment power over the shares it is offering for resale. The 105,341 shares beneficially owned consist of 46,989 shares of Common Stock and 58,352 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(129)	The 80,000 shares beneficially owned consist of 40,000 shares of Common Stock and 40,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(130)	The 120,680 shares beneficially owned consist of 120,680 shares of Common Stock.
(131)	The 54,546 shares beneficially owned consist of 27,273 shares of Common Stock and 27,273 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(132)	The 909,090 shares beneficially owned consist of 454,545 shares of Common Stock and 454,545 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(133)	The 17,778 shares beneficially owned consist of 2,500 shares of Common Stock and 15,278 shares of common stock issuable upon the exercise of options to purchase Common Stock.
(134)	The selling stockholder indicated to us that Alvin Perry Trustee of The Alvin & Rauna Perry Trust has voting and investment power over the shares it is offering for resale. The 60,000 shares beneficially owned consist of 30,000 shares of Common Stock and 30,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(135)	The selling stockholder indicated to us that Elizabeth C. Nichols, Member of The Rosebud Group, LLC has voting and investment power over the shares it is offering for resale. The 200,000 shares beneficially owned consist of 200,000 shares of Common Stock.
(136)	The 50,000 shares beneficially owned consist of 25,000 shares of Common Stock and 25,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(137)	The 250,000 shares beneficially owned consist of 250,000 shares of Common Stock.
(138)	The 499,575 shares beneficially owned consist of 232,742 shares of Common Stock and 266,833 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(139)	The 387,781 shares beneficially owned consist of 10,004 shares of Common Stock and 377,777 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock. Mr. Gruber was the Chief Executive Officer, Chief Operating Officer and a director of the Company until August 6, 2015, and the Chief Financial Officer and Secretary of the Company until September 1, 2015.
(140)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(141)	The selling stockholder indicated to us that Veronica Marano & Thomas M. Volckening of Veronica Marano and Thomas Volckening JTWROS has voting and investment power over the shares it is offering for resale. The 161,796 shares beneficially owned consist of 72,148 shares of Common Stock and 89,648 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(142)	The selling stockholder indicated to us that George Lee, Co Managing Member of Village Partners, LLC has voting and investment power over the shares it is offering for resale. The 52,810 shares beneficially owned consist of 23,564 shares of Common Stock and 29,246 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(143)	The 45,500 shares beneficially owned consist of 22,750 shares of Common Stock and 22,750 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(144)	The selling stockholder indicated to us that John L. Wallace, Trustee of Wallace Family Trust has voting and investment power over the shares it is offering for resale. The 90,908 shares beneficially owned consist of 45,454 shares of Common Stock and 45,454 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(145)	The selling stockholder indicated to us that Lenden F. Webb, President of Webb & Bordson, APC has voting and investment power over the shares it is offering for resale. The shares beneficially owned consist of 112,500 shares of Common Stock.
(146)	The 45,454 shares beneficially owned consist of 22,727 shares of Common Stock and 22,727 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(147)	The 30,000 shares beneficially owned consist of 15,000 shares of Common Stock and 15,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.

(148)	The 18,180 shares beneficially owned consist of 9,090 shares of Common Stock and 9,090 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(149)	The selling stockholder indicated to us that Peter Wilson, President of WPE Kids Partners, LP has voting and investment power over the shares it is offering for resale. The 400,000 shares beneficially owned consist of 200,000 shares of Common Stock and 200,000 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(150)	The selling stockholder indicated to us that James A. Terranova, Director of WS Investment Company, LLC (2014A) has voting and investment power over the shares it is offering for resale. The shares beneficially owned consist of 50,000 shares of Common Stock.
(151)	The selling stockholder indicated to us that Daniel Yazbeck, Trustee of Yazbeck Living Trust has voting and investment power over the shares it is offering for resale. The shares beneficially owned consist of 3,875,000 shares of Common Stock of which 193,750 are being offered for resale.
(152)	The selling stockholder indicated to us that Daniel Yazbeck, President of YCIG, Inc., has voting and investment power over the shares it is offering for resale. The 420,000 shares beneficially owned consist of 420,000 shares of Common Stock.
(153)	The selling stockholder indicated to us that Michael Yurkowsky, Owner of YP Holdings LLC has voting and investment power over the shares it is offering for resale. The 540,908 shares beneficially owned consist of 295,454 shares of Common Stock and 245,454 shares of Common Stock issuable upon exercise of warrants to purchase Common Stock.
(154)

The selling stockholder indicated to us that Daniel Yazbeck, CEO of Zoe Enterprises Trust has voting and investment power over the shares it is offering for resale. The 1,000,000 shares beneficially owned consist of 1,000,000 shares of Common Stock of which 50,000 shares are being offer for resale.

(155)	Daniel Yazbeck, who is the Chief Executive Officer, Chief Financial Officer and Chairman of the Board, beneficially owns a total of 499,125 shares of Common Stock which are being offered for resale in this prospectus.

PLAN OF DISTRIBUTION

We are registering (i) shares of common stock previously issued to the selling stockholders and (ii) shares of common stock to be issued to the selling stockholders upon their exercise of warrants previously issued to the selling stockholders. We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock previously issued to them. We will receive proceeds from the cash exercise of the warrants previously issued to them. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock beneficially owned by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions. A selling stockholder may use any one or more of the following methods when selling shares:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;
●	in the over-the-counter market;
●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;
●	through the writing of options, whether such options are listed on an options exchange or otherwise;
●	in ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part
●	sales pursuant to Rule 144;
●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved).In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3)or other applicable provision of the Securities Act of 1933, as amended, amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

The selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, including, without limitation, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to registration rights agreements. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act, in accordance with the registration rights agreements, or they may be entitled to contribution from the Company. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act, that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, in accordance with the related registration rights agreement, or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

EXECUTIVE COMPENSATION

The following table summarizes all compensation earned in each of the Company’s last two fiscal years ended December 31, 2014 and 2015 by: (i) its principal executive officer; and (ii) its most highly compensated executive officer other than the principal executive officer who was serving as an executive officer of CDx as of the end of the last completed fiscal year. The tables below include the compensation for the CDx named executive officers as of December 31, 2015.

Summary Compensation Table

The following table lists the summary compensation of the Company’s named executive officers for the prior two fiscal years (CDx was incorporated in 2013):

Name and principal position	Year	Salary	Bonus	Stock Awards	Option Awards	All other comp.	Total
Daniel R. Yazbeck (1)(2)	2015	$112,765	$45,000	$-	$-	$-	$157,765
Chief Executive Officer and	2014	$97,500	$-	$-	$40,000	$-	$137,500
Chief Financial Officer (3)

Samuel Sanzeri (4)	2015	$105,516	$-	$-	$275,000	$-	$380,516
President	2014	$101,250	$-	$-	$40,000	$2,250	$143,500

Thomas L. Gruber (5) (6)	2015	$99,261	$-	$-	$302,500	$-	$401,761
Chief Financial Officer,	2014	$70,000	$-	$-	$16,000	$1,875	$87,875
Chief Financial Officer and
Chief Operating Officer

Albert Hugo Martinez	2015	$-	$-	$-	$-	$-	$-
Chief Executive Officer and	2014	$-	$-	$-	$-	$-	$-
Interim Chief Financial Officer (7)

(1)	In 2014, CDx, Inc. established its 2014 Equity Incentive Plan pursuant to which it is authorized to grant up to an aggregate of 6,200,000 options to purchase share of common stock. The Company assumed CDx's 2014 Equity Incentive Plan upon consummation of the Merger.
(2)	In July 2014, Mr. Yazbeck was granted an option to purchase 450,000 shares of CDx's common stock at $0.08 per share. The options subject to the grant began vesting as of December 1, 2013. 1/12th of the underlying shares vest each month thereafter.
(3)	Mr. Yazbeck was the Chief Executive Officer of the Company between April 30, 2015 and July 10, 2015; the Chief Innovation Officer of the Company between July 10, 2015 and September 29, 2015; the Interim Chief Executive Officer of the Company between August 6, 2015 and September 9, 2015; and has been the Chief Executive Officer and Chief Financial Officer of the Company since September 29, 2015.
(4)	In July 2014, Mr. Sanzeri was granted an option to purchase 500,000 shares of CDx's common stock at $0.08 per share. The options subject to the grant began vesting as of December 1, 2013. 1/24th of the underlying shares vest each month. In March 2015, Mr. Sanzeri was granted an option to purchase 500,000 shares of CDx' common stock at $0.55 per share. 1/24th of the underlying shares vest each month thereafter.
(5)	In July 2014, Mr. Gruber was granted an option to purchase 200,000 shares of CDx's common stock at $0.08 per share. The options subject to the grant began vesting as of June 21, 2014. 1/24th of the underlying shares vest each month thereafter. In March of 2015, Mr. Gruber was granted an option to purchase 550,000 shares of CDx's common stock at $0.55 per share. The options subject to grant began vesting as of January 1, 2015. 1/18th of the underlying shares vest each month thereafter.
(6)	Mr. Gruber was the Chief Executive Officer of the Company from July 10, 2015 until August 6, 2015. Mr. Gruber was the Chief Operating Officer of the Company from April 30, 2015 until August 5, 2015. Mr. Gruber was the Chief Financial Officer and Secretary of the Company from April 30, 2015 until September 1, 2015.
(7)	Mr. Martinez was the chief Executive Officer and Interim Chief Financial Officer of the Company from September 9, 2015 until September 23, 2015.

Agreements with Named Executive Officers

Daniel R. Yazbeck

On October 15, 2014, CDx, Inc. entered into a five year employment agreement with Daniel R. Yazbeck. The employment agreement provides that Mr. Yazbeck shall serve as the CDx Chief Executive Officer or such other title or position as may be designated from time to time by the CDx board of directors. The employment agreement can be terminated pursuant to written notification by either CDx or Mr. Yazbeck, which notification may occur at any time for any reason. Mr. Yazbeck’s initial base salary is $180,000 per year, subject to periodic review by the CDx board of directors and may be increased in the discretion of CDx.

Under the terms of the employment agreement, Mr. Yazbeck is also eligible to participate in all group term life insurance plans, group health plans, accidental death and dismemberment plans and short-term disability programs and other perquisites which are made available to the CDx executives and for which Mr. Yazbeck qualifies. Additionally, Mr. Yazbeck is entitled to be reimbursed for supplemental insurance products including life insurance at a cost of up to an additional $15,000 per year. CDx also provides a leased vehicle with operating expenses, not to exceed $800 per month, which CDx commenced paying in March 2015.

Under the terms of the employment agreement, should CDx terminate Mr. Yazbeck’s employment other than for cause during the first 5 years of the employment agreement, or should Mr. Yazbeck resign for good reason, CDx shall have no further obligation under the employment agreement, except that CDx will continue to pay Mr. Yazbeck’s base salary for a two year period, (less, if applicable, any long-term disability payments) and the Target Bonus (as defined below) for a one year period following termination of Mr. Yazbeck’s employment on the normal payroll dates, and in addition one hundred percent (100%) of Mr. Yazbeck’s then-outstanding unvested stock options shall immediately vest.

The employment agreement provides that for each fiscal year during the employment agreement, Mr. Yazbeck shall be eligible for an incentive bonus. For each full fiscal year of employment, Mr. Yazbeck shall be eligible for an incentive bonus of up to one hundred percent (100%) of his annual base salary and his performance objectives shall be set such that one hundred percent (100%) completion of his objectives shall entitle him to at least seventy-five percent (75%) of the bonus (the “Target Bonus”). During the first year of employment Mr. Yazbeck shall be eligible for the bonus plan as outlined in the employment agreement. After the first year, the bonus amount will be based on the following factors: (1) the financial performance of CDx as determined and measured by CDx’s board of directors, and (2) Mr. Yazbeck’s achievement of management targets and goals as set by CDx. The bonus amount is intended to reward contribution to CDx’s performance over an entire fiscal year, and on the basis of continuing, cumulative contribution, and consequently will be paid only if Mr. Yazbeck is employed and in good standing at the time of bonus payments, which will occur each quarter. CDx accrued a $45,000 bonus for Mr. Yazbeck in compliance with the terms of his target bonus milestones for completion of a working prototype. The bonus was paid in March 2015.

The foregoing is only a brief description of the material terms of the employment agreement, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the employment agreement which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015.

Outstanding Equity Awards at Fiscal Year End

The following table lists the outstanding equity awards held by the Company’s named executive officers at December 31, 2015:

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS (1)						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options Exercisable	Number of Securities Underlying Unexercised Options Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercisable Price	Option Expiration Date	Number of Shares or Units of Stock that have Not Vested	Market Value of Shares or Units of Stock that have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights that have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights that have Not Vested
Daniel Yazbeck (2)(3)	333,333	166,667	166,667	$0.08	7/11/2024	-	-	-	-

Thomas Gruber (4)	50,000	150,000	150,000	$0.08	7/11/2024	-	-	-	-
	366,667	183,333	183,333	$0.55	1/1/2025	-	-	-	-

Samuel Sanzeri (5)	261,833	229,167	229,167	$0.08	7/11/2024	-	-	-	-
	150,000	-	-	$0.55	1/1/2025	-	-	-	-

(1)	In 2014, CDx established its 2014 Equity Incentive Plan pursuant to which it is authorized to grant up to an aggregate of 6,200,000 options to purchase shares of common stock. The Company assumed CDx’s 2014 Equity Incentive Plan upon consummation of the Merger.
(2)	In July 2014, Mr. Yazbeck was granted an option to purchase 250,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of December 1, 2013. 1/12th of the underlying shares vest each month thereafter.
(3)	In July 2014, Mr. Yazbeck was granted an option to purchase 250,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of July 1, 2014. 1/24th of the underlying shares vest each month thereafter.
(4)	In July 2014, Mr. Gruber was granted an option to purchase 200,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of June 21, 2014. 1/24th of the underlying shares vest each month thereafter. In March 2015, Mr. Gruber was granted an option to purchase 550,000 shares of CDx’s common stock at $0.55 per share. The options subject to grant began vesting as of January 1, 2015. 1/18 th of the underlying shares vest each month thereafter. Mr. Gruber resigned as Chief Executive Officer as of September 1, 2015. Mr. Gruber’s options expire on September 1, 2016.
(5)	In July 2014, Mr. Sanzeri was granted an option to purchase 500,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of December 1, 2013. 1/24th of the underlying shares vest each month thereafter. In March 2015, Mr. Sanzeri was granted an option to purchase 500,000 shares of CDx’s common stock at $0.55 per share. The options subject to grant began vesting on January 1, 2015. 1/24 th of the underlying shares vest each month thereafter. Mr. Sanzeri was terminated as President on August 4, 2015.

Director Compensation

The following table lists the compensation of the Company’s directors, during the last fiscal year ended December 31, 2015:

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards (1)		Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Daniel Yazbeck	-	-	-	(2)(3)	-	-	-	-
Thomas Gruber	-	-	-	(4)	-	-	-	-
Stephen M. Katz	$500	-	$137,500	(5)	-	-	-	$138,000
Federico Pier	$500		$137,500	(6)	-	-	-	$138,000
George Jackoboice, Jr.	$500		$137,500	(7)	-	-	-	$138,000
Edward Roffman	$13,500		$137,500	(8)	-	-	-	$151,000
Michael J. Harris	$500		$137,500	(9)	-	-	-	$138,000

(1)	In 2014, CDx established its 2014 Equity Incentive Plan pursuant to which it is authorized to grant up to an aggregate of 6,200,000 options to purchase shares of common stock. The Company assumed CDx’s 2014 Equity Incentive Plan upon consummation of the Merger.
(2)	In July 2014, Mr. Yazbeck was granted an option to purchase 250,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of December 1, 2013. 1/12th of the underlying shares vest each month thereafter.
(3)	In July 2014, Mr. Yazbeck was granted an option to purchase 250,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of July 1, 2014. 1/24th of the underlying shares vest each month thereafter.
(4)	In July 2014, Mr. Gruber was granted an option to purchase 200,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of June 21, 2014. 1/24th of the underlying shares vest each month thereafter. In March 2015, Mr. Gruber was granted an option to purchase 550,000 shares of CDx’s common stock at $0.55 per share. The options subject to grant began vesting as of January 1, 2015. 1/18th of the underlying shares vest each month thereafter. Mr. Gruber resigned from the Board of Directors on August 6, 2015. Mr. Gruber’s options expire on September 1, 2016.
(5)	In July 2014, Mr. Katz was granted an option to purchase 50,000 shares of CDx’s common stock at $0.08 per share. The options subject to the grant began vesting as of July 1, 2014. 1/24th of the underlying shares vest each month thereafter. In March 2015, Mr. Katz was granted an option to purchase 250,000 shares of CDx’s common stock at $0.55 per share. The options subject to the grant began vesting on March 15, 2015. 1/24th of the underlying shares vest each month thereafter. Mr. Katz resigned from the Board of Director as of February 26, 2016.
(6)	In March 2015, Mr. Pier was granted an option to purchase 250,000 shares of CDx’s common stock at $0.55 per share. The options subject to the grant began vesting on March 27, 2015. 1/24th of the underlying shares vested each month thereafter. Mr. Pier resigned from the Board of Director as of February 23, 2016.
(7)	In March 2015, Mr. Jackoboice was granted an option to purchase 250,000 shares of CDx’s common stock at $0.55 per share. The options subject to the grant began vesting on March 27, 2015. 1/24th of the underlying shares vested each month thereafter. Mr. Jackoboice resigned from the Board of Director as of February 23, 2016.
(8)	In March 2015, Mr. Roffman was granted an option to purchase 250,000 shares of CDx’s common stock at $0.55 per share. The options subject to the grant began vesting on March 27, 2015. 1/24th of the underlying shares vested each month thereafter. Mr. Roffman resigned from the Board of Director as of September 29, 2015 and all 250,000 options have expired.
(9)	In March 2015, Mr. Harris was granted an option to purchase 250,000 shares of CDx’s common stock at $0.55 per share. The options subject to the grant began vesting on March 27, 2015. 1/24th of the underlying shares vested each month thereafter. Mr. Harris resigned from the Board of Director as of September 24, 2015 and all 250,000 options have expired.

Director Compensation Arrangements

Each of former directors Steve Katz, Federico Pier, George Jackoboice, Jr., Edward Roffman and Michael J. Harris were awarded options to purchase 250,000 shares in CDx’s common stock in March 2015.

Commencing as of April 30, 2015, the Company has agreed to pay each Board member $500 for each in person meeting and $250 for each telephonic meeting, and agreed to pay the Chairman of the Audit Committee a $25,000 per year stipend. Effective as of September 29, 2015, the Board determined that the entire Board would act in the capacity of each of the Compensation, Ethics, Nominating and Governance and Audit Committees. As of the date of this Prospectus, Mr. Yazbeck is the sole member of our Board of Directors.

We also reimburse all directors for any expenses incurred in attending directors’ meetings. We also provide officers and directors liability insurance.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of any transaction occurring since September 16, 2013 (inception) for CDx and since August 1, 2013 for the Company prior to the Merger, or any proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds $120,000, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation” above). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions:

CDx

None.

Company Prior to Merger

On May 14, 2013, we offered and sold 3,000,000 shares of common stock to Andrejs Levaskovics, our President, Treasurer, sole Director and Secretary at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

As of July 31, 2014, Andrejs Levaskovics, the Company’s President, Treasurer, sole Director and Secretary had advanced $5,217 to the Company. This amount is payable upon demand, unsecured, non-interest bearing, has no term.

Review and Approval of Transactions with Related Persons

In reviewing and approving transactions with related persons, CDx’s board of directors considered all material factors in relation to such related person’s role in a proposed transaction, including, without limitation, the related person’s indirect or direct financial interest in the proposed transaction, other interests such related person may have in the proposed transaction, the terms and conditions of the proposed transaction, and whether such transaction is on an equivalent to arms-length basis. After reviewing and factoring all these considerations, CDx’s board of directors, and the disinterested directors, if applicable, determined whether to approve the proposed transaction with the respective related person. While CDx did not have any written polices with respect to review and approval of any such transactions with related persons, CDx’s believes the processes its board of directors has followed ensure the appropriateness of its entry into such transactions with related persons and that they were entered into on terms on an equivalent basis to an arms-length transaction.

Director Independence

Board of Directors

The Board, in the exercise of its reasonable business judgment, has determined that Mr. Yazbeck would not be considered an independent director pursuant to Nasdaq Stock Market Rule 5605(a)(2) and applicable SEC rules and regulations.

Potential Conflicts of Interest

Since we did not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees were performed by our directors. Thus, there was an inherent conflict of interest.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 375,000,000 shares of common stock, par value $0.001 per share.

Common Stock

Of the authorized common stock, 22,081,928 shares are outstanding as of April 16, 2016. The holders of our common stock are entitled to receive dividends from our funds legally available therefor only when, as and if declared by our Board, and are entitled to share ratably in all of our assets available for distribution to holders of our common stock upon the liquidation, dissolution or winding-up of our affairs. Holders of our common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Nevada corporate law. The holders of our common stock do not have cumulative voting rights, which mean that the holders of a plurality of the outstanding shares can elect all of our directors. All of the shares of our common stock currently issued and outstanding are fully-paid and nonassessable. No dividends have been paid to holders of our common stock since our incorporation, and no cash dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Warrants

Pursuant to the terms of the Merger, the Company has assumed the warrants previously issued by CDx which total 7,571,395. These warrants have a term of 5 years and have an exercise price of $1.10 per share. This description of the warrants does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in its entirety by reference to the form of warrant which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015.

Equity Compensation Plan Information

The table below sets forth information as of December 31, 2015 with respect to compensation plans under which our common stock is authorized for issuance:

Plan Category	Number of securities to be issued upon exercise of outstanding options	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
2014 Equity Incentive Plan (approved by shareholders)	4,626,245	$0.39	1,531,412

In connection with the Merger, on April 30, 2015, the Company adopted the MyDx, Inc. 2015 Equity Incentive Plan (the “Plan”). The Plan is intended to attract and retain the best available personnel for positions of substantial responsibility; to provide additional incentive to employees, directors and consultants, and; to promote the success of the Company’s business. The Plan permits the grant of incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units. The maximum number of shares available to be issued under the Plan is currently 6,200,000 shares, subject to adjustments for any stock splits, stock dividends or other specified adjustments which may take place in the future. The Plan is administered by our Company’s Board of Directors. Persons eligible to participate in the Plan are: 1) employees; 2) non-employee members of our Company’s Board of Directors; and 3) consultants and other independent advisors who provide services to our Company. Options granted under the Plan are evidenced by agreement between the recipient and our Company, subject to the terms of the Plan.

The foregoing is only a brief description of the material terms of the Plan, and does not purport to be a complete description of the Plan, and such description is qualified in its entirety by reference to the Plan which is filed as an exhibit to the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015.

Anti-Takeover Effects of Certain Provisions of our Certificate of Incorporation, our By-Laws and Delaware Law

Anti-takeover Effects of Nevada Law

Business Combination

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes (“NRS”), generally prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; and extends beyond the expiration of the three-year period, unless:

●	the transaction was approved by the board of directors prior to the person becoming an interested stockholder or is later approved by a majority of the voting power held by disinterested stockholders, or
●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is generally defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, (c) 10% or more of the earning power or net income of the corporation, and (d) certain other transactions with an interested stockholder or an affiliate or associate of an interested stockholder.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the effect of delaying or preventing a change in our control.

Control Share Acquisition

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS apply to “issuing corporations,” which are Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada. The control share statute prohibits an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Generally, once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the tenth day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of the control share statutes, and will be subject to these statutes if we are an “issuing corporation” as defined in such statutes.

At this time, we do not have 100 stockholders of record resident of Nevada. Therefore, the provisions of the control share acquisition act do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, the provisions of the control share acquisition act may discourage companies or persons interested in acquiring a significant interest in or control of the Company, regardless of whether such acquisition may be in the interest of our stockholders.

Shares Eligible for Future Sale

As of the date hereof, there were 22,081,928 shares of our common stock outstanding. We are authorized to issue by our Articles of Incorporation, an aggregate of 375,000,000 shares of common stock, par value $0.001 per share.

Rule 144

●	Pursuant to Rule 144 of the Securities Act, a person who has beneficially owned restricted shares of our common stock or warrants for at least six months (or longer in the case of former shell companies as described below) would be entitled to sell their securities provided that (1) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale, (2) we are subject to the Exchange Act reporting requirements for at least 90 days before the sale and (3) if the sale occurs prior to satisfaction of a one-year holding period, we provide current information at the time of sale.
●	Persons who have beneficially owned restricted shares of our common stock or warrants for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of: 1% of total shares outstanding and the average weekly trading volume of such securities during the four calendar weeks preceding the filing of a 144 notice with respect to such sale (which average volume criteria only applies if the company’s securities become listed on NASDAQ or an exchange).

Provided, in each case that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.

However, since our shares are quoted on the OTC Markets, which is not an “automated quotation system,” our stockholders will not be able to rely on the market-based volume limitation described in the second bullet above. If, in the future, our securities are listed on an exchange or quoted on NASDAQ, then our stockholders would be able to rely on the market-based volume limitation. Unless and until our stock is so listed or quoted, our stockholders can only rely on the percentage based volume limitation described in the first bullet above.

Such sales by affiliates must also comply with the manner of sale, current public information and notice provisions of Rule 144. The selling stockholders will not be governed by the foregoing restrictions when selling their shares pursuant to this prospectus.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

The Company was a shell company prior to the filing of the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015. Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

●	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
●	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
●	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Current Reports on Form 8-K; and
●	at least one year has elapsed from the time that the issuer filed current comprehensive disclosure with the SEC reflecting its status as an entity that is not a shell company.

As a result, it is likely that pursuant to Rule 144 our stockholders will be able to sell their shares of our common stock without registration from and after the one year anniversary of our filing of current comprehensive disclosure in the Company’s Current Report on Form 8-K filed with the SEC on May 5, 2015.

LEGAL MATTERS

The validity of the subscription rights and the shares of common stock issuable upon exercise of such rights will be passed upon for us by The Doney Law Firm. 4955 S. Durango Dr., Suite 165, Las Vegas, Nevada 89113.

EXPERTS

The consolidated financial statements of MyDx, Inc. as of December 31, 2015 and 2014, and for each of the two years in the period ended December 31, 2015, included in this prospectus have been so included in reliance on the report of Burr Pilger Mayer, Inc., an independent registered public accounting firm, given the authority of said firm as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel was hired on a contingent basis, and no expert or counsel will receive a direct or indirect interest in the Company or was a promoter, underwriter, voting trustee, director, officer, or employee of the Company.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes amendments and exhibits, under the Securities Act and the rules and regulations under the Securities Act for the registration of securities described in this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all the information that is in the registration statement and its exhibits and schedules. Certain portions of the registration statement have been omitted as allowed by the rules and regulations of the SEC. Statements in this prospectus that summarize documents are not necessarily complete, and in each case you should refer to the copy of the document filed as an exhibit to the registration statement. You may read and copy the registration statement, including exhibits and schedules filed with it, and reports or other information we may file with the SEC at the public reference facilities maintained by the SEC as described below.

We are subject to the information reporting requirements of the Securities Exchange Act of 1934, as amended, or the Exchange Act, and, in accordance with these requirements, we are required to file periodic reports and other information with the SEC. The reports and other information filed by us with the SEC may be inspected and copied at the public reference facilities maintained by the SEC as described below.

You may copy and inspect any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the public reference rooms. The SEC also maintains an internet website at http://www.sec.gov that contains our filed reports, proxy and information statements, and other information that we file electronically with the SEC. Additionally, we make these filings available, free of charge, on our website at www.cdxlife.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus, is not incorporated by reference into this document, and should not be relied upon in connection with making any investment decision with respect to our common stock.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders of

MyDx, Inc.

We have audited the accompanying consolidated balance sheets of MyDx, Inc. (a Nevada corporation) and its subsidiary (the “Company”) as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders’ deficit and cash flows for each of the two years in the period ended December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor have we been engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MyDx, Inc. and its subsidiary as of December 31, 2015 and 2014, and the results of their operations and their cash flows for each of the two years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the consolidated financial statements, the Company has incurred recurring losses and negative cash flow from operations since inception. These conditions raise substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters also are described in Note 3. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Burr Pilger Mayer, Inc.

San Jose, California

April 27, 2016

MyDx, INC.

Consolidated Balance Sheets

	December 31,
	2015	2014
ASSETS

Current assets:
Cash	$143,680	$745,446
Accounts receivable	10,702	-
Inventory	451,973	-
Prepaid expenses and other current assets	51,978	293,809
Total current assets	658,333	1,039,255
Property and equipment, net	233,064	103,643
Other assets	104,365	6,430
Total assets	$995,762	$1,149,328

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities:
Accounts payable	$619,528	$526,968
Customer deposits	9,467	129,871
Accrued liabilities	285,609	462,202
Convertible notes payable, current	50,574	1,974,058
Total current liabilities	965,178	3,093,099
Warrant liability	-	266,524
Convertible note payable - related party	175,000	-
Convertible note payable, net of current portion	200,274	-
Other long-term obligations	2,721	-
Total liabilities	1,343,173	3,359,623

Commitments and contingencies (Note 11)

Stockholders' deficit:
Series A convertible preferred stock, $0.001 par value, 3,000,000 shares authorized; zero and 1,620,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	1,620
Series B convertible preferred stock, $0.001 par value, 20,000,000 shares authorized; zero and 597,725 shares issued and outstanding as of December 31, 2015 and 2014, respectively	-	598
Common stock, $0.001 par value, 375,000,000 shares authorized; 22,081,928 and 10,059,000 shares issued and outstanding as of December 31, 2015 and 2014, respectively	22,081	10,059
Additional paid-in capital	9,528,072	1,307,695
Accumulated deficit	(9,897,564)	(3,530,267)
Total stockholders' deficit	(347,411)	(2,210,295)
Total liabilities and stockholders' deficit	$995,762	$1,149,328

See notes to consolidated financial statements.

MyDx, INC.

Consolidated Statements of Operations

	Years Ended December 31,
	2015	2014
Net revenues	$383,396	$-
Cost of revenues	221,007	-
Gross profit	162,389	-
Operating Expenses
Research and development	1,694,521	1,539,392
Sales and marketing	1,026,211	750,480
General and administrative	3,359,802	1,009,827
Total operating expenses	6,080,534	3,299,699
Loss from operations	(5,918,145)	(3,299,699)
Interest expense, net	(447,777)	(227,539)
Loss before provision for income taxes	(6,365,922)	(3,527,238)
Provision for income taxes	1,375	1,150
Net loss	$(6,367,297)	$(3,528,388)

Basic and diluted loss per share	$(0.35)	$(0.44)
Weighted average shares used in computing net loss per share
Basic and diluted	18,346,844	8,039,989

See notes to consolidated financial statements.

MyDx, INC.

Consolidated Statements of Stockholders’ Deficit

For each of the two years in the period ended December 31, 2015

	Convertible Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Deficit

Balances as of January 1, 2014	-	$-	-	$-	$-	$(1,879)	$(1,879)

Issuance of common stock	-	-	10,050,000	10,050	40,200	-	50,250

Issuance of convertible preferred stock, net	2,217,725	2,218	-	-	1,018,337	-	1,020,555

Proceeds from exercise of stock options	-	-	9,000	9	711	-	720

Fair value of common stock warrants	-	-	-	-	60,917	-	60,917

Stock-based compensation	-	-	-	-	187,530	-	187,530

Net loss	-	-	-	-	-	(3,528,388)	(3,528,388)

Balances as of December 31, 2014	2,217,725	2,218	10,059,000	10,059	1,307,695	(3,530,267)	(2,210,295)

Issuance of common stock	-	-	2,094,787	2,095	1,591,680	-	1,593,775

Issuance of convertible preferred stock, net	3,804,562	3,804	-	-	1,951,917	-	1,955,721

Conversion of convertible notes to preferred stock	1,881,884	1,882	-	-	2,068,190	-	2,070,072

Extinguishment of preferred stock warrant liability	-	-	-	-	1,943,672	-	1,943,672

Exchange of convertible preferred stock for common stock in connection with the merger	(7,904,171)	(7,904)	7,904,171	7,904	-	-	-

Common stock assumed in connection with the merger	-	-	1,990,637	1,990	(1,990)	-	-

Proceeds from exercise of stock options	-	-	33,333	33	2,634	-	2,667

Fair value of common stock warrants	-	-	-	-	147,211	-	147,211

Stock-based compensation	-	-	-	-	517,063	-	517,063

Net loss	-	-	-	-	-	(6,367,297)	(6,367,297)

Balances as of December 31, 2015	-	$-	22,081,928	$22,081	$9,528,072	$(9,897,564)	$(347,411)

See notes to consolidated financial statements

MyDx, INC.

Consolidated Statements of Cash Flows

	Years Ended December 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(6,367,297)	$(3,528,388)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	64,611	20,452
Loss on impairment/write-off of fixed assets	9,224	15,833
Convertible note issued in exchange for services	-	191,000
Common stock issued in exchange for services	1,413,002	50,250
Stock-based compensation	517,063	187,530
Interest expense related to amortization of debt issuance costs and debt discount	419,798	176,226
Changes in assets and liabilities:
Accounts receivable	(10,702)	-
Inventory	(451,973)	-
Prepaid expenses and other assets	(108,568)	(54,122)
Accounts payable and accrued liabilities	169,533	987,291
Customer deposits	(120,404)	129,871
Net cash used in operating activities	(4,465,713)	(1,824,057)

Cash flows form investing activities:
Purchases of property & equipment	(196,589)	(120,928)
Net cash used in investing activities	(196,589)	(120,928)

Cash flows from financing activities
Proceeds from note payable - related party	175,000	40,000
Repayment of note payable - related party	-	(40,150)
Proceeds from the issuance of convertible preferred stock, net of issuance costs	3,632,869	1,077,079
Proceeds from the issuance of convertible notes payable, net of issuance costs	250,000	1,612,952
Proceeds from exercise of stock options	2,667	400
Net cash provided by financing activities	4,060,536	2,690,281
Net (decrease) increase in cash	(601,766)	745,296
Cash, beginning of period	745,446	150
Cash, end of period	$143,680	$745,446

Supplemental cash flow information
Interest paid	$-	$3,000

Noncash financing activity:
Issuance of convertible note payable in exchange for website development costs	$-	$19,000
Conversion of convertible note payable and accrued interest to preferred stock	$2,070,072	$210,000
Fair value of common stock warrants issued with convertible notes payable	$-	$60,987
Fair value of preferred stock warrants issued with preferred stock	$1,677,148	$266,524
Reclassification of warrant liability to additional paid-in capital	$1,943,672	$-
Common stock assumed in connection with merger	$1,990	$-
Conversion of convertible preferred stock to common stock	$7,904	$-
Issuance of common stock in exchange for services provided in the prior year	$327,100	$-

See notes to consolidated financial statements

MyDx, INC.

Notes to Consolidated Financial Statements

1.	Organization

MyDx, Inc. (the “Company”, “we”, “us” or “our”) (formally known as Brista Corp.) was incorporated under the laws of the State of Nevada on December 20, 2012 (date of inception).

On April 9, 2015, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with CDx Merger Inc., a Nevada corporation and wholly owned subsidiary of the Company (“Merger Sub”), and CDx, Inc. (“CDx”), a Delaware corporation. Pursuant to the Merger Agreement, Merger Sub merged with and into CDx with CDx surviving the merger as the Company’s wholly owned subsidiary (the “Merger”).

Prior to the Merger and as a requirement of the Merger, the Company cancelled 17,534,363 shares of common stock that were outstanding at that time.

On April 24, 2015, in anticipation of closing the Merger, the Company changed its name to MyDx, Inc. On April 30, 2015, the Merger was consummated.

The Merger was treated as a reverse acquisition of the Company, a public shell company, for financial accounting and reporting purposes. As such, CDx was treated as the acquirer for accounting and financial reporting purposes while the Company is treated as the acquired entity for accounting and financial reporting purposes. The assets and liability of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

2.	Nature of Business

We are an early-stage science and technology company and with nanotechnology to measure chemicals of interest in many solid, liquid, or gas samples.

The Company’s first product, MyDx, is an analyzer in the palm of one’s hands. Using one device with interchangeable sensors, MyDx is intended to allow consumers to test for pesticides in food, fruits, herbs, plants and vegetables; chemicals in water; and, toxins in the air. Acting as an electronic nose, MyDx is engineered to detect molecules in vapor. The analyzer itself has a user friendly interface designed to communicate with any iOS or Android smartphone. Once the app is downloaded and the device is synced, a sample can be placed in the sample chamber, which can be stimulated to release the chemicals of interest into the vapor phase for detection. Over the course of the next 24 months, the MyDx team plans to develop different sensors, the first of which is programmed to test for the presence of specific analytes and chemical constituents in fruits, herbs, plants and vegetables. Using the associated app, MyDx is intended to allow consumers to determine the concentrations of specific analytes and chemical constituents in their samples with a reasonable degree of accuracy.

The Company’s CannaDx Sensor measures the levels of key chemicals of interest in Cannabis, including Cannabinoids and Terpenes and the “Total Canna Profile” (TCP) of the plant. The Company shipped beta units in February 2015 and shipped the first revenue generating units in July 2015. The Company’s foundational proprietary technology derives from research developed at the California Institute of Technology, Pasadena, California, for the Jet Propulsion Laboratory, used by the National Aeronautics and Space Administration (“NASA”) as well as an additional project funded by the Bill & Melinda Gates Foundation for other exploratory research and medical applications. The Company has a portfolio of intellectual property rights covering principles and enabling instrumentation of chemical sensing technology across solid, liquid, and gas samples, including certain patented and patent pending technologies from Next Dimension Technologies, Inc. pursuant to a joint development agreement discussed in Note 11.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

3.	Liquidity

The Company had limited revenues for the year ended December 31, 2015. The Company currently has limited working capital, and has not completed its efforts to establish a source of revenues sufficient to cover operating costs. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by early-stage companies. These risks include, but are not limited to, the uncertainty of availability of financing and the uncertainty of achieving future profitability. Management anticipates that the Company will be dependent, for the near future, on investment capital to fund operating expenses. The Company intends to position itself so that it may be able to raise funds through the capital markets. There can be no assurance that such financing will be available at terms acceptable to the Company, if at all. Failure to generate sufficient cash flows from operations, raise capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives.

We reported negative cash flow from operations for the years ended December 31, 2015 and 2014. It is anticipated that we will continue to report negative operating cash flow in future periods, likely until one or more of our products generates sufficient revenue to cover our operating expenses. If any of the warrants are exercised, all net proceeds of the warrant exercise will be used for working capital to fund negative operating cash flow.

Our cash balance of $143,680 as of December 31, 2015 will not be sufficient to fund our operations for the next 12 months. Additionally, if we are unable to generate sufficient revenues to pay our expenses, we will need to raise additional funds to continue our operations. We have historically financed our operations through private equity and debt financings. The delays in our ability to ship products and generate revenues may have adversely affected our capital raising opportunities. We do not have any commitments for financing at this time, and financing may not be available to us on favorable terms, if at all. If we are unable to obtain debt or equity financing in amounts sufficient to fund our operations, if necessary, we will be forced to suspend or curtail our operations. In that event, current stockholders would likely experience a loss of most or all of their investment. Additional funding that we do obtain may be dilutive to the interests of existing stockholders.

The accompanying consolidated financial statements have been prepared on a going-concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred net losses from operations since its inception and has an accumulated deficit of $9,897,564 as of December 31, 2015. The Company's ability to transition to attaining profitable operations is dependent upon achieving a level of revenues adequate to support its cost structure. The Company has not generated significant revenues and has funded its operating losses through the sale of preferred and common stock and the issuance of debt. The Company has a limited operating history and its prospects are subject to risks, expenses and uncertainties frequently encountered by companies in the industry. These risks include, but are not limited to, the uncertainty of availability of additional financing and the uncertainty of achieving future profitability. Management of the Company intends to raise additional funds through the issuance of equity securities. There can be no assurance that such financing will be available or on terms which are favorable to the Company. Failure to generate sufficient cash flows from operations, raise additional capital or reduce certain discretionary spending could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements do not contain any adjustments that might result from the outcome of this uncertainty.

4.	Summary of Significant Accounting Policies

Basis of Presentation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

Reclassifications

Certain prior year amounts in the consolidated financial statements and the notes thereto have been reclassified where necessary to conform to the current year presentation. These reclassifications did not affect the prior period total assets, total liabilities, stockholders' deficit, net loss or net cash used in operating activities.

Use of Estimates

The preparation of the consolidated finance statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Such management estimates include allowance for doubtful accounts, estimates of product returns, warranty expense, inventory valuation, valuation allowances of deferred taxes, stock-based compensation expenses and fair value of warrants. The Company bases its estimates on historical experience and also on assumptions that it believes are reasonable. The Company assesses these estimates on a regular basis; however, actual results could materially differ from those estimates.

Concentration of Credit Risk

The Company’s policy is to place its cash with high credit quality financial instruments and institutions and limit the amounts invested with any one financial institution or in any type of instrument. Deposits held with banks may exceed the amount of insurance provided on such deposits. The Company has not experienced any losses on its deposits of cash.

Concentration of Risk Related to Third-party Suppliers

We depend on a limited number of third-party suppliers for the materials and components required to manufacture our products. A delay or interruption by our suppliers may harm our business, results of operations, and financial condition, and could also adversely affect our future profit margins. In addition, the lead time needed to establish a relationship with a new supplier can be lengthy, and we may experience delays in meeting demand in the event we must change or add new suppliers. Our dependence on our suppliers exposes us to numerous risks, including but not limited to the following: our suppliers may cease or reduce production or deliveries, raise prices, or renegotiate terms; we may be unable to locate a suitable replacement supplier on acceptable terms or on a timely basis, or at all; and delays caused by supply issues may harm our reputation, frustrate our customers, and cause them to turn to our competitors for future needs.

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents. As of December 31, 2015 and 2014, the Company held no cash equivalents.

Accounts Receivable and Allowance for Doubtful Accounts

Accounts receivable are recorded at the invoiced amount and are not interest bearing. The Company maintains an allowance for doubtful accounts for estimated losses resulting from the inability of its customers to make required payments. The Company makes ongoing assumptions relating to the collectibility of its accounts receivable in its calculation of the allowance for doubtful accounts. In determining the amount of the allowance, the Company makes judgments about the creditworthiness of customers based on ongoing credit evaluations and assesses current economic trends affecting its customers that might impact the level of credit losses in the future and result in different rates of bad debts than previously seen. The Company also considers its historical level of credit losses. As of December 31, 2015, there was no allowance for doubtful accounts.

Inventory

Inventory is stated at the lower of cost or market value. Inventory is determined to be salable based on demand forecast within a specific time horizon, generally eighteen months or less. Inventory in excess of salable amounts and inventory which is considered obsolete based upon changes in existing technology is written off. At the point of recognition, a new lower cost basis for that inventory is established and subsequent changes in facts and circumstances do not result in the restoration or increase in that new cost basis.

Property and Equipment

Property and equipment are recorded at cost, less accumulated depreciation and amortization. Depreciation and amortization are provided using the straight-line method over the useful life as follows:

Internal-use software	3 years
Equipment	3 to 5 years
Computer equipment	3 to 7 years
Furniture and fixtures	5 to 7 years
Leasehold improvements	Shorter of life of asset or lease

MyDx, INC.

Notes to Consolidated Financial Statements

continued

Accounting for Website Development Costs

The Company capitalizes certain external and internal costs, including internal payroll costs, incurred in connection with the development of its website. These costs are capitalized beginning when the Company has entered the application development stage and cease when the project is substantially complete and is ready for its intended use. The website development costs are amortized using the straight-line method over the estimated useful life of three years.

Impairment of Long-Lived Assets

Long-lived assets, such as property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized in the amount by which the carrying amount of the asset exceeds the fair value of the asset. Assets to be disposed of would be separately presented in the condensed balance sheets and reported at the lower of the carrying amount or fair value less costs to sell, and no longer depreciated. The assets and liabilities of a disposed group classified as held for sale would be presented separately in the appropriate asset and liability sections of the condensed balance sheets. During the year ended December 31, 2014, the Company recognized an impairment charge of $15,833.

Fair Value of Financial Instruments

The Company recognizes and discloses the fair value of its assets and liabilities using a hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to valuations based upon unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to valuations based upon unobservable inputs that are significant to the valuation (Level 3 measurements). Each level of input has different levels of subjectivity and difficulty involved in determining fair value.

Level 1	Inputs are unadjusted, quoted prices for identical assets or liabilities in active markets at the measurable date.

Level 2	Inputs, other than quoted prices included in Level 1, that are observable for the asset or liability through corroboration with market data at the measurement date.

Level 3	Unobservable inputs that reflect management’s best estimate of what participants would use in pricing the asset or liability at the measurement date.

The carrying amounts of the Company’s financial assets and liabilities, including cash, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short maturity of these instruments. The carrying value of the Company’s loan payable and convertible notes payable approximates fair value based upon borrowing rates currently available to the Company for loans with similar terms.

Research and Development Costs

Research and development costs are charged to expense as incurred. These costs consist primarily of salaries and direct payroll-related costs. It also includes purchased materials and services provided by independent contractors, software developed by other companies and incorporated into or used in the development of our final products.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

Income Taxes

Deferred tax assets and liabilities are recognized for expected future consequences of events that have been included in the financial statements or tax returns. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized. The provision for income taxes represents the tax payable for the period and the change during the period in deferred tax assets and liabilities.

Revenue Recognition

The Company recognizes revenue from product sales upon shipment as long as evidence of an arrangement exists, the fee is fixed or determinable, collection of the resulting receivable is reasonably assured and title and risk of loss have passed. If those criteria are not met, then revenue will not be recognized until all of the criteria are satisfied.

Product Returns

For any product in its original, undamaged and unmarked condition, with its included accessories and packaging along with the original receipt (or gift receipt) within 30 days of the date the customer receives the product, the Company will exchange it or offer a refund based upon the original payment method.

Customer Deposits

The Company accounts for funds received from crowdfunding campaigns and pre-sales as a liability on the condensed consolidated balance sheets as the investments made entitle the investor to apply these funds towards future shipments once the product has been developed and available for commercial use.

Stock-Based Compensation

The Company accounts for stock-based awards granted to employees based on the fair value of the award measured at the grant date. Accordingly, stock-based compensation is recognized in the condensed consolidated statements of operations as an operating expense over the requisite service period. The Company uses the Black-Scholes option pricing model adjusted for the estimated forfeiture rate for the respective grant to determine the estimated fair value of stock-based compensation arrangements on the date of grant and expenses this value ratably over the requisite service period of the stock option. The Black-Scholes option pricing model requires the input of highly subjective assumptions. Because the Company’s stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing models may not provide a reliable single measure of the fair value of the Company’s stock options. In addition, management will continue to assess the assumptions and methodologies used to calculate estimated fair value of stock-based compensation. Circumstances may change and additional data may become available over time, which could result in changes to these assumptions and methodologies for future grants, and which could materially impact the Company’s fair value determination.

For equity instruments granted to non-employees, excluding non-employee directors, the Company records the expense of such services based on the estimated fair value of the equity instrument. If the equity instrument is a stock option, the Company uses the Black-Scholes option pricing model to determine the fair value. Assumptions used to value the equity instruments are consistent with equity instruments issued to employees as the terms of the awards are similar. The Company recognizes the fair value of the equity instruments as expense over the term of the service agreement and revalues that fair value at each reporting period over the vesting periods of the equity instruments.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

Warranty

The Company provides a limited warranty for its analyzers and sensors for a period of 1 year from the date of shipment that such goods will be free from material defects in material and workmanship. The Company has assessed the historical claims and, to date, warranty claims have not been significant. The Company will continue to assess the need to record a warranty accrual at the time of sale going forward.

Warrant Liability

The Company accounted for its freestanding warrant for shares of the Company’s convertible preferred stock as a liability at fair value on the condensed consolidated balance sheets because the warrants are potentially redeemable. The warrants are remeasured at each balance sheet date with any changes in fair value being recognized as a component of interest expense, net on the consolidated statements of operations. During the year ended December 31, 2015, the contingency was resolved and the warrant liability was reclassified into addition paid-in capital upon their extinguishment.

Comprehensive Loss

Comprehensive loss is defined as the change in equity of a company during a period from transactions and other events and circumstances excluding transactions resulting from investment owners and distributions to owners. For the periods presented, comprehensive loss did not differ from net loss.

Collaborative Arrangements

The Company and its collaborative partners are active participants in the collaborative arrangements and both parties are exposed to significant risks and rewards depending on the commercial success of the activity. The Company records all expenses related to collaborative arrangements as research and development expense in the consolidated statements of operations as incurred.

Advertising Costs

Advertising costs are charged to sales and marketing expenses and general and administrative expenses as incurred. Advertising expenses, which are recorded in sales and marketing and general and administrative expenses, were $40,673 and $18,567 for the years ended December 31, 2015 and 2014, respectively.

Net Loss per Share

Basic net loss per share is computed using the weighted-average number of common shares outstanding. The number of shares used in the computation of diluted net loss per share is the same as those used for the computation of basic net loss per share as the inclusion of dilutive securities would be anti-dilutive because the Company is in a loss position for the periods presented. Potentially dilutive securities are composed of the incremental common shares issuable upon the exercise of stock options and the conversion of convertible preferred stock.

For the year ended December 31, 2015, options to purchase 4,626,245 shares of common stock and warrants to purchase 7,571,395 shares of common stock have been excluded from the calculation of net loss per share because the inclusion would be anti-dilutive. For the year ended December 31, 2014, options to purchase 1,937,979 shares of common stock, warrants to purchase 683,200 shares of Series B convertible preferred stock, warrants to purchase 760,000 shares of common stock and 2,217,725 shares of convertible preferred stock have been excluded from the calculation of net loss per share because the inclusion would have been antidilutive.

Recent Accounting Pronouncements

The Financial Accounts Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2015-17, Balance Sheet Classification of Deferred Taxes in November 2015. Currently, entities are required to report deferred taxes for each jurisdiction as a net current asset or liability and net noncurrent asset or liability. With the implementation of this ASU, deferred tax assets and liabilities and the related valuation allowance are classified as noncurrent on the balance sheet. This new guidance will be effective for public business entities in fiscal years beginning after December 15, 2016, including interim periods within those years, i.e. in the first quarter for 2017. Early adoption is permitted. As a result, the Company has opted for early adoption of ASU 2015-17 on a prospective basis during the year ended December 31, 2015, and the related disclosures are made within Note 12, Income Taxes.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers. The amendments in this ASU defer the effective date of ASU 2014-09 for all entities by one year. Public business entities should apply the guidance in Update 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within that reporting period. Earlier application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, including interim reporting periods within that reporting period. All other entities also may apply the guidance in Update 2014-09 earlier as of an annual reporting period beginning after December 15, 2016, and interim reporting periods within annual reporting periods beginning one year after the annual reporting period in which the entity first applies the guidance in Update 2014-09.

In July 2015, the FASB issued ASU 2015-11, Simplifying the Measurement of Inventory. Under this ASU, inventory will be measured at the “lower of cost and net realizable value,” and options that currently exist for “market value” will be eliminated. The ASU defines net realizable value as “estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal, and transportation.” No other changes were made to the current guidance on inventory measurement. ASU 2015-11 is effective for interim and annual periods beginning after December 15, 2016. Early application is permitted and should be applied prospectively. Management is evaluating the provisions of this statement, including which period to adopt, and has not determined what impact the adoption of ASU 2015-11 will have on the Company's financial position or results of operations.

In April 2015, the FASB ASU 2015-03, Interest-Imputation of Interest (“ASU 2015-03”). This updated guidance intended to simplify, and provide consistency to, the presentation of debt issuance costs. The new standard requires that debt issuance costs be presented in the balance sheet as a direct deduction from the carrying amount of the debt liability, consistent with debt discounts. The updated guidance is effective for interim and annual reporting periods beginning after December 15, 2015, with early adoption permitted. The Company is currently evaluating the impact that this standard will have on its condensed consolidated financial statements and related disclosures.

In August 2014, the FASB issued ASU 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (“ASU 2014-15”), which requires management to determine whether there is substantial doubt about a company’s ability to continue as a going concern. ASU 2014-15 differs from the current application requirements in auditing standards by defining “substantial doubt;” requiring the management going concern assessment every interim and annual period; providing guidance for considering management’s plans to alleviate the doubt; requiring certain disclosures when those plans do alleviate the going concern doubt; requiring an express statement about the substantial doubt and certain disclosures when the plans do not alleviate the going concern doubt; and requiring an assessment of substantial doubt for one year after the date that the financial statements are issued. ASU 2014-15 will be effective for fiscal years ending after December 15, 2016, with early application permitted. The Company is currently evaluating the impact that this standard will have on its financial statements and related disclosures.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

5.	Inventory

Inventory as of December 31, 2015 and 2014 is as follows:

	December 31,
	2015	2014
Finished goods	$270,230	$-
Raw materials	181,743	-
	$451,973	$-

6.	Fair Value Measurements

The following table sets forth the fair value of the Company’s financial liabilities measured at fair value on a recurring basis as of December 31, 2014:

	Fair Value Measurements as of December 31, 2014
	Level 1	Level 2	Level 3	Total
Liabilities:
Warrant liability	$-	$-	$266,524	$266,524

The Company had no financial assets measured at fair value on a recurring basis as of December 31, 2015 and 2014. The Company had no financial liabilities measured at fair value on a recurring basis as of December 31, 2015.

The change in the fair value of the warrant liability that falls under Level 3 of the valuation hierarchy is summarized below for the years ended December 31, 2015 and 2014:

Fair value as of January 1, 2015	$266,524
Issuance of warrants	1,677,148
Reclassification to additional paid-in capital upon extinguishment of warrants in connection with the Merger	(1,943,672)
Fair value as of December 31, 2015	$-

Fair value as of January 1, 2014
Issuance of warrants	266,524
Change in fair value during the year	-
Fair value as of December 31, 2014	$266,524

The following table describes the valuation techniques used to calculate fair value for Level 3 liabilities. For Level 3 liabilities, the Company determines the fair value measurement valuation policies and procedures.

	Fair Value
	as of			Range
	December 31,	Valuation	Unobservable	(Weighted-
	2014	Techniques	Inputs	Average)
Warrant liability	$266,524	Black-Scholes	Fair value of	$1.10
		Option Pricing	Preferred Stock	$(1.10)
		Model

			Volatility	37.7%
				(37.7%)

MyDx, INC.

Notes to Consolidated Financial Statements

continued

7.	Property and Equipment, net

	December 31,
	2015	2014
Computer and test equipment	$206,499	$73,290
Website development costs	39,870	39,870
Furniture and fixtures	32,845	1,777
Software	10,791	5,991
Leasehold improvements	18,288	-
	308,293	120,928
Less accumulated depreciation and amortization	(75,229)	(17,285)
	$233,064	$103,643

Depreciation expense was $57,944 and $20,452 for the years ended December 31, 2015 and 2014, respectively.

8.	Accrued Liabilities

Accrued liabilities consisted of the following as of December 31, 2015 and 2014.

	December 31,
	2015	2014
Deferred compensation to non-employees	$146,327	$327,100
Deferred compensation to an employee	51,210	45,000
Other	88,072	90,102
	$285,609	$462,202

9.	Debt

Convertible Notes

On December 22, 2015, the Company completed a financing pursuant to a Securities Purchase Agreement with Adar Bays, LLC ("Adar Bays") providing for the issuance of two convertible promissory notes in the aggregate principal amount of $220,000, with the first note being in the amount of $110,000, and the second note being in the amount of $110,000 (the "Note" or "Notes"). The Notes contain a 10% original issue discount such that the purchase price of each Note is $100,000. The first Note was funded on December 22, 2015 and is due and payable on December 21, 2017. The second Note shall initially be paid for by the issuance of an offsetting $100,000 collateralized secured note issued by Adar Bays to the Company due and payable no later than August 21, 2016. The funding of the second Note is subject to certain conditions, and the Company may reject the closing of the second Note in its discretion. The Notes bear interest at the rate of 8% per annum and may be converted by Adar Bays at any time after the date which is six months of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Notes) calculated at the time of conversion. The Company did not book a beneficial conversion feature in connection with the issuance of the Notes, as terms of the conversion are variable and the ultimate number of shares to be issued upon conversion could not be determined at the date the Notes were issued. As such, upon conversion of the Notes the number of shares will be determined and the Company will evaluate whether or not a beneficial conversion feature exists based on the conversion price compared to the price of the Company’s common stock at the date of issuance of the Notes. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The Notes may be prepaid by the Company at any time prior to 180 days after the date of issuance of the Notes subject to the payment of prepayment penalties as described in the Notes. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement and Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as an exhibit to this Annual Report. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor. The Company recorded the original issue discount of $10,000 as debt issuance cost on its balance sheet which is netted against the face value of the Note and is being accreted over the term of the Note. For the year ended December 31, 2015, the Company amortized a total of $137 of the debt issuance cost. As of December 31, 2015, the Note had an outstanding balance of $100,137 and a remaining unamortized debt discount of $9,863.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

On December 22, 2015, the Company completed a financing pursuant to a Securities Purchase Agreement with Union Capital, LLC ("Union Capital") providing for the purchase of two convertible promissory notes in the aggregate principal amount of $220,000, with the first note being in the amount of $110,000, and the second note being in the amount of $110,000 (the "Note" or "Notes"). The Notes contain a 10% original issue discount such that the purchase price of each Note is $100,000. The first Note was funded on December 22, 2015 and is due and payable on December 21, 2017. The second Note shall initially be paid for by the issuance of an offsetting $100,000 collateralized secured note issued by Union Capital to the Company due and payable no later than August 21, 2016. The funding of the second Note is subject to certain conditions and the Company may reject the closing of the second Note in its discretion. The Notes bear interest at the rate of 8% per annum; are due and payable on December 21, 2017; and may be converted by Union Capital at any time after the date which is six months of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Notes) calculated at the time of conversion. The Company did not book a beneficial conversion feature in connection with the issuance of the Notes, as terms of the conversion are variable and the ultimate number of shares to be issued upon conversion could not be determined at the date the Notes were issued. As such, upon conversion of the Notes the number of shares will be determined and the Company will evaluate whether or not a beneficial conversion feature exists based on the conversion price compared to the price of the Company’s common stock at the date of issuance of the Notes. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The Notes may be prepaid by the Company at any time prior to 180 days after the date of issuance of the Notes subject to the payment of prepayment penalties as described in the Notes. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement and Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as an exhibit to this Current Report. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor. The Company recorded the original issue discount of $10,000 as debt issuance cost on its balance sheet which is netted against the face value of the Note and will be accreted over the term of the Note. For the year ended December 31, 2015, the Company amortized a total of $137 of the debt issuance cost. As of December 31, 2015, the Note had an outstanding balance of $100,137 and a remaining unamortized debt discount of $9,863.

On December 10, 2015, the Company entered into a Securities Purchase Agreement (the "SPA") and Convertible Promissory Note in the original principal amount of $60,000 (the "Note") with Kodiak Capital Group, LLC ("Kodiak") pursuant to which Kodiak funded $50,000 to the Company after the deduction of a $10,000 original issue discount. The Note bears interest at the rate of 12% and must be repaid on or before December 20, 2016. The Note may be prepaid by the Company at any time without penalty prior to the date which is 180 days after the date of issuance of the Note. The Note may be converted by Kodiak at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The Company did not book a beneficial conversion feature in connection with the issuance of the Notes, as terms of the conversion are variable and the ultimate number of shares to be issued upon conversion could not be determined at the date the Notes were issued. As such, upon conversion of the Notes the number of shares will be determined and the Company will evaluate whether or not a beneficial conversion feature exists based on the conversion price compared to the price of the Company’s common stock at the date of issuance of the Notes. The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Annual Report. The Company recorded the original issue discount of $10,000 as debt issuance cost on its balance sheet which is netted against the face value of the Note and will be accreted over the term of the Note. For the year ended December 31, 2015, the Company amortized a total of $574 of the debt issuance cost. As of December 31, 2015, the Note had an outstanding balance of $50,574 and a remaining unamortized debt discount of $9,426.

The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

In August, September and October 2014, the Company’s wholly owned subsidiary, CDx, issued $2,000,000 in convertible subordinated promissory notes (the “Notes”) to accredited investors. The Notes were subordinated to all existing indebtedness of CDx. The annual interest rate of 8% payable semi-annually on December 31 and June 30, in cash or in-kind, at CDx’s sole discretion. The maturity date of the Notes was June 30, 2015.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

In conjunction with the issuance of the Notes, the holders of the Notes are entitled to receive warrants to purchase 2,336,828 shares of common stock at an exercise price of $1.10 per share. The fair value of these warrants as of the date the financing was closed was $187,288 and was recorded as a debt discount and included in convertible notes payable on the consolidated balance sheets.

On February 12, 2015, the notes automatically converted into Series B convertible preferred stock as the result of CDx selling more than $2,500,000 of equity securities in a qualified financing. As a result of this conversion, the Notes and all accrued and unpaid interest which totaled $2,070,072 were converted into 1,881,884 shares of Series B convertible preferred stock. Upon conversion, the remaining balance of the unamortized debt issuance costs of $393,008 was expensed and included in interest expense, net in the consolidated statement of operations for the year ended December 31, 2015.

Note Payable –Related Party

On December 10, 2015, YCIG, Inc. ("YCIG"), an entity owned and controlled by Daniel Yazbeck, who is an officer, director and major shareholder of the Company, entered into a Loan Agreement (the "Loan Agreement") with the Company. The Loan Agreement provides that YCIG loan a minimum of $175,000 to the Company, which amount may be increased to $250,000 at the discretion of YCIG. The Loan Agreement provides that the amounts loaned accrue interest at a rate of 12% per annum and all amounts loaned are due and payable on or before September 29, 2018. The amounts loaned may be prepaid by the Company at any time without penalty. The Loan Agreement provides that in the event of a default, the loan amount becomes immediately due and payable, which may be repaid by the Company in its election in cash or a number of shares of Company common stock equal to four times the amount outstanding at the date of default.

On September 29, 2015, an officer loaned the Company $25,000. The loan is unsecured, non-interest bearing with a fixed transaction fee and a maturity date of December 29, 2015. On December 10, 2015, this loan was rolled over into the YCIG Loan Agreement described above.

10.	Stockholders’ Deficit

Reverse Capitalization

Pursuant to the Merger Agreement, upon consummation of the Merger, each share of CDx’s capital stock issued and outstanding immediately prior to the Merger was converted into the right to receive one (1) share of Company common stock, par value $0.001 per share. Additionally, pursuant to the Merger Agreement, upon consummation of the Merger, the Company assumed all of CDx’s options and warrants issued and outstanding immediately prior to the Merger, 6,069,960 and 7,571,395 shares of common stock, respectively.

Prior to and as a condition to the closing of the Merger, each then-current Company stockholder agreed to sell certain shares of common stock held by such holder to the Company and the then-current Company stockholders retained an aggregate of 1,990,637 shares of common stock.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

Common Stock

On February 23, 2015, the Company effected a 5-for-1 forward stock split of its issued and outstanding shares of common stock. All share and per share amounts for all periods that have been presented in the consolidated financial statements and notes thereto have been adjusted retrospectively, where applicable, to reflect the forward stock split. The Company filed a Certificate of Amendment to its Certificate of Incorporation which made the forward stock split effective and increased the authorized common shares to 375,000,000 shares with a par value $0.001 per share.

In April, and May 2014, the Company issued 4,525,000 shares of its common stock at $0.06 per share for total proceeds of $27,150.

Each share of common stock has the right to one vote. The holders of common stock are entitled to dividends when funds are legally available and when declared by the board of directors.

As a result of the Merger, the Company issued a total of 19,855,295 share of common stock to the shareholders of CDx.

During the year ended December 31, 2015, the Company issued 2,094,787 shares of common stock in exchange for services at a fair value of $1,593,775.

Common Stock Warrants

During the year ended December 31, 2015, the Company converted warrants to purchase 4,974,567 shares of Series B convertible preferred stock into warrants to common stock. The Company agreed to issue warrants to purchase 2,579,692 and 17,136 shares of common stock during the year ended December 31, 2014 and the three months ended March 31, 2015, respectively. No common stock warrants have been exercised or have expired and warrants to purchase 7,571,395 shares of common stock were outstanding as of December 31, 2015.

Preferred Stock

As part of the Merger Agreement, all shares of the Series A and Series B convertible preferred stock converted to common stock, pursuant to the conversion rights.

2014 Equity Incentive Plan

In June 2014, the Company adopted the 2014 Equity Incentive Plan (the “2014 Plan”), and to date, has reserved 6,200,000 shares of common stock for issuance under the 2014 Plan. Under the 2014 Plan, employees, directors or consultants may be granted nonstatutory stock options, stock appreciation rights, restricted stock and restricted stock units to purchase shares of CDx’s common stock. Only employees are eligible to receive incentive stock options (“ISO”) to purchase common stock. Vesting and exercise provisions are determined by the Board of Directors at the time of grant. The options generally expire ten years from the date of grant. ISOs granted to a participant who, at the time the ISO is granted, has more than 10% of the voting power between all classes of stock, will expire five years from the date of grant. Options vest at various rates ranging from immediately to three years. As of December 31, 2015, options to purchase 1,531,412 shares were available under the 2014 Plan for issuance.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

A summary of the Company’s stock option plan for the year ended December 31, 2015 was as follows:

			Weighted
		Weighted	Average
		Average	Remaining
		Exercise	Contractual	Intrinsic
	Shares	Price	Period	Value
Outstanding as of January 1, 2015	1,937,979	0.08	9.5	$-
Granted	4,639,234	0.57
Exercised	(33,333)	0.08
Forfeited or cancelled	(1,917,635)	0.52
Outstanding as of December 31, 2015	4,626,245	0.39	9.0	$780,707
Options vested and exercisable as of December 31, 2015	2,916,801	0.31	8.9	$697,779
Options vested and expected to vest as of December 31, 2015	4,626,245	0.36	9.0	$780,707

The aggregate intrinsic value of options exercised was $15,667 and zero for the years ended December 31, 2015 and 2014, respectively.

Information regarding options outstanding and vested and exercisable as of December 31, 2015 is as follows:

	Options Outstanding			Options Exercisable
Exercise Price	Number Outstanding	Average Remaining Contractual Life (Years)	Weighted-Average Exercise Price	Number Outstanding	Weighted-Average Exercise Price
$0.08	1,774,334	8.5	$0.08	1,585,861	$0.08
$0.55	2,412,048	9.2	$0.55	1,118,159	$0.55
$0.71	414,864	9.9	$0.71	206,531	$0.71
$2.36	25,000	9.4	$2.36	6,250	$2.36
	4,626,245	9.0	$0.39	2,916,801	$0.31

Total employee stock-based compensation expense recognized by the Company for the years ended December 31, 2015 and 2014 was $325,218 and $27,906, respectively. No tax benefits were recognized in the years ended December 31, 2015 and 2014.

Total unrecognized compensation expense from employee stock options as of December 31, 2015 was $378,597 and will be recognized over a weighted average recognition period of 1.6 years.

For the year ended December 31 2015, the Company granted options to non-employees to purchase 579,864 shares of common stock at a weighted average exercise price of $0.60 per share as compared to 435,000 shares of common stock at an exercise price of $0.08 per share for the year ended December, 2014. Stock-based compensation expense related to stock options granted to non-employees was $192,410 for the year ended December 31, 2015 and $159,859 for the year ended December 31, 2014. The Company believes the fair value of the stock options is more reliably measurable than the fair value of the consulting services received. The fair value of the stock options granted is calculated at each reporting date.

Additional Stock Plan Information

The Company’s fair value calculations for stock-based awards under the 2014 Plan were made using the Black-Scholes option pricing model with the weighted-average assumptions set forth in the following table. Volatility is based on historical volatility rates obtained for certain public companies that operate in the same or related businesses as that of the Company since there is no market for or historical volatility data for the Company’s common stock. The risk-free interest rate is determined by using a U.S. Treasury rate for the many uses a simplified method for “plain vanilla” share options in determining the expected term of an employee share option as its equity shares are not publicly traded.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

The following assumptions were used in the estimated grant date fair value calculations for options granted to employees and consultants during the years ended December 31, 2015 and 2014:

	Year Ended December 31,
	2015	2014
Dividend yield	0.0%	0.0%
Volatility	52.5%	50.0%
Average risk-free rate	1.65% - 1.91%	1.70% - 2.50%
Expected term, in years	5.00 - 5.77	4.80 - 10.00

The weighted-average grant date fair value for stock options granted during the years ended December 31, 2015 and 2014 was $0.27 and $0.04 per share, respectively.

11.	Commitments and Contingencies

In May 2014, the Company entered into a six-month lease for office facilities in La Jolla, California. The lease was guaranteed by an officer and director of the Company. The initial monthly rent was $800 per month. In July 2014, the original lease was amended to increase the monthly rent to $1,325 per month. In September 2014, the Company added additional space at this location. The monthly rent for the additional space is $1,280 per month. In October 2014, the Company added additional space at this location. The monthly rent for the additional space is $1,130 per month. The lease term at this location became month-to-month as of December 31, 2014. The Company terminated leases on all of the offices effective March 31, 2015 except one office which was terminated on April 30, 2015.

On April 1, 2015, the Company signed a 31 month lease for approximately 6,200 square feet of office and laboratory space at 6335 Ferris Square, Suite B, San Diego, California. The facility includes approximately 1,500 square feet of laboratory space. Commencement date of the lease is May 1, 2015. Total net rent under this lease is $247,000 and expires on November 30, 2017.

In September 2014, the Company leased additional office space in San Mateo, California for a three-month term. The monthly rent is $1,900 per month. The lease term at this location became month-to-month as of December 31, 2014. In December of 2015, the Company closed this office.

In April 2014, the Company leased office space in San Mateo, California on a month-to-month basis for $750 per month. In September 2015, the Company closed this office.

The annual minimum lease payments under non-cancellable operating leases, including common area maintenance and amortization of leasehold improvements that have an initial or remaining term in excess of one year at December 31, 2015 are due as follows:

2016	$129,324
2017	121,197
Total minimum lease payments	$250,521

Rent expense for the years ended December 31, 2015 and 2014 was $150,312 and $42,871, respectively.

Distribution and License Agreement and Joint Development Agreements

The Company entered into a Distribution and License Agreement with a third-party for the purpose of developing a sensor array to be used in the Company’s product. The Distribution and License Agreement has an initial term of ten years, but can be terminated earlier if the project does not meet the specifications of the Company. The Company will obtain exclusive rights to sell and distribute once a successful sensor prototype is developed. In exchange for a functional prototype, the Company will pay the third-party a 7% royalty on net sales. During the years ended December 31, 2015 and 2014, the Company incurred zero and $10,000 in development costs related to the Distribution and License Agreement, respectively.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

On November 1, 2013, the Company entered into a two-year Joint Development Agreement (the “Agreement”) with an unrelated third-party to develop chemical sensors and peripheral sensing equipment and software for the detection and characterization of cannabis and compounds associated with cannabis.

The Agreement provides for, among other things, any arising intellectual property rights (as defined) outside of the field (as defined), and any arising intellectual property rights relating to improvements to detection materials shall belong to the Joint Venture Developer.

The Agreement also provides that any arising intellectual property rights other than those covered above shall belong to the Company. To the extent that it is necessary to do so to enable the Company to use and exploit its respective arising intellectual property rights, the Joint Developer grants the Company a perpetual, irrevocable, exclusive, and royalty free license (including the right to assign the license and to grant sub-licenses) to use and exploit the Joint Developer’s arising intellectual property rights in the field. Under the terms of the Agreement, either party may cancel the Agreement as the specific tasks provided for in the Agreement have been completed or for causes specifically provided for in the Agreement. During the years ended December 31, 2015 and 2014, the Company has paid the Joint Developer $200,000 and $227,500 for development costs, respectively.

On May 19, 2015, the Company entered into an Exclusive Patent Sublicense Agreement (the “License Agreement”) with Next Dimension Technologies, Inc. (“NDT”). The License Agreement grants the Company a worldwide right to the patents licensed by NDT from the California Institute of Technology. The License Agreement grants both exclusive and non-exclusive patent rights. The license granted in the License Agreement permits the Company to make, have made, use, sell and offer for sale sublicensed products in the field of use. The License Agreement continues until the expiration, revocation, invalidation or enforceability of the rights licensed. The License Agreement provides for the payment of a license fee and royalty payments by CDx to NDT. The License Agreement also contains minimum royalty payments and milestone payments by CDx to NDT. NDT has a right to terminate the License Agreement in the event of an uncured breach by CDx; the insolvency or bankruptcy of CDx; or if CDx does not meet certain productivity milestones. The License Agreement also contains representations, warranties and indemnity obligations for each of CDx and NDT. In connection with the License Agreement, on May 19, 2015, CDx and NDT also executed an Amended Amendment No. 4 (the “Amended Amendment No. 4”) to the Joint Development Agreement, dated as of November 1, 2013, between CDx and NDT, which extended the date of negotiation for the License Agreement through May 19, 2015.

In March 2014, the Company entered into a Joint Venture Agreement with AZ Med Testing (“AZMED”) for the purpose of co-developing a database that will correlate the sensor derived chemical data with end-user derived feedback information. As part of the agreement, AZMED received options to purchase 250,000 shares of common stock in July 2014. AZMED will also receive a perpetual license to the developed software. Any intellectual property that is developed will be shared by the Company and AZMED. During the years ended December 31, 2015 and 2014, the Company incurred zero and $13,937 in costs related to this agreement.

Litigation

In the normal course of business, the Company may be subject to other legal proceedings, lawsuits and other claims. Although the ultimate aggregate amount of probable monetary liability or financial impact with respect to these matters is subject to many uncertainties and is therefore not predictable with assurance, the Company’s management believes that any monetary liability or financial impact to the Company from these other matters, individually and in the aggregate, would not be material to the Company’s financial condition, results of operations or cash flows. However, there can be no assurance with respect to such result, and monetary liability or financial impact to the Company from these other matters could differ materially from those projected.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

12.	Income Taxes

The components of the provision for income taxes are as follows:

	For the year ended December 31,
	2015	2014
Current:
Federal	$-	$-
State	1,375	1,150
	1,375	1,150
Deferred:
Federal	-	-
State	-	-
	-	-
Total provision for (benefit from) income taxes	$1,375	$1,150

Deferred tax assets (liabilities) consist of the following:

	For the year ended December 31,
	2015	2014
Deferred Tax Assets:
Net operating loss carryforwards	$3,306,431	$1,245,414
Research and development credits	134,724	-
Accruals, reserves and other	14,597	11,534
Depreciation and amortization	35,322	-
Stock-based compensation	405,160	-
Total deferred tax asset	3,896,234	1,256,948

Valuation allowance	(3,889,501)	(1,256,948)

Deferred tax liabilities
Depreciation and amortization	(6,733)	-
Net deferred tax assets	$-	$-

Reconciliation of the statutory federal income tax to the Company's effective tax:

	For the year ended December 31,
	2015	2014
	%	%
Statutory federal tax rate	34.00%	34.00%
State taxes, net of federal benefit	-0.02%	-0.03%
Valuation allowance	-32.00%	-30.32%
Other	-2.00%	-3.68%
Provision for income taxes	-0.02%	-0.03%

MyDx, INC.

Notes to Consolidated Financial Statements

continued

Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets of the Company will not be fully realizable for the year ended December 31, 2015 and 2014. Accordingly, management had applied a full valuation allowance against net deferred tax assets as of December 31, 2015 and 2014.

The valuation allowance increased by $2,632,553 and $1,256,948 during the years ended December 31, 2015 and 2014.

As of December 31, 2015, the Company had approximately $8.3 million of federal and $8.3 million of state net operating loss carryforwards available to reduce future taxable income which will begin to expire in 2033 for both federal and state purposes.

As of December 31, 2015, the Company had research & development (“R&D”) credits carryforward of approximately $112,000 and $122,000 for federal and California income tax purposes, respectively. If not utilized, the federal R&D credits carryforward will begin to expire in 2034. The California credits can be carried forward indefinitely.

The Company maintain liabilities for uncertain tax positions. These liabilities involve considerable judgment and estimation and are continuously monitored by management based on the best information available, including changes in tax regulations, the outcome of relevant court cases, and other information. The Company recognizes potential accrued interest and penalties related to unrecognized tax benefits as income tax expense. As of December 31, 2015, the Company's total amount of unrecognized tax benefit was approximately $70,000, of which none affects the effective tax rate. The Company does not expect its unrecognized benefits to change materially over the next 12 months.

The Company is filing income tax returns with the United States federal government, and the state of California. The Company’s tax years 2013 through 2015 will remain open for examination by the federal and state authorities for three and four years, respectively, from the utilization of any net operating loss credits.

The Company accounts for income taxes under the asset and liability method, whereby deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. Management evaluates the need to establish a valuation allowance for deferred tax assets based upon the amount of existing temporary differences, the period in which they are expected to be recovered, and expected levels of taxable income. A valuation allowance to reduce deferred tax assets is established when it is more-likely-than-not that some or all of the deferred tax assets will not be realized. Based on the Company’s net losses in prior years, management has determined that a full valuation allowance against the Company’s net deferred tax assets is appropriate.

Accounting for uncertainty in income taxes prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return and provides guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. The Company has elected to classify interest and penalties as a component of its income tax provision. With respect to the liability for unrecognized tax benefits, including related estimates of penalties and interest, the Company did not record a liability for unrecognized tax benefits as of December 31, 2015 and 2014, respectively. The Company does not expect any changes to its unrecognized tax benefit for the next twelve months that would materially impact its consolidated financial statements.

MyDx, INC.

Notes to Consolidated Financial Statements

continued

13.	Subsequent Events

On February 8, 2016, the Company entered into an Equity Purchase Agreement (the "EPA"), Registration Rights Agreement ("RRA") and Convertible Promissory Note in the original principal amount of $50,000 (the "Note") with Kodiak Capital Group, LLC ("Kodiak").

The EPA provides that the Company may, in its discretion, sell up to $1,000,000 of shares of Company common stock to Kodiak. The sale of shares of Company common stock is subject to the conditions set forth in the EPA, which include, but are not limited to, the Company filing a Registration Statement on Form S-1 to register the shares to be sold to Kodiak and the Registration Statement becoming effective. The purchase price to be paid for the shares will be 70% of the market price for such shares as determined pursuant to the terms set forth in the EPA. The RRA provides that the Company will file a Registration Statement to register up to 4,000,000 shares to be sold to Kodiak pursuant to the EPA, or issued to Kodiak upon conversion of the Note, and that the Company shall use commercially reasonable efforts to file the Registration Statement before March 31, 2016. Pursuant to the terms of the EPA, the Company agreed to issue Kodiak the Note as a commitment fee. The Note must be repaid on or before February 2, 2017. The Note may be prepaid by the Company at any time without penalty. The Note may be converted by Kodiak at any time after August 2, 2016 into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). Any financing pursuant to the EPA is subject to the Company's fulfilling the conditions to sell shares to Kodiak, including the effectiveness of the Registration Statement. The Company cannot provide any assurances that any shares will be sold under the EPA or the prices at which such shares may be sold.

The EPA, RRA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the EPA, RRA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company's reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On March 15, 2016, MyDx, Inc. (the “Company”) entered into Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $55,750 (the “Note”) with Auctus Fund, LLC (“Auctus”) pursuant to which Auctus funded $50,000 to the Company after the deduction of $5,750 of diligence and legal fees. The Note bears interest at the rate of 10% and must be repaid on or before December 15, 2016. The Note may be prepaid by the Company at any time prior to the date which is 180 days after the date of issuance of the Note in an amount equal to 110% of the amount outstanding. The Note may be converted by Auctus at any time into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to this Current Report.

The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

MyDx, Inc.

Up to 18,408,809 Shares of Common Stock

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The expenses relating to the registration of the securities registered hereby will be borne by the registrant. All of such fees and expenses, except for the SEC registration fee, are estimated:

SEC Registration fee	$760.03
Transfer agent’s fees and expenses	3,000.00
Legal fees and expenses	7,500.00
Accounting fees and expenses	20,000.00
Printing and mailing fees and expenses	2,000.00
Total	$34,853.01

Item 14. Indemnification of Directors and Officers

Nevada law and certain provisions of our bylaws under certain circumstances provide for indemnification of our officers, directors and controlling persons against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but this description is qualified in its entirety by reference to our bylaws and to the statutory provisions.

In general, any officer, director, employee or agent may be indemnified against expenses, fines, settlements or judgments arising in connection with a legal proceeding to which such person is a party, if that person’s actions were in good faith, were believed to be in our best interest, and were not unlawful. Unless such person is successful upon the merits in such an action, indemnification may be awarded only after a determination by independent decision of our Board, by legal counsel, or by a vote of the stockholders, that the applicable standard of conduct was met by the person to be indemnified.

The circumstances under which indemnification is granted in connection with an action brought on our behalf is generally the same as those set forth above; however, with respect to such actions, indemnification is granted only with respect to expenses actually incurred in connection with the defense or settlement of the action. In such actions, the person to be indemnified must have acted in good faith and in a manner believed to have been in our best interest, and have not been adjudged liable for negligence or misconduct.

Indemnification may also be granted pursuant to the terms of agreements which may be entered into in the future or pursuant to a vote of stockholders or directors. The statutory provision cited above also grants the power to us to purchase and maintain insurance which protects our officers and directors against any liabilities incurred in connection with their service in such a position, and such a policy may be obtained by us.

A stockholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving any of our directors, officers or employees regarding which indemnification is sought, nor are we aware of any threatened litigation that may result in claims for indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 15. Recent Sales of Unregistered Securities.

Upon the consummation of the Merger, on April 30, 2015, MyDx agreed to issue (i) 19,484,615 shares of common stock to the former CDx shareholders; (ii) 7,571,395 warrants to purchase MyDx shares in exchange for warrants held by the former CDx warrant holders; and (iii) 6,191,000 options to purchase MyDx shares in exchange for options held by the former CDx options holders.

As of July 31, 2014, Andrejs Levaskovics, the Company’s President, Treasurer, sole Director and Secretary had advanced $5,217 to the Company.  This amount is payable upon demand, unsecured, non-interest bearing, has no term.

On May 14, 2013, we offered and sold 3,000,000 shares of common stock to Andrejs Levaskovics, our President, Treasurer, sole Director and Secretary at a purchase price of $0.001 per share, for aggregate proceeds of $3,000.

None of the foregoing transactions involved any underwriters, underwriting discounts or commissions, or any public offering, and the registrant believes the transactions were exempt from the registration requirements of the Securities Act of 1933 in reliance on Section 4(2) thereof and/or, with respect to the issuance of common stock upon conversion of debentures, Section 3(a)(9) thereof, and the rules and regulations promulgated thereunder, as transactions by an issuer not involving a public offering. All recipients of securities disclosed above were accredited or sophisticated and either received adequate information about the registrant or had access, through their relationships with the registrant, to such information. Appropriate legends were affixed to the share certificates and instruments issued in such transactions.

On December 10, 2015, the Company entered into a Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $60,000 (the “Note”) with Kodiak Capital Group, LLC (“Kodiak”) pursuant to which Kodiak funded $50,000 to the Company after the deduction of the $10,000 original issue discount. The Note bears interest at the rate of 12% and must be repaid on or before December 10, 2016. The Note may be prepaid by the Company at any time without penalty prior to the date which is 180 days after the date of issuance of the Note. The Note may be converted by Kodiak at any time after 180 days of the date of issuance into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 16, 2015.

The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On December 22, 2015, the Company completed a financing pursuant to a Securities Purchase Agreement with Adar Bays, LLC (“Adar Bays”) providing for the purchase of two Convertible Promissory Notes in the aggregate principal amount of $220,000, with the first note being in the amount of $110,000, and the second note being in the amount of $110,000 (the “Note” or “Notes”). The Notes contain a 10% original issue discount such that the purchase price of each Note is $100,000. The first Note was funded on December 22, 2015. The second Note shall initially be paid for by the issuance of an offsetting $100,000 collateralized secured note issued by Adar Bays to the Company due and payable on August 21, 2016. The funding of the second Note is subject to certain conditions as described in the second Note, and the Company may reject the closing of the second Note in its discretion. The Notes bear interest at the rate of 8% per annum; are due and payable on December 21, 2017; and may be converted by Adar Bays at any time after the date which is six months of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Notes) calculated at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The Notes may be prepaid by the Company at any time prior to 180 days after the date of issuance of the Notes subject to the payment of prepayment penalties as described in the Notes. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement and Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2015. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

On December 22, 2015, the Company completed a financing pursuant to a Securities Purchase Agreement with Union Capital, LLC (“Union Capital”) providing for the purchase of two Convertible Promissory Notes in the aggregate principal amount of $220,000, with the first note being in the amount of $110,000, and the second note being in the amount of $110,000 (the “Note” or “Notes”). The Notes contain a 10% original issue discount such that the purchase price of each Note is $100,000. The first Note was funded on December 22, 2015. The second Note shall initially be paid for by the issuance of an offsetting $100,000 collateralized secured note issued by Union Capital to the Company due and payable on August 21, 2016. The funding of the second Note is subject to certain conditions as described in the second Note, and the Company may reject the closing of the second Note in its discretion. The Notes bear interest at the rate of 8% per annum; are due and payable on December 21, 2017; and may be converted by Union Capital at any time after the date which is six months of the date of issuance into shares of Company common stock at a conversion price equal to 60% of the market price (as determined in the Notes) calculated at the time of conversion. The Notes also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Notes in the event of such defaults. The Notes may be prepaid by the Company at any time prior to 180 days after the date of issuance of the Notes subject to the payment of prepayment penalties as described in the Notes. The foregoing is only a brief description of the material terms of the Securities Purchase Agreement and Notes, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements which are filed as exhibits to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on December 24, 2015. The issuance of the Notes was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Notes was an accredited investor.

On February 6, 2016, MyDx, Inc. (the “Company”) entered into an Equity Purchase Agreement (the “EPA”), Registration Rights Agreement (“RRA”) and Convertible Promissory Note in the original principal amount of $50,000 (the “Note”) with Kodiak Capital Group, LLC (“Kodiak”). Pursuant to the terms of the EPA, the Company agreed to issue Kodiak the Note as a commitment fee. The Note must be repaid on or before February 2, 2017. The Note may be prepaid by the Company at any time without penalty. The Note may be converted by Kodiak at any time after August 2, 2016 of the date of issuance into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The Note also contains certain representations, warranties, covenants and events of default, and increases in the amount of the principal under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such description is qualified in their entirety by reference to the Note which is filed as an exhibit to the Company’s Current Report on Form 8-K filed on February 9, 2016. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On March 15, 2016, the Company entered into Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $55,750 (the “Note”) with Auctus Fund, LLC (“Auctus”) pursuant to which Auctus funded $50,000 to the Company after the deduction of $5,750 of diligence and legal fees. The Note bears interest at the rate of 10% and must be repaid on or before December 15, 2016. The Note may be prepaid by the Company at any time prior to the date which is 180 days after the date of issuance of the Note in an amount equal to 110% of the amount outstanding. The Note may be converted by Auctus at any time into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to the Company’s Current Report on Form 8-K filed on March 18, 2016. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

On May 6, 2016, the Company entered into Securities Purchase Agreement (the “SPA”) and Convertible Promissory Note in the original principal amount of $55,750 (the “Note”) with Auctus Fund, LLC (“Auctus”) pursuant to which Auctus funded $50,000 to the Company after the deduction of $5,750 of diligence and legal fees. The Note bears interest at the rate of 10% and must be repaid on or before February 6, 2017. The Note may be prepaid by the Company at any time prior to the date which is 180 days after the date of issuance of the Note in an amount equal to 110% of the amount outstanding. The Note may be converted by Auctus at any time into shares of Company common stock at a conversion price equal to 50% of the market price (as determined in the Note). The SPA and Note also contain certain representations, warranties, covenants and events of default, and increases in the amount of the principal and interest rates under the Note in the event of such defaults. The foregoing is only a brief description of the material terms of the SPA and Note, and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the agreements and their exhibits which are filed as an exhibit to the Company’s Current Report on Form 8-K filed on May 9, 2016. The issuance of the Note was made in reliance on the exemption provided by Section 4(2) of the Securities Act for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act. The Company’s reliance upon Section 4(2) of the Securities Act in issuing the securities was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there was only one recipient; (c) there were no subsequent or contemporaneous public offerings of the securities by the Company; (d) the securities were not broken down into smaller denominations; (e) the negotiations for the issuance of the securities took place directly between the individual and the Company; and (f) the recipient of the Note was an accredited investor.

Item 16. Exhibits

(a)	Exhibits.

See the Exhibit Index on the page immediately following the signature page of this registration statement for a list of exhibits filed as part of this registration statement, which Exhibit Index is incorporated herein by reference.

(b)	Financial Statement Schedules.

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the consolidated financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) For the purpose of determining liability under the Securities Act to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on May 10, 2016.

MyDx, Inc.

By:	/s/ Daniel R. Yazbeck
Daniel R. Yazbeck
Chief Executive Officer

Each person whose signature appears below hereby constitutes and appoints Daniel R. Yazbeck as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement, including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ DANIEL R. YAZBECK	Chairman, Chief Executive Officer, and	May 10, 2016
Daniel R. Yazbeck	Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of April 9, 2015, by and among the Company, CDX Merge, Inc. and CDx, Inc.(1)
3.1	Articles of Incorporation (6)
3.2	Amendment to Articles of Incorporation (2)
3.3	Bylaws (6)
5.1	Opinion of The Doney Law Firm(11)
10.1	Joint Development Agreement, dated as of November 1, 2013, by and between CDx, Inc. and Next Dimension Technologies, Inc. (3)(4)
10.2	Patent Assignments, dated as of July 2, 2014, by and between CDx, Inc. and Richard Rouse.(4)
10.3	Employment Agreement, dated as of October 15, 2014, between CDx and Daniel Yazbeck (4)
10.4	Form of Series A Preferred Investor Rights Agreement, dated as of March 2014, by and among CDx and the investors party thereto. (4)
10.5	Form of Series B Preferred Stock and Warrant Purchase Agreement, dated as of October 2014, by and between CDx and the investors party thereto. (4)
10.6	Form of Registration Rights Agreement, dated as of October 2014, by and among CDx and the investors party thereto. (4)
10.7	Form of Series B Preferred Warrant (4)
10.8	2014 Equity Incentive Plan (4)
10.9	Office Lease dated April 1, 2015 (4)
10.10	Amendment No. 1 dated April 21, 2014 to Joint Development Agreement, dated as of November 1, 2013, by and between CDx, Inc. and Next Dimension Technologies, Inc.(3)(5)
10.11	Amendment No. 2 dated July 1, 2014 to Joint Development Agreement, dated as of November 1, 2013, by and between CDx, Inc. and Next Dimension Technologies, Inc.(3)(5)
10.12	Amendment No. 3 dated March 23, 2015 to Joint Development Agreement, dated as of November 1, 2013, by and between CDx, Inc. and Next Dimension Technologies, Inc.(3)(5)
10.13	Amendment No. 4 dated May 1, 2015 to Joint Development Agreement, dated as of November 1, 2013, by and between CDx, Inc. and Next Dimension Technologies, Inc.(5)
10.14	Amendment No. 5 dated May 5, 2015 to Joint Development Agreement, dated as of November 1, 2013, by and between CDx, Inc. and Next Dimension Technologies, Inc. (3)(5)
10.15	Exclusive Patent Sublicense Agreement dated April 24, 2015 between CDx, Inc. and Next Dimension Technologies, Inc. (7)
10.16	Amended Amendment No. 4 dated May 19, 2015 to Joint Development Agreement, dated as of November 1, 2013, between CDx, Inc. and Next Dimension Technologies, Inc. (7)
10.17	Offer Letter with Mr. Martinez dated September 9, 2015 (8)
10.18	Supply Agreement dated April 24, 2015 between CDx, Inc. and Next Dimension Technologies, Inc . (3) (9)
10.19	Securities Purchase Agreement dated December 10, 2015 with between the Company and Kodiak Capital Group, LLC (10)
10.20	Convertible Promissory Note in the amount of $60,000 dated December 10, 2015 issued by the Company to Kodiak Capital Group, LLC (10)
10.21	Loan Agreement dated December 10, 2015 with YCIG, Inc. (10)
10.22	Securities Purchase Agreement dated December 21, 2015 between the Company and Adar Bays, LLC (12)
10.23	First Convertible Promissory Note in the amount of $110,000 dated December 21, 2015 issued by the Company to Adar Bays, LLC (12)
10.24	Second Convertible Promissory Note in the amount of $110,000 dated December 21, 2015 issued by the Company to Adar Bays, LLC (12)
10.25	Collateralized Secured Promissory Note in the amount of $100,000 dated December 21, 2015 issued by Adar Bays, LLC to the Company (12)
10.26	Securities Purchase Agreement dated December 21, 2015 between the Company and Union Capital, LLC (12)
10.27	First Convertible Promissory Note in the amount of $110,000 dated December 21, 2015 issued by the Company to Union Capital, LLC (12)
10.28	Second Convertible Promissory Note in the amount of $110,000 dated December 21, 2015 issued by the Company to Union Capital, LLC (12)
10.29	Collateralized Secured Promissory Note in the amount of $100,000 dated December 21, 2015 issued by Union Capital, LLC to the Company (12)
10.30	Equity Purchase Agreement dated February 2, 2016 with Kodiak Capital Group, LLC (13)
10.31	Registration Rights Agreement dated February 2, 2016 with Kodiak Capital Group, LLC (13)
10.32	Convertible Promissory Note in the principal amount of $50,000 dated February 2, 2016 with Kodiak Capital Group, LLC (13)
10.33	Securities Purchase Agreement dated February 26, 2016 with between the Company and Kodiak Capital Group, LLC(14)
10.34	Convertible Promissory Note in the amount of $60,000 dated February 26, 2016 issued by the Company to Kodiak Capital Group, LLC(14)
10.35	Securities Purchase Agreement dated March 15, 2016 between the Company and Auctus Fund, LLC(15)
10.36	Convertible Promissory Note in the principal amount of $55,750 dated March 15, 2016 issued by the Company to Auctus Fund, LLC(15)
10.37	MyDx Affiliate Program Agreement dated April 1, 2016 with Nanolux Technology, Inc.(16)(17)
10.38	Securities Purchase Agreement dated May 6, 2016 between the Company and Auctus Fund, LLC(18)
10.39	Convertible Promissory Note in the principal amount of $55,750 dated May 6, 2016 issued by the Company to Auctus Fund, LLC(18)

14.1	Code of Ethics (4)
23.1	Consent of Burr Pilger Mayer, Inc. dated May 10, 2016*
23.3	Consent of The Doney Law Firm (contained in Exhibit 5.1)
24.1	Power of Attorney (contained in the signature page)
101	The following materials from our Annual on Form 10-K for the period ended December 31, 2015 formatted in Extensible Business Reporting Language (XBRL).*

*	Filed herewith

(1)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 14, 2015.
(2)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on April 29, 2015.
(3)	The Company has requested confidential treatment for portions of this agreement. Accordingly, certain portions of this agreement have been omitted in the version filed with this report and such confidential portions have been filed with the Securities and Exchange Commission.
(4)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 5, 2015.
(5)	Incorporated by reference to the Company’s Form 8-K/A filed with the SEC on May 19, 2015.
(6)	Incorporated by reference to the Company’s Form S-1 filed with the SEC on October 15, 2013.
(7)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on May 26, 2015.
(8)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on September 14, 2015.
(9)	The Company has requested confidential treatment for portions of this agreement. Accordingly, certain portions of this agreement have been omitted in the version filed with this report and such confidential portions have been filed with the Securities and Exchange Commission.
(10)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 16, 2015.
(11)	Incorporated by reference to the Company’s Pre-Effective Amendment No. 2 to Form S-1/A filed with the SEC on December 23, 2015.
(12)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on December 24, 2015.
(13)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on February 9, 2016.
(14)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on February 29, 2016.
(15)	Incorporated by reference to the Company’s Form 8-K filed with the SEC on March 18, 2016.
(16)	The Company has requested confidential treatment for portions of this agreement. Accordingly, certain portions of this agreement have been omitted in the version filed with this report and such confidential portions have been filed with the Securities and Exchange Commission.
(17)	Incorporated by reference to the Company’s Form 10-K filed with the SEC on April 27, 2016.
(18)	Incorporated by reference to the Company’s Form 10-K filed with the SEC on May 9, 2016.